UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material pursuant to §240.14a-12

BEST BUY CO., INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

BEST BUY CO., INC.
7601 Penn Avenue South
Richfield, Minnesota 55423

NOTICE OF 2013 REGULAR MEETING OF SHAREHOLDERS

Time:	9:30 a.m., Central Time, on Thursday, June 20, 2013
Place:	Best Buy Corporate Campus — Theater 7601 Penn Avenue South Richfield, Minnesota 55423
Internet:	Attend the Regular Meeting of Shareholders online, including submitting questions, at www.proxyvote.com or www.virtualshareholdermeeting.com/bby.
Items of Business:	1.
To elect the four Class 2 directors listed herein to serve on our Board of Directors for a term of two years and ratify two Class 1 directors listed herein to serve on our Board of Directors for a term of one year.

	2.	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending February 1, 2014.
	3.	To conduct an advisory vote to approve our named executive officer compensation.
	4.	To vote on management's proposal to amend and restate our Amended and Restated By-laws in order to implement declassification of our Board of Directors.
	5.	To transact such other business as may properly come before the meeting.
Record Date:	You may vote if you were a shareholder of record of Best Buy Co., Inc., or if you held shares through a broker or other nominee as of the close of business on Monday, April 22, 2013.
Proxy Voting:	Your vote is important. You may vote via proxy as a shareholder of record:
		1.	By visiting www.proxyvote.com on the Internet;
		2.	By calling (within the U.S. or Canada) toll-free at 1-800-690-6903; or
		3.	By signing and returning your proxy card, if you have received paper materials.
For shares held through a broker, bank or other nominee, you may vote by submitting voting instructions to your broker, bank or other nominee.
Regardless of whether you expect to attend the meeting in person, please vote your shares in one of the ways outlined above.

By Order of the Board of Directors

Minneapolis, Minnesota	Keith J. Nelsen
May 8, 2013	Secretary

BEST BUY CO., INC.
7601 Penn Avenue South
Richfield, Minnesota 55423

Dear Fellow Shareholders,

This past year was a tumultuous one for Best Buy, by any measure.

It began with one chief executive and ended with another; saw the departure of several long-time executives and the introduction of several new ones; and, was the year in which our founder left the Company in an effort to take it private and, nine months later, became Chairman Emeritus in what was a clear signal of his support for the direction in which Best Buy is heading and the harmony with which he and senior management are now able to operate.

This past year was also significant because it was when the Company decided to take charge of its destiny, take on “showrooming” and declare it dead at the hands of our industry-leading Low Price Guarantee. In fact, if one were to sum it up, 2012 was the year in which the Company rejected the notion of “industry headwinds” and acknowledged that the Company's declining comparative sales and margins were due to its failure to execute. In the end, this was the year Best Buy began to Renew Blue.

Along the way the Board made several key decisions. Some received shareholder support and others did not. In the latter category fell our decision to offer our former CEO, Brian Dunn, a severance package. Many felt that the Company offered Mr. Dunn more than he was entitled to and that the payments did not accurately reflect his business performance in the previous year. This feedback ultimately took the form of a shareholder vote of “no” on "Say on Pay." It is fair to say that the Board and I have heard these concerns and take them into full account when determining future remuneration for senior executives.

In the middle of these tumultuous times, the Board also made the critical decision to extend continuity awards to key executives. Though we were being ably led at the time by our interim CEO, Mike Mikan, he was the interim chief executive. His ability to recruit and retain at the senior level was severely limited and the exposure the Company faced in losing key talent was enormous. The Board needed to act quickly, which is why the Compensation Committee approved a round of continuity grants needed to keep the Company running until a permanent CEO could be identified and put into place.

Another decision, one that resulted in a good outcome for all parties, was our determination to engage our founder, Richard Schulze, in good-faith discussions about his desire to buy the Company and take it private. While this triggered rounds of public speculation, rumor and conjecture the likes of which are rarely seen in corporate America, I think all reasonable observers would agree that we are now able to move forward with Dick once again acting as a strong and insightful voice inside our Company, supportive of where we are going and determined to lend his experience and talent to getting us there.

Finally, the Board made a decision about a permanent CEO. After an exhaustive search, we found a new CEO, Hubert Joly. He was as enthusiastic about joining Best Buy as we were to have him, and the merit of the Board's decision is evident in the hundreds of decisions, large and small, Hubert has made in the months since he started.

Most notably, Hubert stood up before shareholders and analysts in the middle of November, only ten weeks after he formally joined Best Buy, and shared his diagnosis of the Company's strengths and weaknesses and what he and his executive team intended to do about it. It was there that he laid out the Five Pillars of Renew Blue. Since then, he has systematically set out to demonstrate material movement on each of those pillars.

There are three areas in which the most visible and meaningful movement have occurred:

1)
Rejuvenating the Customer Experience: We announced our Low Price Guarantee, designed to address one of the top reasons customers coming to our website or stores did not purchase — and at the core of the “showrooming” phenomena.

This new policy gets to the heart of consumer price perception and is critical to our efforts to improve comparative store sales. To the extent that there is an impact to margins, we are covering it through greater efficiencies throughout our business.

2)
Working with Vendor Partners to Innovate and Drive Value: Behind the scenes we have made great progress in this area. The recent announcement with Samsung is proof of our determination to develop innovative, high-value partnerships with key vendors.

Many of our vendors are giants in the consumer electronics industry, spending billions in R&D. Without us, they would have few places in which their products could be showcased and explained by knowledgeable, impartial sales associates. With an increased focus on vendor relationships, our online and retail footprint becomes more and more valuable and our customers are better served.

3)
Increasing Return on Invested Capital for Shareholders: We have multiple opportunities to improve ROIC. One of our biggest commitments was to reduce SG&A expense by hundreds of millions of dollars and reduce Cost of Goods Sold by a nearly equal amount. During the fiscal 2013 Q4 earnings call, we announced $150 million in cost reduction initiatives had been enacted, and we indicated then that this was just a down payment on much more to come.

As part of this effort, we are removing management layers and complexity from our business, allowing us to act more nimbly and spend far less money.

There are many other areas of positive movement I could point to: our unique customer promise ("The latest devices and services in one place; knowledgeable, impartial advice; competitive prices; the ability to shop when and where a customer wants; and, support for the life of the product"), our meaningful online growth, high employee engagement and great success in attracting and retaining top talent, including a world-class Chief Administrative and Financial Officer, Sharon McCollam.

Yes, this past year started off with great challenge, but it has ended with even greater promise.

Our sales associates are known within the Company as “Blue Shirts” for the uniforms they proudly wear. It was for them that we named our transformation efforts “Renew Blue” and it is for them — and with them — that we will return this Company to its place of preeminence, making it the preferred authority and destination for technology products and services.

Thank you for your continued belief in Best Buy.

Hatim A. Tyabji
Chairman of the Board
Best Buy Co., Inc.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE REGULAR MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 20, 2013:
This Notice of 2013 Regular Meeting of Shareholders and Proxy Statement and our Transition Report on Form 10-K for the fiscal year ended February 2, 2013, are available at www.proxyvote.com.
Help us make a difference by eliminating paper proxy mailings to your home or business. As permitted by rules adopted by the U.S. Securities and Exchange Commission ("SEC"), we are furnishing proxy materials to our shareholders primarily via the Internet. On or about May 8, 2013, we mailed to our shareholders a Notice of Internet Availability containing instructions on how to access our proxy materials, including our proxy statement and our annual report. The Notice of Internet Availability also includes instructions to access your form of proxy to vote via the Internet or by telephone. Other shareholders, in accordance with their prior requests, have received e-mail notification of how to access our proxy materials and vote via the Internet, or have been mailed paper copies of our proxy materials and proxy card.

Internet distribution of our proxy materials is designed to expedite receipt by our shareholders, lower the cost of the Regular Meeting of Shareholders and conserve precious natural resources. However, if you would prefer to receive paper proxy materials, please follow the instructions included in the Notice of Internet Availability. If you have previously elected to receive our proxy materials electronically, you will continue to receive email notification with instructions to access these materials via the Internet unless you elect otherwise.

ATTENDING THE REGULAR MEETING OF SHAREHOLDERS

Attending in person

•	Doors open at 9:00 a.m. Central Time

•	Meeting starts at 9:30 a.m. Central Time

•	You do not need to attend the meeting to vote if you submitted your proxy in advance of the meeting

•	Security measures may include bag search, bag scan, metal detector and hand-wand search

•	The use of cameras and recording devices is prohibited

Attending and participating via the Internet

•	Webcast starts at 9:30 a.m. Central Time

•	Shareholders may vote and submit questions while attending the meeting via the Internet

•	Instructions on how to attend and participate via the Internet, including how to demonstrate proof of stock ownership, are posted at www.proxyvote.com

•	You may directly link to the virtual shareholder forum and virtual shareholder meeting at www.virtualshareholdermeeting.com/bby

•	Anyone can view the meeting live via the Internet at www.investors.bestbuy.com

•	Webcast replay will be available until June 27, 2013

BEST BUY CO., INC.
7601 Penn Avenue South
Richfield, Minnesota 55423
_______________________________________________________________________________

PROXY STATEMENT
_______________________________________________________________________________

REGULAR MEETING OF SHAREHOLDERS — JUNE 20, 2013

GENERAL INFORMATION

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors ("Board") of Best Buy Co., Inc. ("Best Buy," "we," "us," "our" or the "Company") to be voted at our 2013 Regular Meeting of Shareholders (the "Meeting") to be held on Thursday, June 20, 2013, at 9:30 a.m., Central Time, at the Best Buy Corporate Campus — Theater, 7601 Penn Avenue South, Richfield, Minnesota, 55423 and on the Internet at www.proxyvote.com or www.virtualshareholdermeeting.com/bby, or at any postponement or adjournment of the Meeting. The proxy materials, including the proxy statement, our annual report and form of proxy, were either made available to you over the Internet or mailed to you beginning on or about May 8, 2013.

Background

What is the purpose of the Meeting?

At the Meeting, shareholders will vote on the items of business outlined in the Notice of 2013 Regular Meeting of Shareholders ("Meeting Notice") included as the cover page to this proxy statement. In addition, management will report on our business and respond to questions from shareholders.

Why did I receive this proxy statement and a proxy card or the Notice of Internet Availability?

You received this proxy statement and a proxy or the Notice of Internet Availability because you owned shares of Best Buy common stock as of April 22, 2013, the record date for the Meeting, and are entitled to vote on the items of business at the Meeting. This proxy statement describes the items of business that will be voted on at the Meeting and provides information on these items so that you can make an informed decision.

Who may vote?

In order to vote at the Meeting, you must be a shareholder of record of Best Buy as of April 22, 2013, which is the record date for the Meeting. If your shares are held in "street name" (that is, through a bank, broker or other nominee), you will receive instructions from the shareholder of record that you must follow in order for your shares to be voted as you choose.

When is the record date?

The Board has established April 22, 2013, as the record date for the Meeting.

How many shares of Best Buy common stock are outstanding?

As of the record date, there were 339,695,191 shares of Best Buy common stock outstanding. There are no other classes of capital stock outstanding.

Voting Procedure

On what items of business am I voting?

You are being asked to vote on the following items of business:

1.	The election of the four Class 2 directors listed herein for a term of two years expiring in 2015 and the ratification of two Class 1 directors listed herein for a term of one year expiring in 2014;

2.	The ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending February 1, 2014;

3.	The advisory vote to approve our named executive officer compensation;

4.	The management proposal to amend and restate our Amended and Restated By-laws in order to implement declassification of our Board of Directors; and

5.	Such other business as may properly come before the Meeting.

How does the Board recommend that I vote?

Our Board recommends that you vote your shares:

•	“FOR” the election and ratification of directors as set forth in this proxy statement;

•	“FOR” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending February 1, 2014;
·

•	“FOR” the non-binding approval of our named executive officer compensation; and

•	“FOR” the approval of the amendment to and restatement of our Amended and Restated By-laws to implement declassification of our Board of Directors.

If you are a record holder and you sign and submit your proxy card without indicating your voting instructions, your shares will be voted as indicated above.

How do I vote?

If you are a shareholder of record (that is, if your shares are owned in your name and not in "street name"), you may vote:

•	Via the Internet at www.proxyvote.com;

•	By telephone (within the U.S. or Canada) toll-free at 1-800-690-6903;

•	By signing and returning the enclosed proxy card if you have received paper materials; or

•	By attending the Meeting and voting in person.

If your shares are held in a brokerage account by a broker, bank or other nominee, you should follow the voting instructions provided by your broker, bank or other nominee.

If you wish to vote by telephone, you must do so before 11:59 p.m., Eastern Time, on Wednesday, June 19, 2013. After that time, telephone voting will not be permitted, and a shareholder of record wishing to vote must submit a signed proxy card or vote in person or via the Internet. Shareholders can vote in person or via the Internet during the Meeting. Shareholders of record will be on a list held by the inspector of elections. "Street name" shareholders, also known as beneficial owners, must obtain a proxy from the institution that holds their shares, whether it is their brokerage firm, a bank or other nominee, and present it to the inspector of elections with their ballot in order to vote at the Meeting. Shareholders attending via the Internet will need to follow the instructions at www.proxyvote.com or www.virtualshareholdermeeting.com/bby in order to vote or submit questions at the Meeting. Voting in person or via the Internet by a shareholder during the Meeting will replace any previous votes submitted by proxy.

In accordance with the rules of the SEC, we are making available to all shareholders who have not affirmatively opted to receive paper materials, all of their proxy materials via the Internet. However, you may opt to receive paper copies of proxy materials, at no cost to you, by following the instructions contained in the Notice of Internet Availability that we have mailed to all shareholders. We encourage you to take advantage of the option to vote your shares electronically through the Internet or by telephone. Doing so will result in cost savings for the Company.

How are my voting instructions carried out?

When you vote via proxy, you appoint the Chairman of the Board, Hatim A. Tyabji, and the Secretary of the Company, Keith J. Nelsen, (collectively, the "Proxy Agents") as your representatives to vote at the Meeting. The Proxy Agents will vote your shares at the Meeting, or at any postponement or adjournment of the Meeting, as you have instructed them on the proxy card. If you return a properly executed proxy card without specific voting instructions, the Proxy Agents will vote your shares in accordance with the Board's recommendations as disclosed in this proxy statement. If you submit a proxy, your shares will be voted regardless of whether you attend the Meeting. Even if you plan to attend the Meeting, it is advisable to vote your shares via proxy in advance of the Meeting in case your plans change.

If an item properly comes up for vote at the Meeting, or at any postponement or adjournment of the Meeting, that is not described in the Meeting Notice, including adjournment of the Meeting and any other matters incident to the conduct of the Meeting, the Proxy Agents will vote the shares subject to your proxy in their discretion. Discretionary authority for them to do so is contained in the proxy.

How many votes do I have?

You have one vote for each share you own, and you can vote those shares for each item of business to be addressed at the Meeting.

How many shares must be present to hold a valid Meeting?

For us to hold a valid Meeting, we must have a quorum, which means that a majority of the outstanding shares of our common stock that are entitled to vote are present or represented by proxy at the Meeting. Your shares will be counted as present at the Meeting if you:

•	Vote via the Internet or by telephone;

•	Properly submit a proxy card (even if you do not provide voting instructions); or

•	Attend the Meeting in person.

Broker non-votes, as defined below, will be included in determining the presence of a quorum at the Meeting so long as there is at least one routine matter which the broker, bank or other nominee can vote on, as is the case with the Meeting. In addition, abstentions on any matter are included in determining the presence of a quorum.

How many votes are required to approve an item of business and what are the effects of abstentions and broker non-votes on the voting results?

Pursuant to our Amended and Restated Articles of Incorporation and our Amended and Restated By-laws, each item of business to be voted on by the shareholders at the meeting, with the exception of Item 1 and Item 4, requires the affirmative vote of the holders of a majority of the voting power of the shares of Best Buy common stock present at a meeting and entitled to vote. Item 1, the election of directors, requires the affirmative vote of a majority of votes cast with respect to the director. Item 4, management's proposal to amend Section I, Article III of the Company's Amended and Restated By-laws requires an affirmative vote of at least sixty-six and two-thirds percent (66-2/3%) of our outstanding shares entitled to vote.

Under the rules of the New York Stock Exchange (“NYSE”), if you are a beneficial owner of shares and you do not provide your voting instructions to your broker, bank or nominee, that firm has discretion to vote your shares for certain routine matters. The ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm is considered a routine matter under NYSE rules. On the other hand, your broker, bank or nominee does not have discretion to vote your shares for non-routine matters.The election of directors, the advisory vote related to executive compensation, and management's proposal to amend the Company's Amended and Restated By-laws are not considered routine matters under NYSE rules.

When a broker, bank or nominee votes a beneficial owner's shares on certain but not all of the proposals, because it is unable to vote due to the beneficial owner's failure to provide voting instructions on a matter as to which the broker, bank or nominee has no discretion to vote otherwise, the missing votes are referred to as “broker non-votes.”

Abstentions will have the same effect as votes against Items 2, 3, and 4 described in this proxy statement, but will have no effect on Item 1. Broker non-votes will have no effect on Items 1 and 3, but will have the same effect as a vote against Item 4.

What if I change my mind after I vote via proxy?

If you are a shareholder of record, you may revoke your proxy at any time before your shares are voted by:

•	Submitting a later-dated proxy prior to the Meeting (by mail, Internet or telephone);

•	Voting in person at the Meeting (attendance will not, by itself, revoke a proxy); or

•	Providing timely written notice of revocation to Best Buy's Secretary at our principal office.

If your shares are held in a brokerage account by a broker, bank or other nominee, you should follow the instructions provided by your broker, bank or other nominee.

Where can I find the voting results of the Meeting?

We plan to publish the final voting results in a Current Report on Form 8-K ("Form 8-K") filed within four business days of the Meeting. If final voting results are not available within the four business day timeframe, we plan to file a Form 8-K disclosing preliminary voting results within the required four business days, to be followed as soon as practicable by an amendment to the Form 8-K containing final voting results.

Proxy Solicitation

How are proxies solicited?

We expect to solicit proxies primarily by Internet and mail, but our directors, officers, other employees and agents may also solicit proxies in person, by telephone, through electronic communication and by facsimile transmission. We will request that brokerage firms, banks, other custodians, nominees, fiduciaries and other representatives of shareholders forward the Notice of Internet Availability and, as applicable, the proxy materials and annual reports themselves, to the beneficial owners of our common stock. Our directors and employees do not receive additional compensation for soliciting shareholder proxies. We have retained Georgeson Inc. to act as our proxy solicitor for a fee estimated to be $25,000, plus reimbursement of out-of-pocket expenses.

Who will pay for the cost of soliciting proxies?

We pay all of the costs of preparing, printing and distributing our proxy materials and of our proxy solicitor, Georgeson, Inc., as described above. We will reimburse brokerage firms, banks and other representatives of shareholders for reasonable expenses incurred as defined in the NYSE schedule of charges.

How can multiple shareholders sharing the same address request to receive only one set of proxy materials and other investor communications?

You may elect to receive future proxy materials, as well as other investor communications, in a single package per address. This practice, known as "householding," is designed to reduce our paper use, and printing and postage costs. To make the election, please indicate on your proxy card under "Householding Election" your consent to receive such communications in a single package per address. Once we receive your consent, we will send a single package per household until you revoke your consent or request separate copies of our proxy materials by notifying our Investor Relations Department in writing at 7601 Penn Avenue South, Richfield, MN, 55423, or by telephone at 612-291-6147. We will start sending you individual copies of proxy materials and other investor communications following receipt of your revocation.

Can I receive the proxy materials electronically?

Yes. All shareholders may access our proxy materials electronically via the Internet. We encourage our shareholders to access our proxy materials via the Internet because it reduces the expenses for, and the environmental impact of, our shareholder meetings. You may opt to receive paper copies of proxy materials, including our Transition Report, proxy statement, and proxy card at no cost to you, by following the instructions on your Notice of Internet Availability.

An electronic version of this proxy statement is posted on our website at www.investors.bestbuy.com — select the "SEC Filings" link or the "Annual Reports and Proxy Statements " link.

Additional Information

Where can I find additional information about Best Buy?

Our reports on Forms 10-K, 10-Q and 8-K, and other publicly available information should be consulted for other important information about Best Buy. You can also find additional information about us on our website at www.investors.bestbuy.com.

PROXY SUMMARY

It is well known that Best Buy had a tumultuous year, one in which the Company and its Board faced, and responded to, a range of unusual and difficult circumstances. In an effort to give context to this proxy statement and the decisions reflected herein, our Chairman has written a letter to all shareholders which is provided to you with this proxy statement.

As is made clear in that letter, the Board made a number of decisions in the context of the events of last year, as discussed more fully in this proxy statement:

Governance. Consistent with its ongoing commitment to best practices in corporate governance, the Board chose to take action during the year to strengthen its governance practices. First, in determining who to appoint as its new Chairman, the Board chose an independent director, Hatim A. Tyabji, the first independent Chairman in the Company's history. The Board further chose to support a shareholder proposal to declassify its Board structure at its 2012 Regular Meeting of Shareholders. Upon passage of that advisory proposal, the Board committed to implementing declassification, as evidenced by Item 4, management's proposal to amend our Amended and Restated By-laws, included in this proxy statement.

Appointment of a New Chief Executive Officer. The Board also did the critical work of identifying, recruiting and appointing a new Chief Executive Officer (“CEO”), Hubert Joly. Mr. Joly has worked to build an executive team, establish a strategy to transform Best Buy and begin implementation of that strategy. The early results of that work have been promising, through improved business performance, disciplined cost control and a recent resurgence in our share price.

Positive Resolution with Our Founder. The Board undertook the important work of addressing the highly-publicized interest by our founder, Richard M. Schulze, in taking the Company private. The hard work undertaken by all sides in this matter led to a reconciliation between Mr. Schulze and the Company in support of current management and the nomination by him of two directors to the Board, both of whom are currently on the Board and will stand for election at this year's Meeting. The return of our founder and largest shareholder in his role as Chairman Emeritus will allow Mr. Schulze to advise and support the Company.

Executive Compensation. The Board also had to make a number of compensation-related decisions, which are discussed in detail in Executive and Director Compensation — Compensation Discussion and Analysis (our "CD&A"). These decisions fall into two distinct categories:

•
Decisions to Address the Crisis. The first category comprises decisions made in response to the crisis, which reflect the difficult balance of interests the Board had to weigh given the extraordinary circumstances it faced.

•
Decisions to Drive Future Performance. This second category deals with decisions made in an effort to drive the progress of the Company going forward, through which the Company has affirmed its commitment to market-based and performance-driven compensation.

It is in the context of these circumstances and actions that we ask shareholders to consider and vote on the following shareholder items:

Item 1: Election of Directors
We have four Class 2 director nominees standing for election and two Class 1 director nominees standing for ratification by our shareholders this year. You will find information about all of our directors' qualifications and experience within Item 1. All of our director nominees have unique skills, proven leadership, sound judgment and integrity.

Item 2: Ratification of Appointment of our Accounting Firm
We are asking our shareholders to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal 2014.

Item 3: Advisory Vote on Executive Compensation
For the third year, our shareholders have the opportunity to cast a non-binding, advisory vote on our executive compensation program, the "Say on Pay" vote, as set forth in Item 3. We have discussed in the CD&A how we have engaged our shareholders over the past year and how we have addressed their concerns in this area that resulted in last year's unfavorable vote. In evaluating this year's "Say on Pay" proposal, we recommend that you review our CD&A, which explains how and why the Compensation and Human Resources Committee arrived at its executive compensation decisions for fiscal 2013.

Item 4: Management Proposal to Amend and Restate the Company's Amended and Restated By-laws
You are being asked to consider a proposal put forth by management to amend and restate our Amended and Restated By-laws ("By-laws") as necessary to effectuate declassification of our Board of Directors. In response to the shareholder support received for the shareholder proposal for declassification put forth at the 2012 Regular Meeting of Shareholders, the Board committed to implementing a declassified board structure. Amending our By-laws is the first step in that process. More information regarding the proposal can be found in Item 4.

CORPORATE GOVERNANCE AT BEST BUY

Our Board is elected by our shareholders to oversee our business and affairs. In addition, the Board counsels, advises and oversees management in the long-term interests of the Company and our shareholders regarding a broad range of subjects including:

•	Selecting and evaluating the performance of our CEO;

•	Reviewing and approving major financial, strategic and operating decisions and other significant actions;

•	Overseeing the conduct of our business and the assessment of our business risks to evaluate whether our business is being properly managed;

•	Overseeing the processes for maintaining integrity with regard to our financial statements and other public disclosures, and compliance with legal and ethical standards; and

•	Planning for succession with respect to the position of CEO and monitoring management's succession planning for other senior executives.

Members of the Board monitor and evaluate our business performance through regular communication with our CEO and by attending Board meetings and Board committee meetings.

The Board values effective corporate governance and adherence to high ethical standards. As such, the Board has adopted Corporate Governance Principles for our directors and a Code of Business Ethics, both of which are posted on our website at www.investors.bestbuy.com — select the "Corporate Governance" link.

Board Structure and Declassification

Our Board is committed to having a sound governance structure that promotes the best interests of our shareholders. To that end, our Board has evaluated and actively continues to examine emerging corporate governance trends and best practices. Shareholder perspectives play an important role in that process. Some key points regarding our Board's governance structure and practices are as follows:

•
Consistent with its commitment to strong corporate governance principles, the Board has revised its position on a classified board structure. As evidenced by the management proposal included in this proxy statement to amend the Company's By-laws, the Board is seeking to declassify its board structure so that each director stands for re-election on an annual basis. If approved by shareholders, this change will be implemented starting with directors up for elections in 2014.

•
Our Board is overwhelmingly independent. Of our ten directors, only one, our CEO, is a Best Buy employee. Further, the Board has affirmatively determined that eight of our ten directors are independent under SEC and NYSE corporate governance rules, as applicable.

•	Our Board is very active and engaged. Our directors attended, on average, over 95% of fiscal 2013 Board and Board committee meetings.

Board Leadership

We separate the roles of CEO and Chairman of the Board in recognition of the differences between the two roles. Our CEO is responsible for setting our strategic priorities, in collaboration with the Board, and focuses on the development and execution of our strategies. He is also responsible for our ongoing leadership and performance. The Chairman of the Board provides guidance to the CEO, and sets the agenda for and presides over meetings of the full Board. He also focuses on Board oversight responsibilities, risk management and strategic planning. In addition, our Chairman periodically represents the Company at public functions and actively engages with our employees at designated Company functions.

Our former director Matthew H. Paull served as the Board's Lead Independent Director from June 2010 until his retirement in April 2013. The Board has not appointed another director to serve in this position in light of the fact that our current Chairman of the Board is independent. Our Chairman of the Board is currently presiding over executive sessions of the independent directors and fulfilling the other functions that the Lead Independent Director would otherwise fulfill. Consistent with NYSE rules, our Corporate Governance Principles only require a Lead Independent Director to lead executive sessions of independent directors if our Chairman of the Board is not independent. Our Board established the position of Lead Independent Director to preside at all executive sessions of independent directors, as defined under the rules of the NYSE, in situations where the Chairman of the Board is not an independent director. In addition to presiding over executive sessions of the independent directors, any Lead Independent Director appointed in the absence of an independent Chairman is responsible for calling meetings of the independent directors as appropriate, serving as a stakeholder liaison on behalf of the independent directors and performing such other duties as may be requested from time to time by the Board, the independent directors, the CEO or the Chairman of the Board.

Board Composition

To ensure a diversity of perspectives, the Board seeks a wide range of experience and expertise. This combination of perspectives helps to ensure that we sustain our corporate culture, which is a cornerstone of our business legacy and a key competitive advantage.

In accordance with these interests and the principles of effective corporate governance, the Board set and has achieved its goal to have at least 75% of our directors be independent. In addition, the Board carefully plans for the director skill sets required today and in the future, and for an orderly succession and transition of directors.

Pursuant to agreements entered into between the Company and Richard M. Schulze, our founder and beneficial owner of approximately 20% of the Company as of the date of filing, Mr. Schulze is entitled to nominate two directors for appointment to our Board until he reaches the age of 75. In the event either of Mr. Schulze's nominated directors resigns from the Board or are forced to leave the Board due to death, disability or serious illness, or are not elected at the applicable meeting of shareholders by the requisite vote of shareholders, Mr. Schulze will have the right to designate their successor, subject to satisfaction of the Company’s director qualification standards and the Board’s approval, which shall not be unreasonably withheld. For more information regarding our agreements with Mr. Schulze, please see the Certain Relationships and Related Party Transactions section of this proxy statement, as well as the Current Reports on Form 8-K filed by the Company on August 26, 2012, December 14, 2012 and March 25, 2013.

Executive Sessions of Independent Directors

In order to promote open discussion among independent directors, the Board has a policy of conducting executive sessions of independent directors during each regularly scheduled Board meeting. During fiscal 2013, the executive sessions were chaired by the Lead Independent Director. Mr. Paull served as the Lead Independent Director from June 2010 until his retirement in April 2013. From that time forward, our independent Chairman, Hatim A. Tyabji, has chaired the executive sessions of independent directors as permitted under our Corporate Governance Principles and NYSE requirements, and he will continue to do so for as long as he remains our independent Chairman.

Board Meetings and Attendance

The Board held four regular meetings and three special meetings during the fiscal year ended February 2, 2013 (an 11-month transition year as a result of the change in our fiscal year-end beginning in the first quarter of fiscal 2013). Each incumbent director attended, in person or by telephone, at least 75% of the meetings of both the Board and Board committees on which he or she served. In fiscal 2013, the average attendance by our incumbent directors at Board and Board committee meetings exceeded 95%. Our Board requires director attendance at our Regular Meetings of Shareholders, and 100% of the then-serving directors attended the 2012 meeting.

Committees of the Board

The Board has the following four committees:

•	Audit Committee;

•	Compensation and Human Resources Committee ("Compensation Committee");

•	Nominating, Corporate Governance and Public Policy Committee ("Nominating Committee"); and

•	Finance and Investment Policy Committee.

The charters for each of the Board committees are posted on our website at www.investors.bestbuy.com — select the "Corporate Governance" link. The charters include information regarding each committee's composition, purpose and responsibilities.

The Board has determined that all members of the Audit Committee, Compensation Committee and Nominating Committee are independent directors as defined under the SEC and NYSE corporate governance rules for such committees, and are "outside directors" for purposes of Internal Revenue Code section 162(m), as applicable. The Board has further determined that two of the three members of the Audit Committee qualify as financial experts under SEC rules.

Among other duties, the Board committees have the following responsibilities:

Audit Committee.    This committee discharges the Board's oversight responsibility to our shareholders and the investment community regarding: (i) the integrity of our financial statements and financial reporting processes; (ii) our internal accounting systems and financial and operational controls; (iii) the qualifications and independence of our independent registered public accounting firm; (iv) the performance of our internal audit function and our independent registered public accounting firm; (v) the preparation of a report as required by the SEC to be included in this proxy statement; and (vi) our compliance with ethics programs, including our Code of Business Ethics, and legal, regulatory and risk oversight requirements.

Compensation Committee.    This committee discharges the Board's responsibilities related to executive officer and director compensation, including the establishment of our executive officer and director compensation philosophies, evaluating the performance of our CEO, approving CEO and executive officer compensation, and preparation of a report as required by the SEC to be included in this proxy statement. Oversight responsibilities of this committee include succession planning and compensation-related risk oversight. This committee also approves and oversees the development and evaluation of equity-based and other incentive compensation and certain other employee benefit plans of a compensatory nature.

Nominating Committee.    This committee discharges the Board's responsibilities related to general corporate governance, including Board organization, membership, training and evaluation. It also reviews and recommends corporate governance principles to the Board, screens candidates and presents qualified individuals for election to the Board, and oversees the evaluation of the performance of the Board and its committees. Finally, this committee oversees matters of public policy and corporate responsibility and sustainability that affect us domestically and internationally. For additional information regarding our director nomination process, see Item of Business No. 1 – Election of Directors – Director Nomination Process.

Finance and Investment Policy Committee.    This committee advises the Board regarding our financial policies and financial condition to help enable us to achieve our long-range goals. It evaluates and monitors the: (i) protection and safety of our cash and investments; (ii) achievement of reasonable returns on financial assets within acceptable risk tolerance; (iii) maintenance of adequate liquidity to support our activities; (iv) assessment of the cost and availability of capital; and (v) alignment of our strategic goals and financial resources.

The following table shows the date each committee was established, the number of meetings held in fiscal 2013 and the names of the directors serving on each committee as of February 2, 2013, our fiscal year end:

Committee	Date Established	Number of Meetings During Fiscal 2013	Members
Audit	June 1, 1984	11	Hatim A. Tyabji*† Matthew H. Paull† Gérard R. Vittecoq†
Compensation and Human Resources	February 13, 1997	7	Ronald James* Lisa M. Caputo Kathy J. Higgins Victor Sanjay Khosla
Nominating, Corporate Governance and Public Policy	February 13, 1997	4	Kathy J. Higgins Victor* Lisa M. Caputo Sanjay Khosla
Finance and Investment Policy	September 13, 2006	5	Matthew H. Paull* Ronald James Gérard R. Vittecoq

*	Chair

†	Designated as an "audit committee financial expert" per SEC rules.
Please note, the Board's Global Strategy Committee was disbanded in August 2012, when the Board determined that the transformational strategy planning for the Company would be undertaken by the Board as a whole.
On April 17, 2013, several director transitions took place, including Mr. Paull's retirement from the Board, the appointment of Russell P. Fradin to the Board, and the notice by Ronald James of his intent to resign from the Board at the end of his term and not stand for re-election at the Meeting. In light of these director transitions, the Board approved changes to the Committee membership as presented below, to be effective on April 17, 2013.

Committee	Members
Audit	Hatim A. Tyabji*† Allen U. Lenzmeier Gérard R. Vittecoq†
Compensation and Human Resources	Ronald James*(1) Lisa M. Caputo Russell P. Fradin Kathy J. Higgins Victor
Nominating, Corporate Governance and Public Policy	Kathy J. Higgins Victor* Lisa M. Caputo Sanjay Khosla
Finance and Investment Policy	Gérard R. Vittecoq* Bradbury H. Anderson Ronald James(1) Sanjay Khosla Allen U. Lenzmeier

*	Chair

†	Designated as an "audit committee financial expert" per SEC rules.

(1)
Mr. James is retiring from the Board and will not be standing for re-election at the 2013 Regular Meeting of Shareholders scheduled for June 20, 2013. A new chair for the Compensation Committee will be appointed at that time.

Board Risk Oversight

Our Board is responsible for oversight of enterprise risk. The Board considers enterprise risk factors as critical in its review of business strategy and performance and ensures that there is an appropriate balance of risk and opportunity. Management is responsible for the day-to-day risk management processes, including assessing and taking actions necessary to manage risk incurred in connection with the operation of our business. Management reviews significant enterprise risks and our general risk management strategy with the Board. We believe this division of responsibilities is the most effective approach for addressing the risks we face and that our Board leadership structure supports this approach.

In connection with the Board's oversight function, the Board committees have responsibility for reviewing and discussing with management those risk exposures either (i) specified in their charters or (ii) identified from time to time by the committees themselves, as follows:

•
Our Audit Committee is responsible for oversight of risk associated with our financial controls and compliance activities. The Audit Committee also oversees management's processes to identify and quantify the material risks that we face. In connection with its risk oversight role, the Audit Committee meets privately with representatives of our independent registered public accounting firm, our internal audit staff and our legal staff. Our internal audit staff, who report directly to the Audit Committee at least quarterly, assists management in identifying, evaluating and implementing risk management controls and procedures to address identified risks.

•	Our Compensation Committee is responsible for oversight of risk associated with our compensation plans.

•	Our Nominating Committee is responsible for oversight of Board processes, corporate governance-related risk and activities in the public policy and social responsibility arenas.

•	Our Finance and Investment Policy Committee is responsible for oversight of risk associated with our investment portfolio and liquidity risks.

In connection with their oversight of compensation-related risks, Compensation Committee members periodically review the most important enterprise risks to ensure that compensation programs do not encourage risk-taking that is reasonably likely to have a material adverse effect on us. The review process identified our existing risk management framework and the key business risks that may materially affect us; reviewed all compensation plans and identified those plans that are most likely to impact these risks or introduce new risks; and balanced these risks against our existing processes and compensation program safeguards. The review process also took into account mitigating features contained within our compensation plan design which includes elements such as:

•	metric-based pay,

•	time matching,

•	payment for outputs,

•	goal diversification,

•	stock ownership guidelines,

•	payment caps, and

•	clawbacks.

The Compensation Committee also considered additional controls outside of compensation plan design which contribute to risk mitigation, including the independence of our performance measurement teams and our internal control environment.

Based upon the process we employed, the Compensation Committee determined that our compensation programs do not encourage risk-taking that is reasonably likely to result in a material adverse effect on us.

Director Orientation and Continuing Education

Our Nominating Committee oversees the orientation and continuing education of our directors. Director orientation familiarizes directors with our strategic plans, significant financial, accounting and risk management issues, compliance programs and other controls, policies, principal officers and internal auditors and our independent registered public accounting firm. The orientation also addresses Board procedures, directors' responsibilities, our Corporate Governance Principles and our Board committee charters.

We also offer continuing education programs and provide opportunities to attend commercial director education seminars outside of the Company to assist our directors in maintaining their expertise in areas related to the work of the Board and the directors' committee assignments.

Director Independence

Pursuant to its Corporate Governance Principles, the Board has established independence standards consistent with the requirements of the SEC and NYSE corporate governance rules, as applicable. To be considered independent under the NYSE rules, the Board must affirmatively determine that a director or director nominee does not have a material relationship with us (directly, or as a partner, shareholder or officer of an organization that has a relationship with us). In addition, NYSE rules generally provide that no director or director nominee may be deemed independent if the director or director nominee

— has in the past three years:

•
Received (or whose immediate family member has received as a result of service as an executive officer) more than $120,000 during any 12-month period in direct compensation from Best Buy, other than director and committee fees and certain pension payments and other deferred compensation;

•	Been an employee of Best Buy;

•	Had an immediate family member who was an executive officer of Best Buy;

•	Personally worked on (or whose immediate family member has personally worked on) our audit as a partner or an employee of our internal auditors or independent registered public accounting firm; or

•	Been (or whose immediate family member has been) employed as an executive officer of another company whose compensation committee at that time included a present executive officer of Best Buy; or

— is:

•
A partner or employee of our independent registered public accounting firm, or a director whose immediate family member is a partner of such firm or is employed by such firm and personally works on our audit; or

•
An employee (or has an immediate family member who is an executive officer) of another company that has made payments to Best Buy, or received payments from Best Buy, for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million or 2% of such other company's consolidated gross revenues.

Under our director independence standards described above, the Board has determined that each director who served during any part of the last completed fiscal year and each director nominee is independent, with the exception of Hubert Joly, our current CEO; Bradbury H. Anderson, current director and our former CEO whose employment with the Company concluded November 1, 2010; Brian J. Dunn, our former CEO and former director; former director George L. Mikan III, for the period of time that he served as our interim CEO; and Richard M. Schulze, our founder and former Chairman of the Board. As part of its determination of Mr. Lenzmeier's independence, the Board considered the relationship discussed in the Certain Relationships and Related Party Transactions section of this proxy statement. The Board based these determinations primarily on a review of the responses of the directors to questions regarding employment and compensation history, affiliations, family and other relationships, and on discussions with our directors.

Communications with the Board

Shareholders and interested parties who wish to contact the Board, any individual director, or the non-management or independent directors as a group, are welcome to do so in writing, addressed to such person(s) in care of:

Mr. Keith J. Nelsen
Executive Vice President, General Counsel, Chief Risk Officer and Secretary
Best Buy Co., Inc.
7601 Penn Avenue South
Richfield, Minnesota 55423

Mr. Nelsen will forward all written shareholder correspondence to the appropriate director(s), except for spam, junk mail, mass mailings, customer complaints or inquiries, job inquiries, surveys, business solicitations or advertisements, or patently offensive or otherwise inappropriate material. Mr. Nelsen may, at his discretion, forward certain correspondence, such as customer-related inquiries, elsewhere within the Company for review and possible response. Comments or questions regarding our accounting, internal controls or auditing matters will be referred to the Audit Committee. Comments or questions regarding the nomination of directors and other corporate governance matters will be referred to the Nominating Committee. Comments or questions regarding executive compensation will be referred to the Compensation Committee.

ITEM OF BUSINESS NO. 1 — ELECTION OF DIRECTORS

General Information

Our Amended and Restated By-laws provide that our Board consist of one or more directors, that the number of directors may be increased or decreased from time to time by the affirmative vote of a majority of the directors serving at the time that the action is taken, that there will be two classes of directors and that each class of directors will consist, as nearly as possible, of one-half of the total number of directors constituting the entire Board. The number of directors on our Board is reviewed and set by our Board no less often than annually. In April 2013, the Board approved the number of directors serving on the Board to be nine members, to be effective as of the date of the Meeting, in light of the number of continuing directors and director nominees standing for re-election at the Meeting. The Board will continue to evaluate the size of the Board and make adjustments as needed to meet the current and future needs of the Company.

If Item 4 in this proxy statement is approved by shareholders, our directors will stand for re-election on an annual basis beginning with the directors nominated in 2014. For more information regarding the amendment to and restatement of our Amended and Restated By-laws to facilitate the declassification of our Board, please see Item 4, Management's Proposal to Amend and Restate the Company's Amended and Restated By-laws.

Director Qualification Standards

We only consider director candidates who embody the highest standards of personal and professional integrity and ethics and are committed to a culture of transparency and open communication at the Board level and throughout the Company. Successful candidates are dedicated to accountability and continuous improvement with a belief in innovation as a key business success factor. They are also actively engaged and have an innate intellectual curiosity and entrepreneurial spirit. Commitment to enhancing shareholder value and representing the interests of all shareholders is also required.

In evaluating candidates for nomination as a director, the Nominating Committee considers other criteria, including a history of achievement and superior standards, an ability to think strategically, a willingness to share examples based upon experience, policy-making experience, and an ability to articulate a point of view, take tough positions, and constructively challenge management. Directors must also be committed to actively engaging in his or her Board roles, with sufficient time to carry out the duties of Board and Board committee membership. The Nominating Committee will also consider gender, ethnic and geographical diversity in evaluating candidates along with independence and general criteria such as an ability to provide informed and thoughtful counsel, mature judgment and listening skills.

Our Corporate Governance Principles specify that diversity on the Board be considered by the Nominating Committee in the director identification and nomination process. When considering candidates, the Nominating Committee seeks nominees with a broad range of experience from a variety of industries and professional disciplines, such as finance, academia, law and government, along with a diversity of gender, ethnicity, age and geographic location. The Nominating Committee does not assign specific weights to particular criteria, and no particular criterion is necessarily applied to all prospective nominees. The Board believes that diversity in the backgrounds and qualifications of Board members provides a significant mix of experience, knowledge and abilities that allows the Board to fulfill its responsibilities.

Finally, one or more of our directors must possess the education or experience required to qualify as an "audit committee financial expert" pursuant to SEC rules.

Director Nomination Process

The Nominating Committee is responsible for screening and recommending to the full Board director candidates for nomination. The Nominating Committee often engages a third-party search firm to assist in identifying appropriate candidates to consider as additions to our Board. When the Board is seeking to fill an open director position, the Nominating Committee will also consider nominations received from our shareholders, provided that proposed candidates meet the requisite director qualification standards discussed above.

When the Board elects to add a director to the Board, the Nominating Committee will announce the search and post any additional search criteria on our website at www.investors.bestbuy.com — select the "Corporate Governance" link. Candidates recommended by shareholders, if qualified, will be considered in the same manner as any other candidate.

The Nominating Committee will then evaluate the resumes of any qualified candidates recommended by a search firm or shareholders, as well as by members of the Board.

All candidates are evaluated based on the qualification standards discussed above and the current and future needs of the Board.

Shareholder nominations must be accompanied by a candidate resume which addresses the extent to which the nominee meets the director qualification standards and any additional search criteria posted on our website. Nominations will be considered only if we are then seeking to fill an open director position. All nominations by shareholders should be submitted as follows:

Chair, Nominating, Corporate Governance and Public Policy Committee
c/o Mr. Keith J. Nelsen
Executive Vice President, General Counsel, Chief Risk Officer and Secretary
Best Buy Co., Inc.
7601 Penn Avenue South
Richfield, Minnesota 55423

Voting Information

You may vote for all, some or none of the nominees for election to the Board. However, you may not vote for more individuals than the number nominated. Each of the nominees has agreed to continue serving as a director if elected. However, if any nominee becomes unwilling or unable to serve and the Board elects to fill the vacancy, the Proxy Agents named in the proxy will vote for an alternative person nominated by the Board. Our Amended and Restated Articles of Incorporation prohibit cumulative voting, which means you can vote only once for any nominee. The affirmative vote of a majority of the votes cast with respect to the director is required to elect each director nominee.

PROXY CARDS THAT ARE PROPERLY SIGNED AND RETURNED WILL BE VOTED FOR THE ELECTION OF ALL OF THE NOMINEES UNLESS OTHERWISE SPECIFIED.

Board Voting Recommendation

The Board recommends that shareholders vote FOR the election of Bradbury H. Anderson, Sanjay Khosla, Allen U. Lenzmeier and Hatim A. Tyabji as Class 2 directors, and the ratification of Russell P. Fradin and Hubert Joly as Class 1 directors. If elected, each Class 2 director will hold office until the election of directors at our 2015 Regular Meeting of Shareholders and until his or her successor has been duly elected and qualified, or until his or her earlier death, resignation or removal. If ratified, each Class 1 director will hold office until the election of directors at our 2014 Regular Meeting of Shareholders and until his or her successor has been duly elected and qualified, or until his or her earlier death, resignation or removal. If our shareholders approve the management proposal discussed in Item 4 of this proxy statement, all directors will stand for re-election for a one-year term, to be re-elected on an annual basis beginning with the Class 1 directors up for election at the 2014 Regular Meeting of Shareholders.

All of the nominees are currently members of the Board.

Nominees and Directors

The biographies of each of the nominees and continuing directors below includes information regarding the person's service as a director, business experience, public company director positions held currently or at any time during the last five years, information regarding involvement in certain legal or administrative proceedings during the last ten years if any, and the experiences, qualifications, attributes or skills that caused the Nominating Committee and the Board to determine that the person should serve as a director.

There are no family relationships among the nominees or between any nominee and any director, executive officer or person chosen to become an executive officer. There are also no material proceedings to which any director, officer, affiliate of the Company, any 5% shareholder or any associate is a party adverse to the Company or its subsidiaries or has a material interest adverse to the Company or its subsidiaries.

On March 25, 2013, we announced the appointment of Bradbury H. Anderson and Allen U. Lenzmeier as directors to our Board. Mr. Anderson and Mr. Lenzmeier were nominated by Richard M. Schulze, our founder and beneficial owner of approximately 20% of the Company. Pursuant to an agreement entered into between the Company and Mr. Schulze, Mr. Schulze is entitled to nominate two directors for appointment to our Board until he reaches the age of 75. In the event either of Mr. Schulze's nominated directors resigns from the Board or are forced to leave the Board due to death, disability or serious illness, or are not elected at the applicable meeting of shareholders by the requisite percentage of shareholders for approval, Mr. Schulze will have the right to designate their successor, subject to the satisfaction of the Company’s director qualification standards and the Board’s approval, which shall not be unreasonably withheld. For more information regarding our agreement with Mr. Schulze, please see the Certain Relationships and Related Party Transactions section of this proxy statement, as well as the Current Reports on Form 8-K filed by the Company on August 26, 2012, December 14, 2012 and March 25, 2013.

Class 2 Director Nominees:
(Ages and Committee roles as of April 22, 2013)

Bradbury H. Anderson	Best Buy Committees:		Public Directorships:
Age: 63	●	Finance and Investment Policy Committee	●	General Mills, Inc.
Director Since:			●	Waste Management, Inc.
March 2013			Private Directorships:
			●	Carlson Inc.
			●	Lighthaus Logic
			●	American Film Institute
			●	Minnesota Public Radio / American Public Media
Mr. Anderson rejoined our Board as a director in 2013 after retiring in June 2010. Prior to his retirement in 2010, he had been a director since August 1986 and was our Vice Chairman. He also served as our Chief Executive Officer from June 2002 until June 2009, having previously served as President and Chief Operating Officer since April 1991. He was employed in various capacities with us since 1973. Following his retirement as CEO, Mr. Anderson was employed with us as a consultant to our then-current CEO until November 1, 2010.

In addition to his public and private directorships, Mr. Anderson is also a trustee of the Mayo Clinic in Rochester, Minnesota. He previously served on the boards of the Retail Industry Leaders Association, Junior Achievement, the Minnesota Early Learning Foundation, the Best Buy Children's Foundation and Waldorf College.

Mr. Anderson's longevity with the Company gives him substantial knowledge of our unique company culture and valuable perspective as the former CEO of a Fortune 100 company with global operations. Through both his years with us and his board memberships on other organizations, Mr. Anderson brings to the Board decades of experience in retail, branding, transformation and entrepreneurship.

Sanjay Khosla	Best Buy Committees:		Private Directorships:
Age: 61	●	Finance and Investment Policy Committee	●	NIIT Ltd.
Director Since:			●	Goodman Theatre (Chicago, IL)
October 2008	●	Nominating, Corporate Governance & Public Policy Committee

Mr. Khosla began serving as senior advisor to Boston Consulting Group (a global management consulting firm advising on business strategy) in April 2013. He retired in March 2013 as president of developing markets of Mondelēz International (a company comprised of global snacking and food brands formerly of Kraft Foods, Inc.), for which he served since October 2012. Prior to that, he served as executive vice president and president of developing markets at Kraft Foods, Inc. (an international food and beverage company), a position he held since January 2007.

From 2004 to 2006, Mr. Khosla was with Fonterra Co-operative Group Ltd. (a multi-national dairy company based in New Zealand), where he served as managing director of its consumer and food service business. Before joining Fonterra in 2004, he had a 27-year career with Unilever PLC in India, the U.K. and Europe, culminating as senior vice president, global beverages, and chairman of Unilever's beverages category.

Mr. Khosla's many years in the consumer products industry provide him with an extensive background in consumer marketing, branding, global expansion and multi-national operations. His background in these areas, along with his history of transformational leadership, is valuable as the Board focuses on the Company's transformation.

Allen U. Lenzmeier	Best Buy Committees:		Private Directorships:
Age: 69	●	Audit Committee	●	American Telecare, Inc.
Director Since:	●	Finance and Investment Policy Committee	●	Envoy Medical Corporation
March 2013			●	Boys & Girls Clubs of America, Twin Cities Chapter

			●	Minnesota Orchestra Association
Mr. Lenzmeier rejoined our Board as a director in March 2013 after retiring in June 2010. Prior to his retirement in 2010, he was a director since February 2001. Mr. Lenzmeier retired in February 2009 from the position of Vice Chairman, having served on a part-time basis to support our international expansion.

Prior to his promotion to Vice Chairman in 2004, he served in various capacities since joining us in 1984. His prior positions include President and Chief Operating Officer from 2002 to 2004, and President of Best Buy Retail Stores from 2001 to 2002. In addition to his private directorships, Mr. Lenzmeier also serves as a trustee for the Pacer organization. He previously served on the board of UTStarcom, Inc., a network solution company.

Through his lengthy service with our Company, and his experience on the boards of other organizations, Mr. Lenzmeier brings to the Board a commitment to company culture, telecommunications knowledge, financial acumen, entrepreneurial spirit and significant international expansion experience.

Hatim A. Tyabji	Best Buy Committees:		Private Directorships:
Age: 68	●	Audit Committee (Chair)	●	Jasper Wireless (Chairman)
Director Since:			●	Touch Networks (Australia)
April 1998			●	Missile Defense Advocacy Alliance
(Appointed Chairman June 2012)

Mr. Tyabji retired in July 2012 from his position as executive chairman of Bytemobile, Inc. (a wireless Internet infrastructure provider), a role he held since July 2001. From 1998 to 2000, he served as chairman and chief executive officer of Saraïde, Inc. (a provider of Internet and wireless data services); and from 1986 to 1998, as president and chief executive officer (and as chairman from 1992 until 1998) of VeriFone, Inc. (a global transaction automation enterprise).

He previously served on the boards of Ariba Inc.; Bank of America Merchant Services; Datacard Group (Chairman); Deluxe Corporation; Depotpoint, Inc.; eFunds Corporation; Impresse Corporation; Merchant eSolutions, Inc.; Norand Corporation; Novatel Wireless, Inc.; PubliCard Inc.; Sierra Atlantic, Inc.; and SmartDisk Corporation, as well as on the boards of the Carnegie Institute, the Dean's Council of the Leavey School of Business at Santa Clara University and the Dean's Council of the School of Engineering at the State University of New York at Buffalo. In 2007, Mr. Tyabji published "Husband, Wife & Company: An Honest Perspective on Success in Life and Work," a book on the interrelationships between family and career.

Mr. Tyabji brings a wealth of experience in broadband and wireless technologies and is a significant contributor to the development of our technological growth and connected world strategy. His financial acumen and background as an entrepreneurial business leader are valuable assets to the Board.

Nominees for Ratification as Class 1 Directors - Terms expire in 2014

Russell P. Fradin	Best Buy Committees:		Private Directorships:
Age: 57	●	Compensation & Human Resources Committee	●	SunGard Data Systems Inc.
Director Since:			●	SunGard Capital Corp.
April 2013			●	SunGard Capital Corp. II
			●	SunGard Holding Corp.
			●	SunGard Holdco LLC
Mr. Fradin has served since May 2011 as chief executive officer, president and a board member of SunGard, a leading software and technology services company serving approximately 25,000 customers in over 70 countries.

From September 2010 until May 2011, Mr. Fradin was chairman and chief executive officer of AonHewitt, a global provider of human resources consulting and outsourcing solutions and a business unit of Aon Corporation. Mr. Fradin served as chief executive officer of Hewitt Associates from 2006 and oversaw its successful merger with Aon Corporation in September 2010. Prior to his time with Hewitt, he was president and chief executive officer from 2004 to 2006 of The BISYS Group, Inc., a provider of outsourcing solutions for the financial services sector, and from 1997 until 2004, Mr. Fradin held various senior executive positions with Automatic Data Processing, Inc., a provider of benefits and payroll processing services. In addition, he worked many years as a management consultant at McKinsey & Company, where he was a senior partner. He previously served from 2007 until July 2011 on the board of Gartner Inc., a technology research firm.

Mr. Fradin brings a wealth of experience to Best Buy. His background in operations, streamlining cost structures, executive compensation and strategic consulting will be valuable to the Company as we continue our Renew Blue transformation.

Hubert Joly	Public Directorships:
Age: 53	●	Ralph Lauren Corporation
Director Since:	Private Directorships:
September 2012	●	Retail Industry Leaders Association Board of Directors
	●	Carlson School of Management Board of Overseers
	●	Minneapolis Institute of Arts Board of Trustees
	●	Minnesota Business Partnership Executive Committee
Mr. Joly was appointed President, Chief Executive Officer and a Director in September 2012. Mr. Joly was previously the president and chief executive officer of Carlson, Inc., a worldwide hospitality and travel company based in Minneapolis, Minnesota, from 2008 until his current appointment.

Prior to becoming chief executive officer of Carlson, Mr. Joly was president and chief executive officer of Carlson Wagonlit Travel from 2004 until 2008 and held several senior executive positions with Vivendi S.A. and its subsidiaries from 1999 to 2004 and with Electronic Data Systems (now part of Hewlett-Packard Company) from 1996 to 1999. Mr. Joly was with McKinsey & Company, Inc. from 1983 to 1996, working with clients in the technology, financial services and luxury industries. Mr. Joly previously served as a member of the board of directors of Carlson, Inc.; chair of the board of directors of the Rezidor Hotel Group; chair of the board of directors of Carlson Wagonlit Travel; chair of the Travel Facilitation Sub-Committee of the U.S. Department of Commerce Travel and Tourism Advisory Board; and on the executive committee of the World Travel and Tourism Council.

Mr. Joly brings to the Company expertise as a global CEO with turnaround and growth experience across the media, technology and service sectors.

Class 1 Directors:
(Ages and Committee roles as of April 22, 2013)

Lisa M. Caputo	Best Buy Committees:		Private Directorships:
Age: 49	●	Compensation & Human Resources Committee	●	J. William Fulbright Foreign Scholarship Board
Director Since:	●	Nominating, Corporate Governance & Public Policy Committee	●	New Visions for Public Schools
December 2009			●	The Creative Coalition
			●	The Sesame Workshop
			●	WNET Channel 13
Ms. Caputo has served since June 2011 as executive vice president, marketing and communications of The Travelers Companies, Inc. (a property casualty insurer). She previously served as managing director and senior banker of the Public Sector Group of Citigroup, Inc.'s (“Citi”) Institutional Clients group (a financial services company) from 2010 to May 2011. Ms. Caputo founded Citi's Women & Co. (a membership service that provides financial education and services for women) in 2000, and served as its chief executive officer and chairman from 2000 to 2010. She served as global chief marketing officer and executive vice president of Citi overseeing global marketing, public affairs and community relations for the company from 2007 to 2010, and as chief marketing and community relations officer of Citi's Global Consumer Group from 2005 to 2007. Ms. Caputo acted as senior managing director of business operations and planning of Citi's Global Consumer Group and also served as chief of staff to Citi's Global Consumer Group's chief executive officer from 2003 to 2005.

Prior to her time at Citi, Ms. Caputo served as vice president, global communications and synergy for Disney Publishing Worldwide (a publisher of children's books and magazines) from 1998 through 1999. From 1996 to 1998, she was vice president of corporate communications for CBS Corporation (a mass media company). From 1992 to 1996, Ms. Caputo served in President Bill Clinton's administration, both as press secretary for First Lady Hillary Rodham Clinton, and as deputy assistant to the President. In addition to her private directorships, Ms. Caputo also serves on several private advisory boards and committees.

With her broad background with various for-profit companies and non-profit organizations, Ms. Caputo brings to the Board extensive marketing expertise, global and corporate communications experience and political savvy. She is also a highly respected, well-connected leader and is credited for her comprehensive approach, intelligence and tenacity.

Kathy J. Higgins Victor	Best Buy Committees:		Private Directorships:
Age: 56	●	Compensation & Human Resources Committee	●	University of St. Thomas Board of Trustees
Director Since:
November 1999	●	Nominating, Corporate Governance & Public Policy Committee (Chair)

Ms. Higgins Victor has served since 1994 as president and founder of Centera Corporation (an executive development and leadership coaching firm located in Minneapolis, Minnesota).

From 1991 to 1994, she was senior vice president of human resources at Northwest Airlines, Inc., now Delta Air Lines (a commercial airline). Prior to that, Ms. Higgins Victor held senior executive positions at The Pillsbury Company, subsequently acquired by General Mills, Inc. (a producer of grain and other foodstuffs), and Burger King Corporation (operator and franchisor of restaurants worldwide).

Ms. Higgins Victor's roles with these highly branded public companies give her extensive experience in the areas of established company cultures, executive compensation and human resources. Through her professional background, Ms. Higgins Victor brings to the Board large company leadership expertise, a dedication to continuous improvement and entrepreneurial experience. In addition, her experience in executive development, succession planning and leadership coaching continues to be a valuable asset to the Board, particularly in her role as Chairwoman of the Nominating Committee.

Gérard R. Vittecoq	Best Buy Committees:		Private Directorships:
Age: 64	●	Audit Committee	●	Institutional Institute for Management Development Foundation
Director Since:	●	Finance & Investment Policy Committee (Chair)
September 2008

Mr. Vittecoq recently announced his intent to retire in May 2013 as a group president and executive office member of Caterpillar, Inc. (a manufacturer of construction and mining equipment, diesel and natural gas engines and industrial gas turbines), a position he held since 2004. He was responsible for the company's Energy and Power Systems Group, which includes its Industrial Power Systems & Growth Markets division, Large Power Systems and Growth Markets division, Marine and Petroleum Power division, Electrical Power division, Progress Rail division/EMD and solar division. He was also responsible for driving enterprise profit and loss accountability for Caterpillar's Europe-Africa-Middle East ("EAME") region. He joined Caterpillar in 1975 and has served in various accounting- and finance-related roles within the company.

From 1987 to 1990, he was in charge of strategy projects and was appointed director of strategy and planning in 1990, where he served until 1995. From 1995 to 1997, he was managing director of Caterpillar France S.A. In 1997, he became managing director of Caterpillar Belgium S.A. He was elected a vice president in January 2001, overseeing the EAME Product Development & Operations division. In addition to his private directorships, he is also a member of the Evian Group: Free Trade Think Tank, the Senior Advisory Council of the Swiss-American Chamber of Commerce and an executive member of the World Business Council for Sustainable Development.

Through Mr. Vittecoq's extensive tenure with Caterpillar, he has gained international management experience, branding knowledge and financial expertise. Mr. Vittecoq's background as an accomplished business leader and his financial acumen, in addition to his political savvy, are valuable assets to the Board as it focuses on our transformation in a changing marketplace.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides information about the number of shares of our common stock beneficially owned at February 2, 2013 (unless otherwise indicated), by our current and former CEOs, our current and former Chief Financial Officers, our three other most highly compensated executive officers, and two other most highly compensated former executive officers during the most recent fiscal year. The table provides similar information for each director and director nominee, all directors and executive officers as a group, and each person, including any groups that we know who beneficially owns more than 5% of the outstanding shares of our common stock.

Name and Address(1)	Number of Shares Beneficially Owned		Percent of Shares Beneficially Owned
Hubert Joly, President, Chief Executive Officer and Director	433,650	(2)	*
Sharon L. McCollam, Executive Vice President, Chief Administrative Officer and Chief Financial Officer	107,614	(3)	*
Shari L. Ballard, Executive Vice President and President, International	615,338	(4)	*
Carol A. Surface, Executive Vice President and Chief Human Resources Officer	201,579	(5)	*
Keith J. Nelsen, Executive Vice President, General Counsel, Chief Risk Officer and Secretary	182,925	(6)	*
Hatim A. Tyabji, Chairman of the Board of Directors	144,333	(7)	*
Bradbury H. Anderson, Director	258,382	(8)	*
Lisa M. Caputo, Director	25,324	(9)	*
Russell P. Fradin, Director	—	(10)	*
Kathy J. Higgins Victor, Director	61,980	(11)	*
Ronald James, Director	78,532	(12)	*
Sanjay Khosla, Director	33,380	(13)	*
Allen U. Lenzmeier, Director	1,008,405	(14)	*
Gérard R. Vittecoq, Director	34,590	(15)	*
Brian J. Dunn, former Chief Executive Officer and Director	198,056	(16)	*
George L. Mikan III, former interim Chief Executive Officer and Director	199,161	(17)	*
James L. Muehlbauer, former Executive Vice President, Finance and Chief Financial Officer	465,440	(18)	*
Stephen Gillett, former Executive Vice President and President, Best Buy Digital and Global Business Services	52,837	(19)	*
Michael A. Vitelli, former Executive Vice President and President, U.S.	347,817	(20)	*
All current directors and executive officers, as a group (16 individuals)	3,317,512	(21)	*
Richard M. Schulze, Founder and Chairman Emeritus 3033 Excelsior Blvd., Suite 525 Minneapolis, MN 55416	66,641,674	(22)	19.60%
Fidelity (FMR LLC) 82 Devonshire Street Boston, MA 02109	29,516,761	(23)	8.73%
BlackRock Inc. 40 East 52nd Street New York, NY 10022	27,187,908	(24)	8.08%

*	Less than 1%.

(1)	The business address for all current directors and executive officers is 7601 Penn Avenue South, Richfield, Minnesota, 55423. Address information for former executive officers was not available.

(2)	The figure represents: (a) 137,682 outstanding shares owned by Mr. Joly; and (b) 295,968 unvested shares of restricted stock subject to a time-based vesting schedule.

(3)	The figure represents: 107,614 unvested shares of restricted stock subject to a time-based vesting schedule.

(4)
The figure represents: (a) 54,167 outstanding shares owned by Ms. Ballard, of which 33,318 shares have been pledged as collateral to secure a line of credit; (b) 161,867 unvested shares of restricted stock subject to a time-based vesting schedule; (c) 16,473 outstanding shares registered in the name of State Street Bank ("Trustee"), and held by the Trustee in connection with the Best Buy Retirement Savings Plan ("Retirement Savings Plan") for the benefit of Ms. Ballard; and (d) options to purchase 382,831 shares, which she could exercise within 60 days of February 2, 2013.

(5)
The figure represents: (a) 31,445 outstanding shares owned by Ms. Surface; (b) 123,110 unvested shares of restricted stock subject to a time-based vesting schedule; (c) 440 outstanding shares registered in the name of the Trustee, and held by the Trustee in connection with the Retirement Savings Plan for the benefit of Ms. Surface; and (d) options to purchase 46,584 shares, which she could exercise within 60 days of February 2, 2013.

(6)
The figure represents: (a) 13,462 outstanding shares owned by Mr. Nelsen; (b) 87,098 unvested shares of restricted stock subject to a time-based vesting schedule; (c) 806 outstanding shares registered in the name of the Trustee, and held by the Trustee in connection with the Retirement Savings Plan for the benefit of Mr. Nelsen; and (d) options to purchase 81,559 shares, which he could exercise within 60 days of February 2, 2013.

(7)	The figure represents: (a) 81,833 outstanding shares owned by Mr. Tyabji; and (b) options to purchase 62,500 shares, which he could exercise within 60 days of February 2, 2013.

(8)
The figure represents Mr. Anderson's holdings as of March 25, 2013, the date of his appointment to our Board: (a) 37,233 outstanding shares registered in the name of Mr. Anderson and a co-trustee, and held by them as trustees of a trust for the benefit of Mr. Anderson; (b) 121,000 outstanding shares registered in the name of Mr. Anderson's spouse and a co-trustee, and held by them as trustees of a trust for the benefit of Mr. Anderson's spouse (Mr. Anderson has disclaimed beneficial ownership of these shares); (c) 35,494 outstanding shares held in a Grantor Retained Annuity Trust registered in the name of Mr. Anderson's spouse and co-trustees, and held by them as trustees for the benefit of Mr. Anderson's spouse (Mr. Anderson has disclaimed beneficial ownership of these shares); (d) 53,405 outstanding shares owned by the Anderson Family Foundation, of which Mr. Anderson is a director; and (e) options to purchase 11,250 shares, which he could exercise within 60 days of March 25, 2013.

(9)	The figure represents: (a) 12,824 outstanding shares owned by Ms. Caputo; and (b) options to purchase 12,500 shares, which she could exercise within 60 days of February 2, 2013.

(10)	The figure represents Mr. Fradin's holdings as of April 17, 2013, the date of his appointment to our Board.

(11)	The figure represents: (a) 10,730 outstanding shares owned by Ms. Higgins Victor; and (b) options to purchase 51,250 shares, which she could exercise within 60 days of February 2, 2013.

(12)	The figure represents: (a) 16,032 outstanding shares owned by Mr. James; and (b) options to purchase 62,500 shares, which he could exercise within 60 days of February 2, 2013.

(13)
The figure represents: (a) 690 outstanding shares owned by Mr. Khosla; (b) 11,440 outstanding shares registered in the name of Mr. Khosla and a co-trustee, and held by them as trustees of a trust for the benefit of Mr. Khosla; and (c) options to purchase 21,250 shares, which he could exercise within 60 days of February 2, 2013.

(14)
The figure represents Mr. Lenzmeier's holdings as of March 25, 2013, the date of his appointment to our Board: (a) 74,477 outstanding shares held in a Grantor Retained Annuity Trust registered in the name of Mr. Lenzmeier and co-trustees, and held by them as trustees for the benefit of Mr. Lenzmeier; (b) 732,678 outstanding shares registered in the name of Mr. Lenzmeier and a co-trustee, and held by them as trustees of a trust for the benefit of Mr. Lenzmeier and his spouse; and (c) options to purchase 201,250 shares, which he could exercise within 60 days of March 25, 2013.

(15)	The figure represents: (a) 13,340 outstanding shares owned by Mr. Vittecoq; and (b) options to purchase 21,250 shares, which he could exercise within 60 days of February 2, 2013.

(16)
The figure represents: (a) 51,709 outstanding shares owned by Mr. Dunn; (b) 126,407 unvested shares of restricted stock subject to a time-based vesting schedule; and (c) 19,940 outstanding shares held in Mr. Dunn's individual retirement account.

(17)	The figure represents: (a) 174,161 outstanding shares owned by Mr. Mikan; and (b) options to purchase 25,000 shares, which he could exercise within 60 days of February 2, 2013.

(18)
The figure represents: (a) 113,156 outstanding shares owned by Mr. Muehlbauer; (b) 1,514 outstanding shares held in Mr. Muehlbauer's individual retirement account; (c) 992 outstanding shares registered in the name of the Trustee, and held by the Trustee in connection with the Retirement Savings Plan for the benefit of Mr. Muehlbauer; and (d) options to purchase 349,778 shares, which he could exercise within 60 days of February 2, 2013.

(19)	The figure represents 52,837 outstanding shares owned by Mr. Gillett.

(20)
The figure represents Mr. Vitelli's holdings as of February 28, 2013: (a) 114,952 outstanding shares owned by Mr. Vitelli; (b) 1,264 outstanding shares registered in the name of the Trustee, and held by the Trustee in connection with the Retirement Savings Plan for the benefit of Mr. Vitelli; and (c) options to purchase 213,601 shares, which he could exercise within 60 days of February 2, 2013.

(21)
The figure represents: (a) outstanding shares and options described in the preceding footnotes (2) thru (15); (b) 17,282 outstanding shares owned by executive officers not named in the table; (c) 33,770  unvested shares of restricted stock, subject to a time-based vesting schedule, owned by executive officers not named in the table; (d) 3,777 outstanding shares registered in the name of the Trustee, and held by the Trustee in connection with the Retirement Savings Plan for the benefit of other executive officers; and (d) options granted to other executive officers to purchase 76,662 shares, which they could exercise within 60 days of February 2, 2013.

(22)
The figure represents Mr. Schulze's holdings as of March 25, 2013, the date of his appointment as our Chairman Emeritus: (a) 1,732,500 outstanding shares owned by Mr. Schulze; (b) 56,380,184 outstanding shares registered in the name of Mr. Schulze and a co-trustee, and held by them as trustees of a trust for the benefit of Mr. Schulze, of which up to $150 million in aggregate value of shares have been pledged by the trust as collateral to secure a line of credit; (c) 3,580,402 outstanding shares registered in the name of Mr. Schulze and co-trustees, and held by them as trustees of Grantor Retained Annuity Trusts for the benefit of Mr. Schulze and his family; (d) 1,143,043 outstanding shares registered in the name of Mr. Schulze and a co-trustee, and held by them as trustees of the Sandra Schulze Grantor Retained Annuity Trust; (e) 950,169 outstanding shares held by a limited partnership of which Mr. Schulze is the sole general partner (Mr. Schulze has disclaimed beneficial ownership of these shares except to the extent of his pecuniary interest therein); (f) 252,312 outstanding shares held by a limited partnership of which a limited liability company owned by Mr. Schulze is the sole general partner; (g) 31,672 outstanding shares held by a limited partnership of which a limited liability company owned by Mr. Schulze is the sole general partner; (h) 39,566 outstanding shares registered in the name of Mr. Schulze and held by him as trustee of trusts for the benefit of the children of Mr. Schulze's spouse (Mr. Schulze has disclaimed beneficial ownership of these shares); (i) 11,758 outstanding shares registered in the name of Mr. Schulze's spouse and co-trustees, and held by them as trustees of trusts for the benefit of Mr. Schulze's spouse (Mr. Schulze has disclaimed beneficial ownership of these shares); (j) 183,726 outstanding shares registered in the name of Mr. Schulze and a co-trustee, and held by them as trustees of the Sandra Schulze Revocable Trust dated June 14, 2001 (Mr. Schulze has disclaimed beneficial ownership of these shares); (k) 2,061 outstanding shares held in Mr. Schulze's individual retirement account; (l) 2,228,419 outstanding shares owned by The Richard M. Schulze Family Foundation, of which Mr. Schulze is the sole director; (m) 75,862 outstanding shares registered in the name of the Trustee in connection with the Retirement Saving Plan for the benefit of Mr. Schulze; and (n) options to purchase 30,000 shares, which he could exercise within 60 days of March 25, 2013.

(23)
As reported on the owner's most recent Schedule 13G filed with the SEC on February 14, 2013. FMR LLC and certain related entities have sole voting power over 6,387,312 shares and sole dispositive power over 29,516,761 shares.

(24)	As reported on the owner's most recent Schedule 13G filed with the SEC on January 30, 2013. Blackrock, Inc. has sole voting dispositive power over 27,187,908 shares.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires that our directors, executive officers and shareholders who beneficially own more than 10% of our common stock file initial reports of ownership with the SEC. They must also file reports of changes in ownership with the SEC. In addition, they are required by SEC regulations to provide us copies of all Section 16(a) reports that they file with the SEC. Based solely on a review of such Section 16(a) reports, management and the Board believe our directors, executive officers and shareholders who beneficially own more than 10% of our common stock complied with the Section 16(a) filing requirements during the fiscal year ended February 2, 2013, except that due to administrative delay one report was not filed in a timely manner with respect to one transaction involving a purchase of shares on October 26, 2009, by director Gérard R. Vittecoq.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

We have a written Related Party Transactions Policy that generally prohibits our participation in material related party transactions with officers, directors, controlling persons and other insiders unless the transaction provides us with a demonstrable incremental benefit and the terms are competitive with terms available from unaffiliated third parties.

Pursuant to our Related Party Transactions Policy, if a related party transaction (as defined by SEC rules and the policy) involving an amount greater than $120,000 is proposed, members of the Audit Committee who have no financial interest in the transaction review the transaction to determine whether the necessary incremental benefit is present and whether the transaction should be recommended to the Board for approval. Members of the Board who have no financial interest in the transaction then review and, if appropriate, approve the transaction. In addition, ongoing related party transactions are reviewed annually by the Audit Committee and the Board to ensure that such transactions continue to provide the necessary incremental benefit to us and have competitive terms. Each of the transactions discussed below were approved by the Audit Committee and the Board in January 2013, unless otherwise noted, in accordance with our Related Party Transactions Policy.

We do not have any credit arrangements between our officers, directors, controlling persons and other insiders.

Allen U. Lenzmeier

Jessica Zou, Mr. Lenzmeier's daughter-in-law, is employed with us as a Property Manager at our corporate headquarters in Minneapolis, Minnesota. Ms. Zou's base salary for fiscal 2013 was approximately $96,000, and she was eligible for a short-term incentive award, payable in cash, expressed as 15% of her base salary. She also received a recognition award during fiscal 2013. Ms. Zou's total cash compensation for fiscal 2013 was $132,000. Ms. Zou's employment with us began in May 2003. Mr. Lenzmeier's family member is compensated at a level comparable to the compensation paid to non-family members in similar positions at Best Buy. This relationship was reviewed and ratified by the Audit Committee and the Board in April 2013.

Richard M. Schulze

On March 25, 2013, we entered into a letter agreement with Mr. Schulze pursuant to which, among other things, Mr. Schulze has been named Chairman Emeritus of the Company, with the lifetime honorary title of “Founder and Chairman Emeritus”. Under this letter agreement, we have agreed to compensate Mr. Schulze in an amount not to exceed $2.125 million in connection with his preparation and ongoing consultation over the next twelve months with regard to a business plan for Best Buy. We have agreed to pay this sum in quarterly installments beginning on the three month anniversary of the signing of the letter agreement. In addition, we have agreed to compensate Mr. Schulze an annual base salary of $150,000, and to provide lifetime medical benefits for him, his spouse and his eligible dependents in accordance with our plans, practices, programs and policies in effect generally for our executives and their dependents. We have also agreed to provide office space and administrative support, and to reimburse Mr. Schulze for his costs and out of pocket expenses incurred in the performance of his duties as Chairman Emeritus. Mr. Schulze is also entitled, under the letter agreement, to nominate two directors for appointment to the Board of Directors. Messrs. Anderson and Lenzmeier have been elected to the Board and have been nominated for election for two-year terms to the Board at the Meeting. The letter agreement has an initial term which will last until Mr. Schulze reaches the age of 75, except as specifically described above.

We leased two of our U.S. Best Buy stores from Mr. Schulze. During fiscal 2013, we paid aggregate rents of approximately $808,000 for the two stores leased from Mr. Schulze. Both leases include escalation clauses. Depending upon our exercise of successive renewal options, the leases run through 2021 and 2018, respectively. We closed both stores in May 2012; however, we continue to pay rent for both locations. We are looking into options for use of the space or subtenancy to mitigate our costs. We entered into both real estate leases with Mr. Schulze prior to 1990, and the Board approved the leases (with Mr. Schulze not voting). The Board relied on one or more of its members who had no financial interest in the properties to review market comparisons, look into alternative rental agreements and negotiate with Mr. Schulze. The Board determined that these real estate leases were in our best interest and had terms that are competitive with terms available from unaffiliated third parties.

During the first half of fiscal 2013, we also chartered aircraft services, on a non-exclusive basis, from entities owned by the Richard M. Schulze Revocable Trust, under the trust agreement dated June 14, 2001, as amended and restated, of which Mr. Schulze is a trustee. We used such airplanes pursuant to a block charter agreement. Annually, the Board reviewed the arrangements for these airplanes to ensure that the terms are competitive with terms available from unaffiliated third parties. We paid an hourly rate for use of the airplanes, without any required fractional ownership. Our senior management generally used the airplanes when it was more economical or practical than flying commercial airlines. The total amount paid to

Mr. Schulze's entities for use of the airplanes during fiscal 2013 was approximately $571,000. The relationship with Mr. Schulze's entities for use of the airplanes was terminated in fiscal 2013, and the Board has no plans to reinstate the agreement.

We purchase certain store fixtures from Phoenix Fixtures, Inc. ("Phoenix"), a company owned by Mr. Schulze's brother, Robert Schulze. Fixture contracts are submitted through a competitive bidding process in which Phoenix is free to participate. Payments made to Phoenix are pursuant to contracts awarded following the competitive bidding process. In light of Mr. Schulze's relationship with Phoenix, the Board reviewed our transactions with Phoenix and determined that the transactions were on fair terms to us and that Phoenix provides advantages with respect to service and delivery as compared with its competitors. Accordingly, the Board approved the transactions and our continued business dealings with Phoenix. The total amount paid to Phoenix during fiscal 2013 was approximately $7.5 million USD and $387,000 CAD. All transactions with Phoenix during fiscal 2013 were subject to the competitive bidding process discussed above to ensure fair prices and terms.

Susan S. Hoff, Mr. Schulze's daughter, is Founder, Chairperson and Chief Executive Officer of The Best Buy Children's Foundation, for which she has served as principal executive officer since the inception of the foundation. As part of this role, Ms. Hoff serves as a Vice President of the Company. Ms. Hoff's base salary for fiscal 2013 was $252,000 and she was eligible for a short-term incentive award, payable in cash, with a target payout of 45% of her base salary. During fiscal 2013, Ms. Hoff received $348,966 in total cash compensation. Also during fiscal 2013, Ms. Hoff was awarded options to purchase 1,000 shares of Best Buy common stock at an exercise price of $22.06 per share, options to purchase 1,330 shares of Best Buy common stock at an exercise price of $20.31 per share, options to purchase 1,330 shares of Best Buy common stock at an exercise price of $17.94 per share, and options to purchase 1,330 shares of Best Buy common stock at an exercise price of $14.67 per share. The stock options expire in April 2022, June 2022, September 2022 and January 2023, respectively, and vest ratably over three years. Consistent with other officers of the Company, Ms. Hoff also received a quarterly time-based restricted stock grant of 334 shares, and an annual performance-based restricted stock grant of 1,334 shares. Each time-based restricted stock and stock option grant vests in one-third increments on each anniversary of the grant for three years. The performance share grant vests only if certain performance criteria is met following the performance period.

Fidelity

FMR LLC ("Fidelity") filed an amended Schedule 13G in February 2013, stating that it holds 8.731% of the Company's common stock. As a result of beneficially owning more than 5% of our common stock, Fidelity is currently considered a “related party” under our Related Party Transactions Policy. After conducting a review of any relationships between Fidelity and its subsidiaries and the Company and its subsidiaries, we determined that certain affiliates of Fidelity provide services to us in connection with the record keeping and administration of our stock plans (including the Employee Stock Purchase Plan and the Long-Term Incentive Plan). We paid these entities approximately $574,000 for these services for fiscal 2013. The administrative services contracts were initially entered into prior to Fidelity's Schedule 13G filing and 5% holder status. The contracts were negotiated at arms length and there is no indication that the Company or Fidelity received preferential treatment as a result of the relationship. This relationship was reviewed and ratified by the Audit Committee and the Board of Directors in January 2013.

BlackRock

BlackRock, Inc. ("BlackRock") filed a Schedule 13G in January 2013, stating that it holds 8.08% of the Company's common stock. As a result of beneficially owning more than 5% of our common stock, BlackRock is currently considered a “related party” under our Related Party Transactions Policy. After conducting a review of any relationships between BlackRock and its subsidiaries and the Company and its subsidiaries, we determined that up until August 2012 the Company invested its short-term cash overnight in money market funds managed by BlackRock Institutional Management Corporation, an affiliate of BlackRock. In accordance with the terms of the management agreement with BlackRock, we received net interest payments of approximately $65,000 during fiscal 2013, primarily driven by low interest rates in the market; BlackRock retained approximately $80,000 in flat rate management fees from our gross interest yield. Our investment in the BlackRock-managed funds averaged approximately $43 million, with a maximum amount invested at approximately $175 million. The initial decision to invest in BlackRock's money market funds was made prior to its 5% holder status. There is no indication that Best Buy or BlackRock received preferential treatment as a result of the relationship, and we believe that the terms of our management agreement with BlackRock Institutional Management Corporation were consistent with that of other investors. This relationship was reviewed and ratified by the Audit Committee and the Board of Directors in April 2013.

AUDIT COMMITTEE REPORT

The information contained in this Audit Committee Report shall not be deemed to be "soliciting material" or "filed" or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate it by reference into a document filed under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

The Audit Committee is currently comprised of three members and acts under a written charter adopted and approved by the Board. The Audit Committee's charter is posted on our website at www.investors.bestbuy.com — select the "Corporate Governance" link. All members of the Audit Committee meet the SEC and NYSE definitions of independence and financial literacy for audit committee members. In addition, the Board has determined that two of the three current members of the Audit Committee are "audit committee financial experts" for purposes of SEC rules. No member of the Audit Committee serves on the audit committee of more than three public companies.

During fiscal 2013, Mr. Mikan resigned from the Audit Committee, effective April 10, 2012, to serve as our interim CEO. Upon completion of his service as interim CEO, he was appointed the Chair of the Audit Committee, effective September 11, 2012. He served as Chair of the Audit Committee until his resignation from the Board on December 26, 2012. Mr. Tyabji was re-appointed and is currently serving as the Chair of the Audit Committee. Mr. Lenzmeier was appointed and currently serves as a member of the Audit Committee, effective April 17, 2013. As previously announced, Mr. Paull has retired from the Board, effective on April 17, 2013 following the Board and committee meetings on April 16-17, 2013.

Committee Meetings

The Audit Committee met 11 times, including seven times via conference call, during fiscal 2013. The Audit Committee schedules its meetings to ensure it has sufficient time to devote appropriate attention to all of its tasks. The Audit Committee meetings include regular executive sessions with our independent registered public accounting firm, Deloitte & Touche LLP ("D&T"), our internal auditors and management. The Audit Committee also discusses with our internal auditors and D&T the overall scope and plans for their respective audits.

Recommendation Regarding Financial Statements

The Audit Committee, on behalf of the Board, reviewed and discussed with both management and D&T our annual audited consolidated financial statements for the transition year ended February 2, 2013, and our quarterly operating results for each quarter in such fiscal year, along with the related significant accounting and disclosure issues. These reviews included discussions with D&T of matters required to be discussed pursuant to Statement on Auditing Standards No. 61, The Auditor's Communication With Audit Committees, and discussions with management about the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of the disclosures in the consolidated financial statements.

The Audit Committee reviewed and discussed with D&T its independence from us and our management. As part of that review, the Audit Committee received from D&T the written disclosures and the letter required by applicable rules of the Public Company Accounting Oversight Board regarding the independent accountant's communications with audit committees concerning independence. In addition, the Audit Committee reviewed all services provided by and the amount of fees paid to D&T in fiscal 2013. In reliance on the reviews and discussions with management and D&T, the Audit Committee believes that the services provided by D&T were compatible with, and did not impair, its independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board, and the Board approved, that our annual audited consolidated financial statements be included in our Transition Report on Form 10-K for the period ended February 2, 2013, as filed with the SEC.

Pre-Approval Policy

Consistent with SEC rules regarding auditor independence, the Audit Committee has responsibility for appointing, setting fees for and overseeing the work of our independent registered public accounting firm. In recognition of this responsibility and in accordance with the Securities Exchange Act of 1934, it is the policy of the Audit Committee to pre-approve all permissible services provided by our independent registered public accounting firm except for minor audit-related engagements which in the aggregate do not exceed 5% of the fees we pay to our independent registered public accounting firm during a fiscal year.

Each year, prior to engaging our independent registered public accounting firm, management submits to the Audit Committee for approval a list of services expected to be provided during that fiscal year within each of the three categories of services described below, as well as related estimated fees, which are generally based on time and materials.

Audit services include audit work performed on the financial statements, as well as work that generally only the independent registered public accounting firm can reasonably be expected to provide, including comfort letters and discussions surrounding the proper application of financial accounting and/or reporting standards.

Audit-related services include assurance and related services that are traditionally performed by the independent registered public accounting firm, including due diligence related to mergers and acquisitions, statutory audits, employee benefit plan audits and special procedures required to meet certain regulatory requirements.

Tax services include compliance and other non-advisory services performed by the independent registered public accounting firm when it is most efficient and effective to use such firm as the tax service provider.

As appropriate, the Audit Committee then pre-approves the services and the related estimated fees. The Audit Committee requires our independent registered public accounting firm and management to report actual fees versus the estimate periodically throughout the year by category of service. During the year, circumstances may arise when it becomes necessary to engage our independent registered public accounting firm for additional services not contemplated in the initial annual proposal. In those instances, the Audit Committee pre-approves the additional services and related fees before engaging our independent registered public accounting firm to provide the additional services.

AUDIT COMMITTEE

Hatim A. Tyabji (Chair)
Allen U. Lenzmeier
Gérard R. Vittecoq

ITEM OF BUSINESS NO. 2 — RATIFICATION OF APPOINTMENT OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

THIS SECTION SHOULD BE READ IN CONJUNCTION WITH THE "AUDIT COMMITTEE REPORT".

The Audit Committee appointed Deloitte & Touche LLP ("D&T") as our independent registered public accounting firm for the fiscal year ending February 1, 2014. We will ask shareholders to ratify the appointment of D&T as our independent registered public accounting firm at the Meeting. Representatives of D&T are expected to be present at the Meeting. They will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

Principal Accountant Services and Fees

For the fiscal years ended February 2, 2013, and March 3, 2012, D&T served as our independent registered public accounting firm. The following table presents the aggregate fees incurred for services rendered by D&T during fiscal 2013 and fiscal 2012, respectively. The fees listed below were pre-approved by our Audit Committee pursuant to the Audit Committee's pre-approval policy as described in the Audit Committee Report:

Service Type	Fiscal 2013	Fiscal 2012
Audit Fees(1)	$3,826,000	$4,285,000
Audit-Related Fees(2)	2,460,000	2,910,000
Tax Fees(3)	570,000	825,000
All Other Fees	—	—
Total Fees	$6,856,000	$8,020,000

(1)
Consists of fees for professional services rendered in connection with the audits of our consolidated financial statements and the effectiveness of our internal control over financial reporting for the fiscal years ended February 2, 2013, and March 3, 2012; the reviews of the consolidated financial statements included in each of our Quarterly Reports on Form 10-Q during those fiscal years; consultations on accounting matters; and SEC registration statements.

(2)
Consists primarily of fees for statutory audit filings, as well as the audits of our retirement savings plans and foundations. Includes fees of $1,477,000 and $1,899,000 incurred for fiscal 2013 and fiscal 2012, respectively, for statutory audits of Best Buy Europe, in which we have a 50% controlling interest.

(3)	Consists primarily of tax compliance services based on time and materials.

It is our policy that our independent registered public accounting firm be engaged to provide primarily audit and audit-related services. However, pursuant to the policy, in certain circumstances and using stringent standards in its evaluation, the Audit Committee may authorize our independent registered public accounting firm to provide tax services when it determines that D&T is the most efficient and effective tax service provider.

Board Voting Recommendation

The Board recommends that shareholders vote FOR the proposal to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending February 1, 2014.

The affirmative vote of a majority of the voting power of the shares present and entitled to vote of the Meeting is required to ratify Deloitte & Touche LLP as our independent registered accounting firm.

Although ratification is not required pursuant to our By-laws or otherwise, the Board is submitting the selection of Deloitte & Touche LLP to our shareholders for ratification because we value our shareholders' views on the Company's independent registered public accounting firm. If the appointment of Deloitte & Touche LLP were not to be ratified by the shareholders, the Audit Committee would not be required to appoint another independent registered public accounting firm, but would give consideration to an unfavorable vote. Even if the selection is ratified, the Audit Committee, in its discretion, may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our shareholders.

EXECUTIVE AND DIRECTOR COMPENSATION

Introduction

As discussed in the Chairman's Letter to Shareholders, provided to you with this proxy statement, the Company faced a year filled with significant, unusual and highly publicized challenges. In that context, the Board made a number of compensation-related decisions that fall into two categories: 1) decisions to deal with the crisis and 2) decisions to drive Company performance going forward.

Consideration of Last Year's “Say on Pay” Vote

It is well known that at our Regular Meeting of Shareholders in June 2012, the majority of our shareholders voted against our “Say on Pay” proposal. This was in sharp contrast to the prior year:

"Say on Pay" Vote Results
June 2012 Vote		June 2011 Vote
For	Against	For	Against
38%	62%	97%	3%

In response to these voting results, the Company engaged in direct dialogue with its shareholders, including its top institutional shareholders, to determine the basis of this negative "Say on Pay" vote. According to this shareholder feedback, the failed vote was principally due to the separation package paid to the former CEO, Brian J. Dunn, after the end of fiscal 2012 but before the 2012 Regular Meeting of Shareholders. In particular, shareholders felt the package paid failed to reflect the Company's previously articulated compensation rationales and its pay-for-performance principles.

As discussed in greater detail below, we took this feedback seriously in shaping our subsequent compensation deliberations. These included direct actions impacting our fiscal 2013 compensation. As other named executive officers ("NEOs") left the Company, either voluntarily or involuntarily, the Compensation Committee ensured that severance benefits were limited to our disclosed severance benefits and legal obligations and that all clawback rights and compensation forfeitures were enforced. The Compensation Committee also chose to enhance the performance linkage with executive compensation by introducing a one-third performance share component to all officer long-term incentive programs. Consistent with this approach, the Compensation Committee also ensured that the compensation paid to the new CEO and chief financial officer was predominantly performance-based.

Decisions Made to Address the Crisis

The following summarizes the timing and cost of NEO transitions and comprises the decisions that were made in the context of the tumult Best Buy faced last year.

•
Upon his termination as CEO in April 2012, the Board negotiated a separation agreement with Mr. Dunn. This agreement included continued vesting in certain equity awards and a cash severance payment in exchange for extended non-compete, non-solicitation and non-disparagement protections. The agreement with Mr. Dunn was made during the early part of fiscal 2013, but prior to our 2012 Regular Meeting of Shareholders. Feedback from shareholders made clear the frustration many felt with the fact that the Company paid Mr. Dunn above and beyond what it was contractually obligated to do. Further, there was clearly concern that the severance compensation did not reflect Mr. Dunn's previous business performance during his tenure as CEO. This feedback included the “no” vote on last year's “Say on Pay” proposal, as discussed above. We want to reiterate that the Board clearly heard this feedback and has taken it into account in its ongoing NEO compensation decisions, including those made later in fiscal 2013.

•
George L. Mikan III was appointed interim CEO while a search for a permanent CEO was conducted. Due to the brief and uncertain nature of his appointment, the Compensation Committee approved a compensation package that consisted primarily of a cash stipend and a pro-rated annual stock award. This temporary pay arrangement was designed to incent Mr. Mikan to make objective decisions consistent with the long-term interests of the enterprise, during his short tenure in the role.

•
During this same period, the Compensation Committee, at the behest of the Company, determined that any unplanned departures of senior leaders during the interim period could further deepen the degree of difficulty the Company was facing. This circumstance was exacerbated by the fact that an interim CEO would have had a difficult time attracting external senior talent in the event an unplanned executive vacancy needed to be filled. To prevent any unplanned departures and minimize the disruption created by future leadership changes, the Compensation Committee approved Continuity Awards that would offer a mix of cash and stock to the senior leadership team in exchange for their continued, resolute support of the business transformation. The premise for these awards was straightforward: at a time of extreme uncertainty, with no permanent CEO, a founder exploring options to take the Company private, a declining business and steeply receding stock price, the Company faced a real risk of losing top executives at the worst possible time. The Continuity Awards successfully facilitated the retention of key executives and the rational and non-disruptive departure process for Messrs. Muehlbauer and Vitelli, following the appointment of Mr. Joly as our new CEO.

Decisions to Drive Future Performance

As has been stated previously, the Board focused on addressing two distinct issues: those that were necessary to solve the crisis it faced and those that looked ahead to the future growth of the Company. In the latter category falls the decisions outlined below, each intended to embrace the most current best practices regarding market-based and performance-focused compensation:

•
Mr. Joly was recruited as the new President and CEO in August 2012. In designing his remuneration package, the Compensation Committee paid particular attention to the ways in which Mr. Joly was being incented to perform. The overwhelming majority of his annual compensation is variable compensation that depends on changes in share price and the degree to which specific performance goals are attained. As for his sign-on bonus, it was intended to compensate Mr. Joly for money he would have collected from his previous employer had he remained in its employment. What is important to note is that, while Mr. Joly's previous employer was committed to paying him that amount in cash, the equivalent value provided by Best Buy was predominantly, over 80%, in equity, much of it tied to performance metrics.

•
Sharon McCollam was recruited as our Executive Vice President, Chief Administrative Officer and Chief Financial Officer in November 2012. Her compensation package, as outlined in her employment agreement, reflects the breadth of her role including all aspects of global finance, strategic planning and corporate development, information technology, procurement and oversight of our real estate portfolio.

•	For current NEOs, in light of financial performance coming in well-below expectations, no short-term incentive awards were paid.

•
In light of shareholder feedback regarding the severance package offered to Mr. Dunn, the Compensation Committee took a concerted effort to ensure future NEO departures were handled with full transparency and consistent with previously disclosed benefits and obligations. This was evident in the Compensation Committee's handling of the involuntary departures of Mr. Muehlbauer and Mr. Vitelli, the terms of which were consistent with our ERISA severance plan and the award agreements in place at the time of their departures.

•
The Compensation Committee approached a voluntary NEO departure with similar discipline. Stephen Gillett was recruited in March 2012 to lead the Company's digital transformation and e-commerce platforms. Upon his voluntary departure in December 2012, the Company exercised the clawback provisions in his agreements — returning or forfeiting approximately 80% of his compensation. Consistent with the award agreements in place, the Compensation Committee was able to claw back $2,668,291, consisting of the after-tax portion of his sign-on cash bonus, the cash portion of the Continuity Awards, and expenses related to Mr. Gillett's relocation. The unvested portions of his fiscal 2013 long-term incentive awards, equity sign-on grant and the equity portion of his Continuity Award, all together valued at $7,461,471, were forfeited.

•
Based on shareholder feedback and a review of market practices, a performance-based component was added to the executive long-term incentive plan. Equity awards to NEOs now are composed of one-third performance shares tied to relative total shareholder return ("TSR"), one-third stock options, and one-third restricted stock, with the CEO's 2014 awards being in the form of 50% performance-based shares, 20% stock options, and 30% time-based restricted stock.

Compensation Discussion and Analysis

The Compensation Discussion and Analysis below describes how the Compensation Committee of the Board ultimately decided to compensate the following individuals, all of whom are considered NEOs of the Company under SEC rules for fiscal 2013:
Current Executives

•	Hubert Joly, President and CEO;

•	Sharon L. McCollam, Executive Vice President (“EVP”) – Chief Administrative Officer (“CAO”) and Chief Financial Officer (“CFO”);

•	Shari L. Ballard, EVP – President, International;

•	Keith J. Nelsen, EVP – General Counsel, Chief Risk Officer and Secretary; and

•	Carol A. Surface, EVP – Chief Human Resources Officer.

Departed Executives

•	Brian J. Dunn, former CEO;

•	George L. Mikan III, former interim CEO;

•	James L. Muehlbauer, former EVP – Finance and CFO;

•	Stephen Gillett, former President, Best Buy Digital and EVP, Global Business Services; and

•	Michael A. Vitelli, former EVP – President, U.S.

Compensation Philosophy, Objectives and Policies

The Company's compensation philosophy is based on the desire for executive remuneration to align with the interests of shareholders. To do this, the Compensation Committee worked to ensure that long-term incentives are heavily weighted toward Company performance and consistent with market norms. This is in line with past practice, a fact reflected in the prior year's "Say on Pay" vote that was overwhelmingly positive.

We seek to deliver pay-for-performance while meeting the following objectives:

•	Attract, motivate and retain highly qualified executives;

•	Establish challenging, but realistic goals, balanced between short-term and long-term objectives;

•	Provide a meaningful portion of compensation in variable (versus fixed) pay, with a significant portion of variable compensation in the form of long-term equity awards; and

•	Maintain a flexible compensation structure that allows employees to share in our success.

We implement these objectives by employing programs that are designed to align employee interests with Company goals and create a common vision of success, but without undue risk.

Consistent with these objectives, the following executive compensation policies and practices were in effect during fiscal 2013:

•
Pay-for-performance. We tie pay to performance. The majority of executive pay is not guaranteed and tied to performance metrics designed to drive shareholder value. If goals are not attained, no compensation is paid, which was the case with regard to our short-term incentive plan for fiscal 2013.

•
Mitigate undue risk. We mitigate undue risk, including utilizing caps on incentive award payments and vesting periods on potential equity payments, clawback provisions, restrictive covenants and multiple performance metrics. The Compensation Committee annually reviews our compensation risk profile to ensure that our compensation-related risks are not reasonably likely to have a material adverse effect on the Company.

•
Double trigger. Our agreements that provide for accelerated vesting of future equity awards after a change in control do so only if an employee is also terminated within a specified period of time after the change in control (a double trigger).

•
Independent Compensation Committee and Committee Consultant. The Compensation Committee is comprised solely of independent directors. The Compensation Committee's independent compensation consultant is retained directly by the Compensation Committee and performs no other consulting or other services for the Company.

•	Shareholder engagement. We routinely engage with shareholders regarding executive compensation and related issues. These efforts have continued and increased following last year's “Say on Pay” vote.

•
Re-pricing of stock options. Under the terms of our Omnibus Plan, a stock option may not, without the approval of our shareholders, be: (1) amended to reduce its initial exercise price (except for adjustments in the case of a stock split or similar event); or (ii) canceled and replaced by a stock option having a lower exercise price.

•
Stock ownership and trading policies. We have stock ownership guidelines for our executive officers, including the NEOs. As of the end of fiscal 2013, each NEO was in compliance with the guidelines. We have a policy prohibiting all employees, including the NEOs, from engaging in any hedging transactions with respect to equity securities of the Company.

•
NEOs' benefits. Our executive officers, including the NEOs, generally receive the same employee benefits as other officers. We do not have an executive retirement plan that provides extra benefits to the NEOs.

Governance

The following table summarizes the roles of each of the key participants in the executive compensation decision-making process for our NEOs.

Key Participant
Compensation Committee
Role in Decision-Making Process
Establishes our compensation objectives.

Determines, approves and oversees executive compensation, including the design, competitiveness and effectiveness of our compensation programs. Also oversees the development, evaluation and approval of incentive compensation, equity-based pay and other material employee benefit plans for all employees, including the NEOs.

Certain matters that do not materially impact our NEOs have been delegated by the Compensation Committee to members of management in order to ensure timely decision-making, maintain compliance with legal or regulatory obligations or for administrative reasons.

The Compensation Committee's charter is available on our website at www.investors.bestbuy.com — select the "Corporate Governance" link.

Compensation Committee's Independent Compensation Consultant
Role in Decision-Making Process
Reviews the recommendations of management with the Compensation Committee to ensure that the recommendations are aligned with our stated objectives and are reasonable when compared to our peer market for executive and director talent.

Meets with members of management to gain a holistic understanding of the current business environment and Company strategies.

Reviews the results of the risk assessment with the Compensation Committee and identifies key takeaways.

Provides perspective on market practice.

The Delves Group served as the Independent Compensation Consultant for the past several years until July 2012. Frederic W. Cook & Co., Inc. succeeded The Delves Group as advisor to the Board in the fall of 2012, beginning with the construction of the current CEO's compensation package. The Compensation Committee reviewed the independence of Frederic W. Cook & Co., Inc. under SEC rules and concluded that its work has not raised any conflicts of interest.

CEO
Role in Decision-Making Process
Creates and presents recommendations to the Compensation Committee for our other executive officers and provides his perspective. Does not participate in or otherwise influence recommendations regarding his own compensation.

Human Resources ("HR")
Role in Decision-Making Process
As led by Ms. Surface, EVP and Chief Human Resources Officer, provides the Compensation Committee with market analytics in support of the CEO's recommendations for our executive officers, other than the CEO. Management does not make recommendations on CEO compensation.

Our other NEOs do not participate in the development of compensation recommendations or the approval process.

Factors in Decision-Making

Market Competitive Data. For fiscal 2013, each element of compensation and the level of total direct compensation for our NEOs was considered against market benchmarks and views of individual performance. Our Compensation Committee reviewed publicly available compensation data for our peer group of companies and the Fortune 100 and in some instances, also consulted survey and S&P 500 data. We used available information and monitored actions taken by our peer group to evaluate market trends and to assess the long-term incentive and overall competitiveness of our executive compensation levels. We did not, however, seek to establish any specific element of compensation or total direct compensation that falls within a prescribed range relative to our peer group of companies, the Fortune 100 or the S&P 500. In addition, the Compensation Committee at times uses our peer group of companies to comparatively evaluate:

(1)	The cost of the total direct compensation paid to our NEOs;

(2)	The relationship between our financial performance and the compensation paid to our NEOs; and

(3)	The relative difficulty in achievement of our incentive performance targets.

Change in Peer Group in Fiscal 2013. We review our peer group annually. For several years prior to fiscal 2013, our peer group had remained stable, with few exceptions. We had continued to use the same factors to select our peer group: predominantly retail or wholesale companies with more than $5 billion in revenue and significant revenue generated outside of the U.S. Our peer group at the time compensation was determined for our NEOs in fiscal 2012 was comprised of the following companies:

Amazon.com, Inc.	Harley-Davidson, Inc.	The TJX Companies, Inc.
Apple Inc.	Lowe's Companies Inc.	Wal-Mart Stores Inc.
Costco Wholesale Corporation	Nordstrom Inc.	Walgreen Co.
Dell Inc.	Staples, Inc.	Walt Disney Co.
eBay Inc.	Starbucks Corporation	Whole Foods Market, Inc.
FedEx Corporation	Target Corp.	Yahoo! Inc.

The Compensation Committee strives to ensure that our peer group is an accurate reflection of our business strategy, represents the labor market for executive talent and includes external perspectives. For fiscal 2013, the Compensation Committee prioritized criteria for potential peers, including the following, and determined changes to the peer group were appropriate:

—	Business strategy: Combination of retailers, e-tailers, digital companies, global companies and iconic brands;

—	Size: Revenue and/or market capitalization similar to us;

—	Current peers: Preference, but not obligation, toward consistency in an effort to maintain consistency from year to year in the results of our compensation analysis; and

—	Labor market consideration: Companies that listed us as a peer.

Beginning in fiscal 2013, our peer group includes the following companies:

Amazon.com, Inc.	Limited Brands, Inc.*	Staples, Inc.
Apple Inc.	Lowe's Companies Inc.	Target Corp.
Costco Wholesale Corporation	Macy's, Inc.*	Time Warner Cable Inc.*
Dell Inc.	Microsoft Corporation*	Wal-Mart Stores Inc.
DIRECTV, Inc.*	Nike Inc.*	Walgreen Co.
eBay Inc.	Nordstrom Inc.	Walt Disney Co.
Google Inc.*	Office Depot, Inc.*	Yahoo! Inc.
The Home Depot, Inc.*	Sears Holdings Corporation*
* New to peer group in fiscal 2013. FedEx Corporation, Harley-Davidson, Starbucks Corporation, The TJX Companies, Inc., and Whole Foods Market, Inc. were in the prior year's peer group, but were dropped in 2013.
At the time of the analysis, relative to the 23 companies, the Company's revenues were between the median and 75th percentile, but below the 25th percentile on market value measures. Given the state of the turnaround, the Compensation Committee determined that Company revenues were more appropriate than market value at that time.

Ongoing Compensation — Executive Compensation Elements

Overview.    Our NEOs' compensation in fiscal 2013 included the following ongoing elements:

Compensation Component	Key Characteristics	Purpose	Principal Fiscal 2013 Actions
Base Salary	Cash. Reviewed annually and adjusted if and when appropriate.	Provide competitive, fixed compensation to attract and retain executive talent.	Base compensation changes limited to a 5% market adjustment for Mr. Nelsen. No other increases.

Short-Term Incentive ("STI")	Cash. Variable compensation component. Performance-based award opportunity. Payable based on a combination of financial metrics and individual goals.	Create a strong financial incentive for achieving or exceeding Company and individual goals.	Financial metrics for fiscal 2013 included revenue and net operating profit. The NEOs received no STI payments as the financial thresholds for net operating profit were not met.

Long-Term Incentive ("LTI")	Time-based stock options, time-based restricted stock, and performance-based restricted stock.	Create a strong financial incentive for increasing shareholder value and encourage a significant equity stake in the Company.
Continuing NEOs received the same grant levels as in the last fiscal year. The mix changed from 75% options and 25% time-based restricted stock to 33% performance-based restricted stock, 33% time-based restricted stock and 33% options. For fiscal 2014, the CEO's mix will be 50% performance-based restricted stock, 20% stock options and 30% time-based restricted stock.

Sign-on Awards (Joly, McCollam, Gillett)	Cash and Equity	Secure executive talent and replace, where necessary, value foregone at prior employers.	Used in the recruitment of executive talent.

Health, Retirement and Other Benefits	Eligibility to participate in benefit plans generally available to our employees, including health, retirement, stock purchase, severance, life insurance and disability plans.	Plans are part of our broad-based employee benefits program.	The NEOs continue to participate in generally the same benefits as our other employees.

Executive Benefits	Annual executive physical exam, supplemental long-term disability insurance, four weeks of paid vacation, stock ownership target planning and tax planning/preparation services.	Provide competitive benefits to promote the health, well-being and financial security of our executive officers.	No material changes were made to the NEOs' benefits in fiscal 2013.

Fiscal 2013 Pay Mix.    The Compensation Committee emphasizes variable performance-based pay when setting the pay mix for our executive officers, but does not establish a set pay mix for them. The target pay mix for fiscal 2013 for the former CEO's pay mix prior to his departure (and remains the target structure for the CEO in fiscal 2014) and our other current NEOs, on average, is shown below. The Compensation Committee adhered to this same structure in granting the sign-on pay for its new CEO, which was over 80% in equity as also shown below, much of it tied to performance. Actual salary levels, STI awards (discussed in further detail in Short-Term Incentive) and LTI awards (discussed in further detail in Long-Term Incentive) vary based on the market analysis described above.

Each element in the pay mix is discussed below and shown in the Summary Compensation Table as found in Compensation of Executive Officers.

Base Salary

In April 2012, the Compensation Committee approved the total fiscal 2013 target compensation for each then-current NEO, including approval of their base salaries. Based on the assessment of each officer relative to market data, the Compensation Committee approved a 5% salary increase for Mr. Nelsen. All other NEO salaries were maintained at the same levels. The Compensation Committee followed a similar process for the NEOs hired during the year, with particular emphasis on the individual's past compensation and peer and Fortune 100 market data.

Current Executives

Name	Fiscal 2013 Annual Base Salary	Fiscal 2012 Annual Base Salary	Percent Change
Mr. Joly	$1,175,000	n/a	n/a
Ms. McCollam	$925,000	n/a	n/a
Ms. Ballard	$700,000	$700,000	0%
Ms. Surface	$490,000	$490,000	0%
Mr. Nelsen	$485,000	$460,000	5%

Departed Executives

Name	Fiscal 2013 Annual Base Salary	Fiscal 2012 Annual Base Salary	Percent Change
Mr. Dunn	$1,100,000	$1,100,000	0%
Mr. Mikan	n/a	n/a	n/a
Mr. Muehlbauer	$675,000	$675,000	0%
Mr. Gillett	$875,000	n/a	n/a
Mr. Vitelli	$700,000	$700,000	0%

Short-Term Incentive

Our executive compensation programs are designed to ensure that a greater percentage of total compensation for higher ranking positions is linked to company performance. For fiscal 2013, the NEOs were eligible for performance-based, short-term incentive awards pursuant to our fiscal 2013 STI. Fiscal 2013 STI awards were expressed as a target payout percentage of salary and if earned, would be payable in cash (as explained below, no NEO received a payout).

Lower-than-threshold performance resulted in no payments for fiscal 2013. The fiscal 2013 STI was comprised of several different plans that had unique performance criteria to align with the varying responsibilities and geographic areas served by the group of employees eligible for each plan. For fiscal 2013, Messrs. Muehlbauer, Nelsen and Vitelli and Mss. Ballard and Surface were eligible. Messrs. Dunn and Gillett were not eligible due to their early departures, and Mr. Joly and Ms. McCollam were not eligible due to the dates of their hire late in the fiscal year.

Fiscal 2013 STI Performance Criteria.    In February 2012, the Compensation Committee approved the performance criteria, in the form of metrics, and in April 2012 the Compensation Committee approved the target performance levels for each metric for each of the fiscal 2013 STI plans. The performance metrics were designed to support our fiscal 2013 business priorities, specifically centering on profitable growth and talent development. The metrics were:

•
Net operating profit ("NOP") — NOP is defined as revenue minus cost of goods sold, and selling, general and administrative expenses. NOP was included as a key metric because it reflects the decisions and actions of a short-term environment while still taking selling, general and administrative expenses into account. Satisfaction of this metric serves as a funding gate. Because NOP was not achieved, there was no payment and no other metrics influenced this result;

•	Revenue — revenue growth continued to be a key indicator for the retail industry;

•	Talent Index — metric includes three equally weighted talent management components that emphasize the importance of building a robust talent bench; and

•
Customer Satisfaction — the Compensation Committee included this metric to help focus leadership on improving customer satisfaction, which is a key driver of improved results across many key indicators.

EVP, President - International STI Plan metrics were designed to provide consistency with the Enterprise Executive STI Plan metrics, but focus more directly on the performance of our International business segment. Since Ms. Ballard's role specifically involved the management of the international businesses, these metrics were more appropriate for her scope of responsibility.

EVP, President - U.S. STI Plan metrics were designed to provide consistency with the Enterprise Executive STI Plan metrics, but focus more directly on the performance of our Domestic business segment. Since Mr. Vitelli's role specifically involved the management of the business in the U.S., these metrics were more appropriate for his scope of responsibility.

For all other NEOs, the metrics described above were measured at the enterprise level.

In establishing the target performance levels, the Compensation Committee considered our historical performance and target setting practices, as well as investor and analyst expectations. The Compensation Committee set a minimum performance threshold on Enterprise NOP of $1,795 million. With actual performance of $1,439 million, the threshold was not met and no STI payments were authorized by the Compensation Committee for any of the NEOs. The calculation of NOP compares to GAAP operating income of $162 million, which includes $822 million of goodwill impairment and $456 million of restructuring charges.

Determination of Fiscal 2013 STI Target Payout.    In April 2012, the Compensation Committee approved the target payout percentages for our NEOs under the fiscal 2013 STI plan, as part of their review of the NEOs' total fiscal 2013 target compensation. The Compensation Committee generally applies a tiered approach in determining the potential target payout percentages for each NEO, establishing a target payout at 100%, 125%, 150% or 200% of salary for each individual. The specific target payout percentage for each NEO is determined based on external market data for equivalent roles, with emphasis placed on job value and internal pay equity among the NEOs.

For fiscal 2013, the tiered target payouts of 100%, 125% and 200% of salary remained the same as in fiscal 2012, and a new target of 150% was added for Mr. Gillett and Ms. McCollam (though she was not eligible for fiscal 2013). For each of the metrics, the NEOs could earn zero to two times their weighted target payout percentage for that metric, making the maximum fiscal 2013 STI payout 2.0 times their target payout percentage.

Current Executives

Name	Target Payout Percentage	Annual Target Payout Value, based on Salary	Fiscal 2013 STI Payment	Fiscal 2013 STI Payment, as a Percentage of Salary
Mr. Joly	200%	n/a	n/a	n/a
Ms. McCollam	150%	n/a	n/a	n/a
Ms. Ballard	125%	$875,000	$—	0%
Ms. Surface	100%	$490,000	$—	0%
Mr. Nelsen	100%	$485,000	$—	0%

Mr. Joly and Ms. McCollam were not eligible for STI in fiscal 2013 due to the dates of their hire. As part of her sign-on awards detailed below, Ms. McCollam received a payment of $231,250 which equates to a pro-rated target bonus.

Departed Executives

Name	Target Payout Percentage	Annual Target Payout Value, based on Salary	Fiscal 2013 STI Payment	Fiscal 2013 STI Payment, as a Percentage of Salary
Mr. Dunn	200%	$2,200,000	$—	0%
Mr. Mikan	n/a	n/a	n/a	n/a
Mr. Muehlbauer	125%	$843,750	$—	0%
Mr. Gillett	150%	n/a	n/a	n/a
Mr. Vitelli	125%	$875,000	$—	0%

Mr. Mikan was paid a stipend described below in lieu of participation in the STI plan. Mr. Gillett was not eligible for a payment due to the date of his departure.

Long-Term Incentive

Awards of equity-based compensation to our executive officers encourage a strong ownership stake in the Company and align the interest of the NEOs and our shareholders. All equity-based incentive awards for our NEOs and directors must be approved by the Compensation Committee. During fiscal 2013, we made long-term incentive awards to our NEOs and other eligible employees (typically, manager level and above) pursuant to our LTI Program as approved by the Compensation Committee in April 2012. LTI awards are made under our Omnibus Plan.

Form of Fiscal 2013 LTI Award. In fiscal 2013, we conducted a comprehensive review of our long-term incentive program which resulted in us creating a greater link between pay and performance. Upon completion of that review, the Compensation Committee approved a redesigned LTI program for the NEOs starting in fiscal 2013. The redesigned program introduced a structure under which one-third of all officer awards will be contingent on business performance, in this case relative Total Shareholder Return ("TSR") (relative to the S&P 500 Index). TSR was selected based on its prevalence in the market place and directly link to shareholder value creation. The metric for this is as follows:

Performance Level	Performance Achieved	Payout Percentages
Below Threshold	Less than 30th percentile rank TSR	0%
At Threshold	30th percentile rank TSR	0%
At Target	50th percentile rank TSR	100%
At Maximum	70th or greater percentile rank TSR	150%

This results in a balanced portfolio of compensation rewards consisting of 33% performance shares (to reward performance), 33% stock options (to reward share price appreciation), and 33% time-based restricted shares (to promote retention), as compared to the prior structure of 75% stock options and 25% time-based restricted shares. Furthering this, for fiscal 2014, the CEO's mix will be 50% performance-based restricted stock, 20% stock options and 30% restricted stock, as shown below.

Stock option and time-based restricted stock awards were granted to our NEOs in equal quarterly installments during our regularly scheduled Board meetings. The non-qualified stock options have a term of ten years and become exercisable over a three-year period at the rate of 33% per year, beginning one year from the date of grant, subject to being employed on the vesting date. The exercise price for such options is equal to the closing price of our common stock on the grant date, as quoted on the NYSE. The time-based restricted stock also vests in equal installments of 33% on the three successive anniversaries of the grant. The number of restricted stock shares is determined using a 3:1 (options to restricted shares) ratio. The performance shares, however, are granted only once per year (the fiscal 2013 grant was delayed until September 2012 due to the leadership transition) as opposed to each quarter, and the final number of shares that actually vest will not be known until performance has been measured following the performance period (which goes from October 1, 2012 through September 30, 2015).

Under the terms of the Omnibus Plan, we may not grant stock options at a discount to fair market value. Unless otherwise determined by the Compensation Committee, "fair market value" as of a given date is the closing price of our common stock as quoted on the NYSE on such date or, if the shares were not traded on that date, the most recent preceding date when the shares were traded.

Determination of Fiscal 2013 LTI Award.  In April 2012, the Compensation Committee approved the fiscal 2013 equity grant levels for the NEOs. The Compensation Committee translated at the time of the annual compensation review a desired target value into a number of units based on historical prices. We chose to use historical prices due to the extraordinary volatility of the share price at the time of the turnaround. This resulted in grant date valuations significantly below target compensation levels.

LTI award amounts are determined based upon analysis of external market data, with overall compensation mix and external market data for equivalent roles being key factors in the determination of the award made to each NEO. The fiscal 2013 LTI awards for each NEO are set forth below:

Current Executives	Annual Fiscal 2013 Award Details
Mr. Joly	0 stock options, 0 restricted shares & 0 performance shares
Ms. McCollam	0 stock options, 0 restricted shares & 0 performance shares
Ms. Ballard	41,586 stock options, 11,112 restricted shares & 11,112 performance shares
Ms. Surface	37,425 stock options, 10,000 restricted shares & 10,000 performance shares
Mr. Nelsen	37,425 stock options, 10,000 restricted shares & 10,000 performance shares
Departed Executives	Annual Fiscal 2013 Award Details
Mr. Dunn	0 stock options, 0 restricted shares & 0 performance shares
Mr. Mikan	0 stock options, 0 restricted shares & 0 performance shares
Mr. Muehlbauer	70,693 stock options, 18,892 restricted shares & 18,889 performance shares
Mr. Gillett	128,100 stock options, 35,001 restricted shares & 46,667 performance shares
Mr. Vitelli	41,586 stock options, 11,112 restricted shares & 11,112 performance shares
Mr. Joly and Ms. McCollam did not participate in the LTI program in fiscal 2013 due to their late dates of hire. However, they did receive substantial grants of equity as part of their sign-on awards, as described below. The Compensation Committee also determined that their equity awards for fiscal 2014 would have grant date value of no less than $8,750,000 for Mr. Joly and $4,050,000 for Ms. McCollam, and that Mr. Joly's LTI award mix will be 50% performance-based restricted stock, 20% stock options and 30% time-based restricted stock. The increased weighting on performance shares ensures that compensation realized from the LTI is closely aligned with Company performance. For fiscal 2014, performance share earnout will continue to be based on our TSR relative to the companies comprising the S&P 500 index.
Due to the short-term nature of his interim assignment, the Compensation Committee structured a unique equity award for Mr. Mikan that is described in the Stipend section below.
As noted above, Mr. Gillett's unvested LTI awards were forfeited upon termination.
Additional information regarding the LTI awards granted to the NEOs in fiscal 2013 is included in Compensation of Executive Officers — Grants of Plan-Based Awards.

Sign-on Awards

When negotiating with potential executive talent about a move to Best Buy, the Compensation Committee utilizes market data, similar to the way it applies them in its annual review of NEO pay. In many situations, it is necessary to include special sign-on components to attract the executive from their current situation. These awards are structured to replace the value foregone by the executive, align the executive with shareholders by creating a material equity stake, and where feasible, connect with the performance objectives of the Company.

Hubert Joly

On August 20, 2012, the Company announced that its Board of Directors appointed Hubert Joly as its President and Chief Executive Officer. To compensate Mr. Joly for certain forfeitures incurred upon termination of his employment with his prior employer, the Company granted to Mr. Joly certain buy-out awards as summarized below. The value of the following buy-out awards was determined based on amounts forfeitable or forfeited by Mr. Joly as a result of the termination of his employment with his prior employer.

•	A buy-out cash award of $3,500,000;

•
A grant of fully vested shares of common stock valued at $3,000,000 on the date of grant. Mr. Joly has agreed to hold such shares for at least two years from the date of grant or, if earlier, his termination;

•	A grant of restricted stock units with a grant date value of $6,000,000, vesting in 36 equal monthly installments, payable six months after Mr. Joly's separation from the Company;

•	A stock option grant having a Black Scholes value of $3,750,000 vesting 25% on the date of grant and 75% in equal installments on the first three anniversaries of Mr. Joly's start date; and

•
A grant of performance share units having a grant date value, at target, of $3,750,000, subject to goals based on the performance of Best Buy's total shareholder return relative to a peer group over three years.

For detailed treatment of these awards upon termination, see Compensation of Executive Officers — Potential Payments Upon Termination or Change-in-Control.

Sharon L. McCollam

Best Buy appointed Sharon L. McCollam as Executive Vice President, Chief Accounting Officer and Chief Financial Officer in December 2012. In connection with Ms. McCollam's appointment, Best Buy entered into an employment agreement with Ms. McCollam which included the following sign-on awards:

•	A cash award of $500,000;

•	A guaranteed pro-rated target STI bonus of $231,250 for the two months Ms. McCollam was employed during fiscal 2013;

•	A grant of restricted shares with a grant date value of $1,333,334, vesting in one-third installments on each of the first, second and third anniversaries of Ms. McCollam's start date;

•	A stock option grant having a Black Scholes value of $1,333,334, vesting in one-third installments on each of the first, second and third anniversaries of Ms. McCollam's start date; and

•
A grant of performance shares having a grant date value, at target, of $1,333,334, subject to goals based on the performance of Best Buy's total shareholder return relative to a peer group over three years.

In determining the overall value of these awards, the Compensation Committee considered sign-on awards for CFOs of Fortune 100 companies within the recent years and market information on CAO compensation. For detailed treatment of these awards upon termination, see Compensation of Executive Officers — Potential Payments Upon Termination or Change-in-Control.

Stephen Gillett

Best Buy appointed Stephen Gillett, as EVP and President, Best Buy Digital and Global Business Services in March 2012. The Compensation Committee approved the following sign-on compensation for Mr. Gillett:

•	One-time equity sign-on grant of $5,300,000 to replace value foregone at his former employer;

•	A sign-on cash bonus of $2,500,000; and

•	Participation in the Continuity Awards described below.

Mr. Gillett resigned from the Company on December 19, 2012, resulting in the return or forfeiture of approximately 80% of his fiscal 2013 compensation. Consistent with the award agreements in place, the Compensation Committee was able to claw back $2,668,291, consisting of the after-tax portions of his sign-on cash bonus, the cash portion of his Continuity Award and expenses related to Mr. Gillett's relocation. The unvested portions of Mr. Gillett's fiscal 2013 LTI awards, equity sign-on grant and the equity portion of his Continuity Award, all together valued at $7,461,471, were also forfeited.

Other Compensation

Benefits. Our executive officers, including our NEOs, are generally offered the same employee benefits offered to all U.S.-based officers, as summarized in the following table:

Benefit	All Full-Time U.S.-Based Employees	Executive Officers
Accidental Death & Dismemberment	•	•
Business Travel & Accident	•	•
— Executive Business Travel & Accident		•
Deferred Compensation Plan(1)	•	•
Employee Discount	•	•
Employee Stock Purchase Plan	•	•
Health Insurance	•	•
— Executive Physical Exam		•
Life Insurance	•	•
Long-Term Disability	•	•
— Executive Long-Term Disability		•
Retirement Savings Plan	•	•
Severance Plan	•	•
Short-Term Disability	•	•
Stock Ownership Target Planning		•
Tax Planning and Preparation		•

(1)	Only highly compensated employees and directors are eligible to participate in the Deferred Compensation Plan, as described below.

We provide the executive benefits noted above to compete for executive talent and to promote the health, well-being and financial security of our NEOs. A description of executive benefits, and the costs associated with providing them for the NEOs, are reflected in the "All Other Compensation" column of the Summary Compensation Table as found in Compensation of Executive Officers.

Deferred Compensation Plan.    We sponsor the Best Buy Co., Inc. Fifth Amended and Restated Deferred Compensation Plan, as amended ("Deferred Compensation Plan") that is unfunded and unsecured. We believe the plan provides a tax-deferred retirement savings vehicle that plays an important role in attracting and retaining executive talent. Additional information about the Deferred Compensation Plan is included in Compensation of Executive Officers — Non-Qualified Deferred Compensation.

Employee Stock Purchase Plan.    Our 2008 Employee Stock Purchase Plan, as amended ("ESPP") allows employees, including our NEOs, to purchase our common stock at a discount. During fiscal 2013, the stock purchase price was 85% of the fair market value of the common stock, as measured by the closing price quoted on the NYSE at the beginning or at the end of a semi-annual purchase period, whichever was lower. (This discount, however, was recently changed in fiscal 2014 from 15% to 5%, and the look-back feature was eliminated.) There is a maximum purchase value per participant of $25,000 per calendar year for all plan participants. Beginning with purchases in September 2011, shares acquired through the ESPP are subject to a 12-month holding period except in limited circumstances (such as death or disability).

Retirement Savings Plan.    Our Retirement Savings Plan is intended to meet the requirements of Section 401(k) of the Internal Revenue Code of 1986 (the "Code"). All of our NEOs are eligible to participate in the plan. The Retirement Savings Plan provides a safe harbor that allows U.S.-based employees to contribute pre-tax income and immediately vest in Company matching contributions. The plan is expected to provide an improved opportunity for such employees to achieve retirement income security. However, the plan is not expected to provide sufficient income replacement relative to our NEOs' anticipated retirement needs. The potential retirement income gap for our NEOs may be filled by other compensation elements, including long-term incentives, or by the deferral of a portion of base salary or short-term incentive awards under the Deferred Compensation Plan. Under the Retirement Savings Plan, we match employee contributions, including those made by our NEOs, at rates approved by the Compensation Committee, which are the same for all eligible employees. Continuing in fiscal 2013, we matched 100% of the first 3% and 50% of the next 2% of eligible pre-tax earnings (up to Internal Revenue Code limits) contributed by plan participants.

Severance Plan.    We have a severance plan that complies with the applicable provisions of the Employee Retirement Income Security Act (ERISA). The purpose of the severance plan is to provide financial assistance to employees while they seek other employment, in exchange for a release of any claims. Although there are differences in benefits depending on the employee's job level, the basic elements of the plan are comparable for all eligible employees. The plan generally covers all full-time and part-time U.S. employees of Best Buy Co., Inc. and Best Buy Stores, L.P. and their respective direct and indirect U.S.-domiciled subsidiaries, including the NEOs, except for those subject to a separate severance agreement or specifically excluded.

The plan covers involuntary terminations due to job elimination and discontinuation, office closing, reduction in force, business restructuring and other circumstances as we determine. Eligible terminated employees receive a severance payment ranging from six months to two years of base salary, with basic employee benefits such as medical, dental and life insurance continued for an equivalent period. Except as modified or replaced by individual employment agreements (as described herein), the NEOs, and other enterprise executive vice presidents, are eligible for two years of salary and a payment of 150% of the cost of 24 months of basic employee benefits such as medical, dental and life insurance.

Stock Ownership, Tax and Other Policies

Executive Stock Ownership Guidelines.    The Compensation Committee has established stock ownership guidelines to promote the alignment of officer and shareholder interests and to encourage behaviors that have a positive influence on stock price appreciation and total shareholder return. The guidelines apply to all officers, including the NEOs, and are part of an effort to encourage stock ownership by our officers and to instill a pay-for-performance culture. Under the guidelines, we expect our officers, including the NEOs, to acquire ownership of a fixed number of shares, based on their position. The stock ownership expectation generally remains effective for as long as the officer holds the position.

In addition to shares personally owned by each officer, the following forms of stock ownership count toward the ownership target:

•	Equivalent shares owned in the Best Buy Stock Fund within our Retirement Savings Plan;

•	50% of non-vested shares subject to performance conditions granted under our LTI program;

•	50% of non-vested shares subject to time-based conditions granted under our LTI program; and

•	50% of the intrinsic value of vested stock options granted under our LTI program.

We expect that until the ownership target is met officers will retain: (i) 50% of the net proceeds received from the exercise of a stock option in the form of Best Buy common stock; and (ii) 50% of shares net of taxes issued in connection with the lapse of restrictions on restricted stock or performance share awards. The ownership target does not need to be met within a certain time frame and our officers are considered in compliance with the guidelines as long as progress towards the ownership target is being made consistent with the expectations noted above.
The ownership targets and current ownership levels for our NEOs is shown below.

Name	Ownership Target(1)	Current Ownership Using Guidelines
Mr. Joly	140,000 shares	285,666 shares
Ms. McCollam	55,000 shares	53,807 shares
Ms. Ballard	55,000 shares	151,818 shares
Mr. Nelsen	35,000 shares	57,802 shares
Ms. Surface	35,000 shares	93,440 shares

(1)	Ownership targets will be adjusted for stock splits, stock dividends or similar events.

In fiscal 2013, all NEOs were in compliance with the ownership guidelines.

Tax Deductibility of Compensation.    Section 162(m) of the Code limits the deductibility of compensation in excess of $1 million paid to the chief executive officer and each of our three most highly compensated executive officers (other than the chief executive officer and chief financial officer), unless the compensation qualifies as "performance-based compensation." Among other things, in order to be deemed performance-based compensation, the compensation must be based on the achievement of pre-established, objective performance criteria and must be pursuant to a plan that has been approved by our shareholders. We believe that it is important to continue to be able to take available Company tax deductions with respect to the compensation paid to our NEOs. We do not, however, make compensation decisions based solely on the availability of a deduction under Section 162(m).

Clawback and Restrictive Covenant Provisions.    Our senior management performance awards have typically included clawback provisions, particularly where it has been difficult to match the period of an employee's influence on business results. We may exercise our rights under such provisions if other strategies to mitigate unjust rewards are difficult to achieve. In September 2010, we adopted a new Clawback Policy to comply with the Dodd-Frank Wall Street Reform and Consumer Protection Act, with final policy language to be determined after the SEC adopts related rules. The Clawback Policy also expanded our prior policy to cover all executive officer incentive award agreements. In addition to the clawback provisions, we include confidentiality, non-compete, non-solicitation and in select situations, non-disparagement provisions.

Re-pricing of Stock Options.    Under the terms of our Omnibus Plan, a stock option may not, without the approval of our shareholders, be: (i) amended to reduce its initial exercise price, except in the case of a stock split or similar event; or (ii) canceled and replaced by a stock option having a lower exercise price.

Accounting Treatment.    We account for equity-based awards based on their grant date fair value. Compensation expense for these awards is recognized over the requisite service period of the award (or to an employee's eligible retirement date, if earlier). However, if an award is subject to a performance condition, the recognized expense will vary based on our estimate of the number of shares that will ultimately vest.

Transactions in Company Securities.    All employees and non-employee directors are prohibited from purchasing or selling options of our common stock and from short selling our securities. Pursuant to our Securities Trading Policy, trading in put or call options, straddles, equity swaps, or other derivative securities related to our common stock are also prohibited.

Non-recurring Compensation

Our NEOs' compensation in fiscal 2013 consisted of the following non-recurring elements:

Compensation Component	Key Characteristics	Purpose	Principal Fiscal 2013 Actions
Cash Stipend (Mikan)	Cash	Provide competitive cash compensation to the interim CEO. Structured to recognize that with limited tenure, inclusion in STI would be inappropriate.	Compensation Committee set stipend to deliver a prorated “total cash” amount similar to Base Salary plus STI for the role.

Continuity Award (Ballard, Surface, Nelsen, Gillett, Muehlbauer, Vitelli)	Cash payment and time-based restricted stock.	Retain key executive talent during interim CEO tenure and ensure orderly transition.
NEOs received a cash payment of $350,000 - $500,000 and restricted stock awards of $1.5-$2.0 million. In the event of a departure at the request of the Company, the payment was structured such that the executive would only retain value if departure occurred on the Company's terms.

CEO Severance (Dunn)	Cash per negotiated arrangement	Provide compensation in exchange for a release of claims and restrictive covenants and to ensure orderly transition.	Agreement entered into with Mr. Dunn

Other NEO Severance (Muehlbauer and Vitelli)	Cash per pre-existing agreements	Comply with currently agreements in exchange for a release of claims and restrictive covenants and to ensure orderly transition.	Agreements entered into with Messrs. Muehlbauer and Vitelli.

The non-recurring compensation elements discussed above are also reflected in the Summary Compensation Table as found in Compensation of Executive Officers.

Stipend

Best Buy appointed George L. Mikan III as interim CEO in April 2012 to lead the Company while the search for a new CEO was conducted. On May 16, 2012, the Board of Directors approved the compensation terms regarding Mr. Mikan's appointment as interim CEO. Mr. Mikan received:

•
Bi-weekly payments based on annual cash compensation of $3,300,000, representing an annual base salary of $1,100,000 plus $2,200,000 in annual bonus opportunity in lieu of Mr. Mikan's participation in the STI; and

•
Up to 263,000 shares of stock upon the completion of his service as interim CEO, in lieu of Mr. Mikan's participation in the LTI. Based on Mr. Mikan's length of service and performance in the role, he was awarded 109,584 shares valued at $1,974,704 upon the completion of his service as interim CEO.

Continuity Awards

In fiscal 2013, the Compensation Committee granted time-based restricted stock and cash to each of the NEOs at that time. The Compensation Committee determined that, given the ongoing search for a permanent CEO in June 2012, the Continuity Awards were necessary to enable a stable CEO transition and appropriate continuity of leadership. The awards are subject to restrictive covenants, including confidentiality, non-compete, non-solicitation, and non-disparagement and contain conditions to ensure that if an executive departs the Company, he or she only receives value if they depart under certain acceptable terms. Under these terms, the planned departures of Messrs. Muehlbauer and Vitelli at year-end allowed them to retain the award, while Mr. Gillett's unplanned departure led the Compensation Committee to claw back the award.

Equity Component

The restricted shares were in addition to the existing performance-based LTI awards that were granted in fiscal 2013. The retentive power of the outstanding equity awards held by these officers was perceived to be low, as the majority of the NEOs' long-term incentive awards were stock options significantly below their exercise price. The shares had a grant price of $19.48 (closing price on June 21, 2012), and will vest at a rate of 25% on the grant date, and 25% on each anniversary of the grant date for the following three years.

Cash Component

The cash payments listed below as part of the Continuity Awards were provided as a lump sum and will be “clawed back” if the recipient voluntarily leaves the company within one year of the effective date of the appointment of the permanent CEO.

The size of each Continuity Award was based on market-practice for retention awards, including an in-depth review by the Compensation Committee of past actions at other S&P 500 companies. The table below summarizes the Continuity Awards received by each NEO:

Current Executives	# of Shares	# of Shares Forfeited	Cash	Cash Clawed Back(1)
Ms. Ballard	102,669	n/a	$500,000	n/a
Ms. Surface	102,669	n/a	$500,000	n/a
Mr. Nelsen	77,002	n/a	$350,000	n/a
Departed Executives	# of Shares	# of Shares Forfeited	Cash	Cash Clawed Back(1)
Mr. Gillett	102,669	77,002	$500,000	$286,500
Mr. Muehlbauer	102,669	—	$500,000	$—
Mr. Vitelli	102,669	—	$500,000	$—
(1) Amount is net of taxes.

Severance

Brian J. Dunn - Former CEO

As previously announced, on April 9, 2012, Mr. Brian J. Dunn notified the Board of Directors of his resignation, and the Board accepted his resignation, as Chief Executive Officer and Director, effective April 10, 2012. On May 14, 2012, we announced that the Company and Mr. Dunn had entered into a separation agreement that was approved by the Board and, which includes, among other terms, compensation provisions, a release of claims by Mr. Dunn and non-competition provisions. The value of the compensation paid to Mr. Dunn included value reflecting the increased period for non-competition from one year (Best Buy's normal policy) to three years. The compensation provisions of the separation agreement included the following:

•	The previously earned fiscal year 2012 bonus of $1,140,000;

•
The continued vesting (which otherwise would have been forfeited upon termination of employment) of the previously awarded and reported restricted stock grants of 131,876 shares on their original terms over the next three years, at which point any unvested shares of restricted stock will vest, subject to Mr. Dunn's compliance with the non-competition provisions (such restricted stock was valued at the close of business on May 11, 2012, at $19.28 per share (totaling $2,542,569));

•	A severance payment of $2,850,000, payable in installments over 36 months, subject to Mr. Dunn's compliance with the non-competition provisions; and

•	Compensation for unused vacation of $106,742 (in accordance with Best Buy policy).

Using the May 11, 2012 stock price for calculation, the estimated total value of the compensation provisions of the separation agreement is $6,639,311. In addition, Mr. Dunn will continue to receive medical insurance benefits for 36 months.

The agreement with Mr. Dunn was made during the current fiscal year but prior to our 2012 Regular Meeting of Shareholders. Through investor outreach efforts by management, we determined that this agreement was a material source of opposition to our "Say on Pay" resolution at the 2012 Regular Meeting of Shareholders. The results of that vote and subsequent shareholder feedback strongly influenced the Compensation Committee's approach to other NEO departures later in the year.

James L. Muehlbauer - Former EVP, Finance & CFO

As previously announced on October 9, 2012, Mr. James L. Muehlbauer and Best Buy mutually agreed that Mr. Muehlbauer's employment with Best Buy would terminate at the end of Best Buy's 2013 fiscal year. Based on the Company's stated severance plan and the existing equity award agreements in place, Mr. Muehlbauer received the following:

•	A lump sum payment totaling $1,400,000, which consisted of 24 months of base salary ($1,350,000) and $50,000 to cover additional expenses such as tax planning, etc.;

•	18 months of COBRA continuation coverage for group medical, dental and vision benefits;

•	Accelerated vesting of the remaining 77,002 Continuity Award restricted shares and the cash amounts previously paid under his Continuity Award Agreement dated June 21, 2012; and

•	Accelerated vesting of 45,334 (two-thirds of the) restricted shares awarded to him under his Retention Award Agreement dated April 6, 2011 (note: the remaining one-third were forfeited).

As part of this agreement, Mr. Muehlbauer agreed to assist with the orderly transition to Best Buy's new Chief Financial Officer. Mr. Muehlbauer also agreed to, among other terms, confidentiality, non-competition and non-solicitation policies for one year following his separation date.

Michael A. Vitelli - Former EVP - President, US

As previously announced by Best Buy, on October 24, 2012, Mr. Michael A. Vitelli and Best Buy mutually agreed that Mr. Vitelli's employment with Best Buy would terminate at the end of Best Buy's 2013 fiscal year. Based on the Company's stated severance plan and the existing equity award agreements in place, Mr. Vitelli received the following:

•	A lump sum payment totaling $1,450,000, which consisted of 24 months of base salary ($1,400,000) and $50,000 to cover additional expenses such as tax planning, etc.;

•	18 months of COBRA continuation coverage for group medical, dental and vision benefits;

•	Accelerated vesting of the remaining 77,002 Continuity Award restricted shares and the cash amounts previously paid under his Continuity Award Agreement dated June 21, 2012; and

•	Accelerated vesting of 46,667 (two-thirds of the) restricted shares awarded to him under his Retention Award Agreement dated April 6, 2011 (note: the remaining one-third were forfeited).

As part of this agreement, Mr. Vitelli agreed to, among other terms, confidentiality, non-competition and non-solicitation policies for one year following his separation date.

Compensation and Human Resources Committee Report on Executive Compensation

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis, above, with management. Based on this review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in our Transition Report on Form 10-K for the fiscal year ended February 2, 2013, and in this proxy statement.

COMPENSATION AND HUMAN RESOURCES COMMITTEE

Ronald James (Chair)
Lisa M. Caputo
Russell P. Fradin
Kathy J. Higgins Victor

Compensation of Executive Officers

Summary Compensation Table

In fiscal 2012, the Board approved a change to our fiscal year so that, beginning with fiscal 2013, it ends on the Saturday closest to the end of January in each calendar year instead of the Saturday closest to the end of February. Due to this change, fiscal 2013 was an 11-month fiscal year (March 4, 2012 - February 2, 2013). Therefore, the table below summarizes the total compensation earned by each of our NEOs during fiscal 2013 and, in order to include three full fiscal years of data, fiscal 2012, fiscal 2011 and fiscal 2010, where applicable. Please also note that the fiscal 2013 amounts in the table below include the value of fiscal 2013 equity awards forfeited by Mr. Gillett ($7,461,671), Mr. Muehlbauer ($1,071,314) and Mr. Vitelli ($630,194) due to termination during fiscal 2013.

Name and Principal Position	Year	Salary(1)	Bonus		Stock Awards(2)		Option Awards(2)	Non-Equity Incentive Plan Compensation(3)	All Other Compensation(4)	Total
Hubert Joly(5) President and Chief Executive Officer	2013	$492,596	$3,500,000	(6)	$11,801,306	(7)	$3,750,002	$—	$6,788	$19,550,692

Brian J. Dunn(8) Former Chief Executive Officer	2013	$190,385	$—		$2,542,569	(9)	$—	$—	$968,136	$3,701,090
	2012	1,121,154	—		3,632,679		2,265,594	1,140,000	55,532	8,214,959
	2011	1,061,540	—		—		3,206,125	746,667	15,168	5,029,500
	2010	961,541	—		—		6,220,000	2,996,009	54,510	10,232,060
George L. Mikan III(10) Former Interim Chief Executive Officer	2013	$1,345,384	$—		$1,974,704		$—	$—	$373	$3,320,461

Sharon L. McCollam(11) Executive Vice President - Chief Administrative Officer and Chief Financial Officer	2013	$142,308	$731,250	(12)	$2,666,672	(7)	$1,333,334	$—	$38,618	$4,912,182

James L. Muehlbauer(13) Former Executive Vice President - Finance and Chief Financial Officer	2013	$623,077	$500,000	(14)	$2,590,092	(7)	$385,732	$—	$1,465,679	$5,564,580
	2012	687,981	—		2,094,390		776,775	438,750	13,935	4,011,831
	2011	662,308	—		—		1,172,700	290,500	16,801	2,142,309
	2010	622,616	—		—		1,012,000	1,311,450	12,145	2,958,211
Shari L. Ballard Executive Vice President and President, International	2013	$646,154	$500,000	(14)	$2,307,793	(7)	$226,911	$—	$8,512	$3,689,370
	2012	713,462	—		2,087,692		517,850	420,000	56,961	3,795,965
	2011	680,770	—		—		864,835	298,958	14,928	1,859,491
	2010	650,001	—		—		838,075	1,365,002	67,090	2,920,168
Keith J. Nelsen Executive Vice President - General Counsel, Chief Risk Officer & Secretary	2013	$444,327	$350,000	(14)	$1,791,312	(7)	$204,207	$—	$8,027	$2,797,873
	2012	338,453	—		555,014		258,106	145,555	22,417	1,319,545
	2011	331,071	—		—		241,748	101,932	11,063	685,814
	2010	321,664	—		—		265,650	290,049	15,157	892,520
Carol A. Surface(15) Executive Vice President - Chief Human Resources Officer	2013	$452,308	$500,000	(14)	$2,267,435	(7)	$204,207	$—	$13,301	$3,437,251
	2012	505,077	—		1,029,035		428,875	254,800	11,855	2,229,642
	2011	457,308	600,000	(6)	1,196,000		789,393	166,833	65,172	3,274,706
Stephen Gillett(16) Former President, Best Buy Digital and Executive Vice President - Global Business Services	2013	$683,173	$1,029,375	(17)	$8,456,885	(7)	$736,509	$—	$578,066	$11,484,008

Michael A. Vitelli(18) Former Executive Vice President and President, U.S.	2013	$646,154	$500,000	(14)	$2,307,793	(7)	$226,911	$—	$1,519,238	$5,200,096
	2012	713,462	—		2,087,692		517,850	420,000	19,814	3,758,818
	2011	661,540	—		—		864,835	291,667	18,110	1,836,152
	2010	553,445	—		—		838,075	987,228	41,153	2,419,901

(1)
These amounts are before any deferrals under the Deferred Compensation Plan. We do not provide guaranteed, above-market or preferential earnings on compensation deferred under the Deferred Compensation Plan. The investment options available for notional investment of deferred compensation are similar to those available under the Retirement Savings Plan and can be found, along with additional information about deferred amounts, in Non-Qualified Deferred Compensation.

(2)
These amounts reflect the aggregate grant date fair value for stock-based awards granted to our NEOs for fiscal 2013, fiscal 2012, fiscal 2011 and fiscal 2010. The fiscal 2013 amounts are explained in greater detail in Grants of Plan-Based Awards. The amounts reported have not been adjusted to eliminate service-based forfeiture assumptions. The other assumptions used in calculating these amounts are set forth in Note 10, Shareholders' Equity, to the consolidated financial statements included in our Transition Report on Form 10-K for the fiscal year ended February 2, 2013.

(3)
These amounts reflect STI payments made for fiscal 2013, fiscal 2012, fiscal 2011 and fiscal 2010. The respective STI plans are described in Compensation Discussion and Analysis – Ongoing Compensation - Executive Compensation Elements – Short-Term Incentive.

(4)	For fiscal 2013, these amounts include All Other Compensation as described in the following table:

Name	Retirement Plan Contribution(a)	Life Insurance Premiums(b)	Long-Term Disability Insurance Premiums(c)	Tax Services Reimbursements	Termination-Related Payments		Other		Total
Mr. Joly	$1,808	$1,261	$385	$—	$—		$3,334	(d)	$6,788
Mr. Dunn	28	454	75	1,962	965,588	(e)	29	(f)	968,136
Mr. Mikan	—	219	154	—	—		—		373
Ms. McCollam	—	418	138	—	—		38,062	(g)	38,618
Mr. Muehlbauer	7,923	2,393	634	1,955	1,446,014	(h)	6,760	(i)	1,465,679
Ms. Ballard	6,153	1,708	651	—	—		—		8,512
Mr. Nelsen	4,731	920	618	1,000	—		758	(j)	8,027
Ms. Surface	5,315	1,024	618	3,500	—		2,844	(k)	13,301
Mr. Gillett	—	549	450	—	—		577,067	(l)	578,066
Mr. Vitelli	7,038	4,585	634	1,890	1,496,604	(m)	8,487	(n)	1,519,238

(a)	These amounts reflect our matching contributions to the NEOs' Retirement Savings Plan accounts.

(b)	These amounts reflect the portions of premiums paid by us for life insurance coverage exceeding $50,000.

(c)	These amounts reflect the portions of premiums paid by us for supplemental executive long-term disability insurance.

(d)	The amount reflects a pre-employment executive physical paid for by the Company.

(e)	The amount includes severance paid to Mr. Dunn during fiscal 2013 ($846,308), a lump-sum payout of accrued vacation time ($106,742) and Company-paid COBRA health benefits ($12,538).

(f)	The amount reflects a tax gross-up payment related to tax services reimbursements.

(g)
The amount includes the following Company-paid items pursuant to the relocation provisions of Ms. McCollam's employment agreement: temporary housing ($21,700), a tax gross-up related to the temporary housing ($5,575), furnishings for temporary housing ($2,956); airfare for Ms. McCollam and her spouse between their home in San Francisco and Minneapolis ($3,661) and the cost of shipping personal goods ($4,170).

(h)	The amount represents Mr. Muehlbauer's severance payment ($1,400,000) and a lump-sum payout of accrued vacation time ($46,013).

(i)
The amount includes a tax gross-up payment related to tax services reimbursements ($29), the cost of a Company-paid executive physical ($4,231) and the cost of Company-paid pledge fees for a personal board membership ($2,500).

(j)
The amount includes a tax gross-up payment related to tax services reimbursements ($15), imputed income for a gift card received as recognition ($500) and a tax gross-up payment related to the imputed income for the $500 gift card ($243).

(k)	The amount reflects the cost of a Company-paid executive physical.

(l)
The amount reflects the following relocation-related costs paid for by the Company, net of the $697,666 partial reimbursement the Company received for these expenses when Mr. Gillett resigned: $1,014,878 in expenses related to the sale of Mr. Gillett's home in Washington (includes the $225,000 estimated loss on the sale and an additional $525,000 in actual loss on the sale of the home), a $101,738 tax gross-up on the $225,000 estimated loss, a $20,417 tax gross-up on some of the expenses related to the sale of Mr. Gillett's home, $59,690 for shipment of personal goods, $11,933 in closing costs on the home Mr. Gillett purchased in Minnesota, a $3,845 tax gross-up on some of these closing costs, $14,997 in temporary lodging costs, $6,816 in tax gross-ups on the temporary lodging costs, a $6,560 school tuition deposit, a $2,966 tax gross-up on the school tuition deposit, $18,261 in other miscellaneous relocation expenses and tax gross-ups on these miscellaneous expenses ($11,498). The amount also includes imputed income for a gift card received as recognition ($500) and a tax gross-up payment related to the imputed income for the $500 gift card ($273).

(m)	The amount represents Mr. Vitelli's severance payment ($1,450,000) and a lump-sum payout of accrued vacation time ($46,604).

(n)
The amount includes a tax gross-up payment related to tax services reimbursements ($28), the cost of a Company-paid executive physical ($8,034) and reimbursement of personal expenses in conjunction with business travel ($425).

(5)	Mr. Joly joined the Company on September 4, 2012.

(6)	The amount represents the NEO's cash buy-out or sign-on bonus.

(7)
A portion of the amount represents a performance-based stock award (valued at the probable outcome of the award as of the grant date) that will be earned depending on the performance of our stock's total shareholder return, relative to a peer group comprised of the S&P 500 Index, over the 36-month period commencing on October 1, 2012 and ending on September 30, 2015 (for additional details regarding the performance-based stock award and the other stock awards reflected in this amount, see the Grants of Plan-Based Awards Table). The maximum value of the performance-based stock award as of the grant date, assuming the highest level of performance conditions, is reflected in the following table:

Name	Probable Grant Date Fair Value of Performance-Based Award	Target Grant in Shares	Maximum Grant in Shares	Maximum Grant Date Fair Value of Performance-Based Award
Mr. Joly	$3,750,237	199,906	299,859	$5,625,355
Ms. McCollam	1,333,334	145,879	218,819	2,000,006
Mr. Muehlbauer	351,902	18,889	28,334	527,862
Ms. Ballard	207,017	11,112	16,668	310,525
Mr. Nelsen	186,300	10,000	15,000	279,450
Ms. Surface	186,300	10,000	15,000	279,450
Mr. Gillett	869,406	46,667	70,001	1,304,119
Mr. Vitelli	207,017	11,112	16,668	310,525

(8)	Mr. Dunn resigned from the Company on April 9, 2012.

(9)
Mr. Dunn was not granted any new stock-based awards during fiscal 2013; however, per the terms of his separation agreement dated May 12, 2012, the four time-based restricted stock awards he received in fiscal 2012 (with grant date fair value totaling $3,632,679) were modified to allow continued vesting for 36 months following his termination date, and at the end of the 36-month period any unvested shares will immediately vest. Therefore, the amount represents the incremental fair value of the modified fiscal 2012 awards. For additional details regarding the modified awards, see Grants of Plan-Based Awards.

(10)	Mr. Mikan served as our interim CEO from April 10, 2012 to September 3, 2012.

(11)	Ms. McCollam joined the Company on December 10, 2012.

(12)
This amount represents Ms. McCollam's cash sign-on bonus ($500,000) and guaranteed annual bonus, equal to her target STI payment pro-rated for the number of days she was employed during fiscal 2013 ($231,250).

(13)
Mr. Muehlbauer resigned from the Company on February 2, 2013. Of the amount included in the 2013 "Stock Awards" column, $685,582 represents awards forfeited upon termination. The entire value reflected in the 2013 "Option Awards" column also reflects awards forfeited upon termination.

(14)	This amount represents the cash portion of the NEO's Continuity Award as described in greater detail in Compensation Discussion and Analysis – Non-recurring Compensation – Continuity Awards.

(15)	Ms. Surface joined the Company during fiscal 2011 (March 2010).

(16)
Mr. Gillett joined the Company on March 14, 2012 and resigned from the Company on December 20, 2012. As explained in footnotes (4)(l) and (17), we also clawed back a portion of the compensation paid to Mr. Gillett during fiscal 2013. Therefore, the values in the "Bonus" and "All Other Compensation" columns of the Summary Compensation Table are net of the portions we clawed back. In addition, of the amount included in the 2013 "Stock Awards" column, $6,724,962 represents awards forfeited upon termination and the entire value reflected in the 2013 "Option Awards" column reflects awards forfeited upon termination. By deducting these forfeitures, as detailed in the following table, Mr. Gillett's fiscal 2013 compensation is reduced to $2,993,162:

	Salary	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	All Other Compensation	Total
2013 earnings	$683,173	$1,029,375	$8,456,885	$736,509	$—	$578,066	$11,484,008
Less tax withholdings(a)	—	(1,029,375)	—	—	—	—
Less forfeitures	—	—	(6,724,962)	(736,509)	—
2013 earnings, after adjustments	$683,173	$—	$1,731,923	$—	$—	$578,066	$2,993,162
(a) Shows tax withholdings calculated when determining net amounts to be repaid by Mr. Gillett.

(17)
This amount represents Mr. Gillett's cash sign-on bonus ($2,500,000) and the cash portion of Mr. Gillett's Continuity Award ($500,000), net of the respective repayments of $1,684,125 and $286,500 the Company received for these bonuses when Mr. Gillett resigned. The repayment amounts reflect the net values of the bonuses Mr. Gillett received after tax withholdings.

(18)
Mr. Vitelli resigned from the Company on February 2, 2013. Of the amount included in the 2013 "Stock Awards" column, $403,283 represents awards forfeited upon termination. The entire value reflected in the 2013 "Option Awards" column also reflects awards forfeited upon termination.

Grants of Plan-Based Awards

The table below summarizes the grants made to each of our NEOs during fiscal 2013 under the Best Buy Co., Inc. 2004 Omnibus Stock and Incentive Plan and Best Buy Co., Inc. Short-Term Incentive Plan:

											All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)		Exercise or Base Price of Option Awards ($ / Sh)

			Estimated Future Payouts Under				Estimated Future Payouts Under								Grant Date Fair Value ($)(2)
			Non-Equity Incentive Plan Awards(1)				Equity Incentive Plan Awards
Name	Grant Date		Threshold ($)		Target ($)	Maximum ($)	Threshold (#)		Target (#)	Maximum (#)
Mr. Joly	9/4/2012	(3)	$—		$—	$—	—		—	—	166,482	—		$—	$3,000,006
	9/4/2012	(4)	—		—	—	—		—	—	332,964	—		—	5,051,064
	9/4/2012	(5)	—		—	—	99,953		199,906	299,859	—	—		—	3,750,237
	9/4/2012	(6)	—		—	—	—		—	—	—	700,935		18.02	3,750,002
Mr. Dunn	5/12/2012	(7)	—	—	—	—	—	—	—	—	110,000	—		—	2,120,800
	5/12/2012	(7)	—	—	—	—	—	—	—	—	7,292	—		—	140,590
	5/12/2012	(7)	—	—	—	—	—	—	—	—	7,292	—		—	140,590
	5/12/2012	(7)	—	—	—	—	—	—	—	—	7,292	—		—	140,590
Mr. Mikan	9/4/2012	(8)	—		—	—	—		—	—	109,584	—		—	1,974,704
Ms. McCollam	12/10/2012	(9)	—		—	—	—		—	—	107,614	—	—	—	1,333,337
	12/10/2012	(10)	—		—	—	72,940		145,879	218,819	—	—		—	1,333,334
	12/10/2012	(11)	—		—	—	—		—	—	—	383,142		12.39	1,333,334
Mr. Muehlbauer	—		67,500		843,750	1,687,500	—		—	—	—	—		—	—
	4/18/2012	(12)	—		—	—	—		—	—	4,723	—		—	98,380
	4/18/2012	(13)	—		—	—	—		—	—	—	14,167		22.06	89,535
	6/20/2012	(12)	—		—	—	—		—	—	4,723	—		—	90,068
	6/20/2012	(13)	—		—	—	—		—	—	—	18,842		20.31	109,660
	6/21/2012	(14)	—		—	—	—		—	—	102,669	—		—	1,904,510
	9/19/2012	(12)	—		—	—	—		—	—	4,723	—		—	78,638
	9/19/2012	(15)	—		—	—	9,445		18,889	28,334	—	—		—	351,902
	9/19/2012	(13)	—		—	—	—		—	—	—	18,842		17.94	98,921
	1/16/2013	(12)	—		—	—	—		—	—	4,723	—		—	66,594
	1/16/2013	(13)	—		—	—	—		—	—	—	18,842		14.67	87,615
Ms. Ballard	—		35,000		875,000	1,750,000	—		—	—	—	—		—	—
	4/18/2012	(12)	—		—	—	—		—	—	2,778	—		—	57,866
	4/18/2012	(13)	—		—	—	—		—	—	—	8,334		22.06	52,671
	6/20/2012	(12)	—		—	—	—		—	—	2,778	—		—	52,976
	6/20/2012	(13)	—		—	—	—		—	—	—	11,084		20.31	64,509
	6/21/2012	(14)	—		—	—	—		—	—	102,669	—		—	1,904,510
	9/19/2012	(12)	—		—	—	—		—	—	2,778	—		—	46,254
	9/19/2012	(15)	—		—	—	5,556		11,112	16,668	—	—		—	207,017
	9/19/2012	(13)	—		—	—	—		—	—	—	11,084		17.94	58,191
	1/16/2013	(12)	—		—	—	—		—	—	2,778	—		—	39,170
	1/16/2013	(13)	—		—	—	—		—	—	—	11,084		14.67	51,541
Mr. Nelsen	—		38,467		480,834	961,667	—		—	—	—	—		—	—
	4/18/2012	(12)	—		—	—	—		—	—	2,500	—		—	52,075
	4/18/2012	(13)	—		—	—	—		—	—	—	7,500		22.06	47,400
	6/20/2012	(12)	—		—	—	—		—	—	2,500	—		—	47,675
	6/20/2012	(13)	—		—	—	—		—	—	—	9,975		20.31	58,055
	6/21/2012	(14)	—		—	—	—		—	—	77,002	—		—	1,428,387
	9/19/2012	(12)	—		—	—	—		—	—	2,500	—		—	41,625
	9/19/2012	(15)	—		—	—	5,000		10,000	15,000	—	—		—	186,300
	9/19/2012	(13)	—		—	—	—		—	—	—	9,975		17.94	52,369
	1/16/2013	(12)	—		—	—	—		—	—	2,500	—		—	35,250
	1/16/2013	(13)	—		—	—	—		—	—	—	9,975		14.67	46,384

										All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($ / Sh)

			Estimated Future Payouts Under				Estimated Future Payouts Under							Grant Date Fair Value ($)(2)
			Non-Equity Incentive Plan Awards(1)				Equity Incentive Plan Awards
Name	Grant Date		Threshold ($)	Target ($)		Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Ms. Surface	—		$39,200	$490,000	98,000	$980,000	—	—	—	—	—	$—		$—
	4/18/2012	(12)	—	—		—	—	—	—	2,500	—	—		52,075
	4/18/2012	(13)	—	—		—	—	—	—	—	7,500	22.06		47,400
	6/20/2012	(12)	—	—		—	—	—	—	2,500	—	—		47,675
	6/20/2012	(13)	—	—		—	—	—	—	—	9,975	20.31		58,055
	6/21/2012	(14)	—	—		—	—	—	—	102,669	—	—		1,904,510
	9/19/2012	(12)	—	—		—	—	—	—	2,500	—	—		41,625
	9/19/2012	(15)	—	—		—	5,000	10,000	15,000	—	—	—		186,300
	9/19/2012	(13)	—	—		—	—	—	—	—	9,975	17.94		52,369
	1/16/2013	(12)	—	—		—	—	—	—	2,500	—	—		35,250
	1/16/2013	(13)	—	—		—	—	—	—	—	9,975	14.67		46,384
Mr. Gillett	—		105,000	1,312,500		2,625,000	—	—	—	—	—	—		—
	4/16/2012	(16)	—	—		—	—	—	—	240,000	—	—	—	5,023,200
	4/18/2012	(12)	—	—		—	—	—	—	11,667	—	—		243,024
	4/18/2012	(13)	—	—		—	—	—	—	—	35,000	22.06		221,200
	6/20/2012	(12)	—	—		—	—	—	—	11,667	—	—		222,490
	6/20/2012	(13)	—	—		—	—	—	—	—	46,550	20.31		270,921
	6/21/2012	(14)	—	—		—	—	—	—	102,669	—	—		1,904,510
	9/19/2012	(12)	—	—		—	—	—	—	11,667	—	—		194,256
	9/19/2012	(15)	—	—		—	23,334	46,667	70,001	—	—	—		869,406
	9/19/2012	(13)	—	—		—	—	—	—	—	46,550	17.94		244,388
Mr. Vitelli	—		35,000	875,000		1,750,000	—	—	—	—	—	—		—
	4/18/2012	(12)	—	—		—	—	—	—	2,778	—	—		57,866
	4/18/2012	(13)	—	—		—	—	—	—	—	8,334	22.06		52,671
	6/20/2012	(12)	—	—		—	—	—	—	2,778	—	—		52,976
	6/20/2012	(13)	—	—		—	—	—	—	—	11,084	20.31		64,509
	6/21/2012	(14)	—	—		—	—	—	—	102,669	—	—		1,904,510
	9/19/2012	(12)	—	—		—	—	—	—	2,778	—	—		46,254
	9/19/2012	(15)	—	—		—	5,556	11,112	16,668	—	—	—		207,017
	9/19/2012	(13)	—	—		—	—	—	—	—	11,084	17.94		58,191
	1/16/2013	(12)	—	—		—	—	—	—	2,778	—	—		39,170
	1/16/2013	(13)	—	—		—	—	—	—	—	11,084	14.67		51,541

(1)
These amounts reflect the potential threshold, target and maximum payout for each NEO under our fiscal 2013 STI, which is described in greater detail in Compensation Discussion and Analysis – Ongoing Compensation - Executive Compensation Elementary – Short-Term Incentive. The actual payout awarded to each NEO for fiscal 2013 is provided in Compensation Discussion and Analysis – Ongoing Compensation - Executive Compensation Elementary – Short-Term Incentive and the Summary Compensation Table. Messrs. Joly, Dunn and Mikan and Ms. McCollam were not eligible for a payment under our fiscal 2013 STI.

(2)
These amounts reflect the aggregate grant date fair value. The amounts reported have not been adjusted to eliminate service-based forfeiture assumptions. The other assumptions used in calculating these amounts are set forth in Note 10, Shareholders' Equity, to the consolidated financial statements included in our Transition Report on Form 10-K for the fiscal year ended February 2, 2013. The value reflected for any performance-based restricted stock awards is the value at the grant date of the probable outcome of the award.

(3)	The amount reflects fully vested shares as discussed in Compensation Discussion and Analysis – Ongoing Compensation - Executive Compensation Elementary – Sign-on Awards.

(4)
The amounts reflect Mr. Joly's buy-out grant of time-based restricted stock units (the "RSUs") which will vest in 36 equal installments of 9,249 shares each starting one month from the grant date (October 4, 2012) and each successive month after until becoming fully vested, provided Mr. Joly has been continually employed with us through those dates. The RSUs, to the extent vested, will be payable to Mr. Joly within six months of his separation from the Company. Mr. Joly is also entitled to an accrual of dividend equivalents, equal to the cash amount that would have been payable on the number of RSUs held by Mr. Joly as of the close of business on the record date for each declared dividend, which shall be credited to Mr. Joly as the equivalent amount of shares that could have been purchased as of the close of business on the dividend payment date. The accrued dividend equivalents will be payable to Mr. Joly at the same time as his RSUs are paid.

(5)
The amounts reflect Mr. Joly's buy-out grant of performance-based stock units (the "PSUs") that, if earned, will vest at the threshold, target or maximum level depending on the performance of our stock's total shareholder return, relative to a peer group comprised of the S&P 500 Index, over the 36-month period commencing on October 1, 2012 and ending on September 30, 2015. Mr. Joly is also entitled to an accrual of dividend equivalents, equal to the cash amount that would have been payable on the number of PSUs held by Mr. Joly as of the close of business on the record date for each declared dividend, which shall be credited to Mr. Joly as the equivalent amount of shares that could have been purchased as of the close of business on the dividend payment date. The accrued dividend equivalents will be payable to Mr. Joly when the PSUs on which such dividend equivalents were credited have become earned, vested and payable.

(6)
The amounts reflect Mr. Joly's buy-out grant of non-qualified stock options that have a term of ten years and become exercisable in four equal installments of 25% each, with the first 25% installment vesting on the grant date and the remaining three installments vesting on each of the next three anniversaries of the grant date, provided Mr. Joly has been continually employed with us through those dates. The option exercise price is equal to the closing price of our common stock on the grant date, as quoted on the NYSE.

(7)
The amounts reflect the modified time-based restricted stock grants that Mr. Dunn received pursuant to his separation agreement dated May 12, 2012. The awards were originally granted to Mr. Dunn during fiscal 2012 and were modified as follows:

Original Grant Date	Modification Date	Number of Restricted Shares Granted	Original Vesting Terms	Amended Vesting Terms
4/6/2011	5/12/2012	110,000	Vest in full three years from the grant date (April 6, 2014) provided Mr. Dunn has been continually employed with us through that date
Will continue to vest for 36 months per the original terms following Mr. Dunn's resignation date (April 9, 2012) and at the end of the 36-month period any unvested shares will immediately vest, subject to Mr. Dunn's continued compliance with the non-competition and non-solicitation provisions of the separation agreement during the 36 month period

6/20/2011	5/12/2012	7,292	Vest in equal installments over a four year period at a rate of 25% per year, beginning one year from the grant date, provided Mr. Dunn has been continually employed with us through those dates
9/21/2011	5/12/2012	7,292
2/1/2012	5/12/2012	7,292

(8)	The amounts reflect fully vested shares as discussed in Compensation Discussion and Analysis – Elements of Our Compensation and Benefit Programs – Stipend.

(9)
The amounts reflect Ms. McCollam's sign-on time-based restricted stock award ("RSA") which will vest in three equal installments of 1/3 each on each of the first three anniversaries of the grant date provided Ms. McCollam has been continually employed with us through those dates. Ms. McCollam is also entitled to an accrual of dividend equivalents, equal to the cash amount that would have been payable on the number of RSAs held by Ms. McCollam as of the close of business on the record date for each declared dividend, which shall be credited to Ms. McCollam as the equivalent amount of shares that could have been purchased as of the close of business on the dividend payment date. The accrued dividend equivalents will be payable to Ms. McCollam when the RSAs on which such dividend equivalents were credited have vested.

(10)
The amounts reflect Ms. McCollam's sign-on performance-based stock award ("PSA") that, if earned, will vest at the threshold, target or maximum level depending on the performance of our stock's total shareholder return, relative to a peer group comprised of the S&P 500 Index, over the 36-month period commencing on October 1, 2012 and ending on September 30, 2015. Ms. McCollam is also entitled to an accrual of dividend equivalents, equal to the cash amount that would have been payable on the number of PSAs held by Ms. McCollam as of the close of business on the record date for each declared dividend, which shall be credited to Ms. McCollam as the equivalent amount of shares that could have been purchased as of the close of business on the dividend payment date. The accrued dividend equivalents will be payable to Ms. McCollam when the PSAs on which such dividend equivalents were credited have become earned, vested and payable.

(11)
The amounts reflect Ms. McCollam's sign-on non-qualified stock options that have a term of ten years and become exercisable in three equal installments of 1/3 each on each of the first three anniversaries of the grant date provided the NEO has been continually employed with us through those dates. The option exercise price is equal to the closing price of our common stock on the grant date, as quoted on the NYSE.

(12)
The amounts reflect time-based restricted stock awards, as discussed in Compensation Discussion and Analysis – Elements of Our Compensation and Benefit Programs – Long-Term Incentive, which will vest in three equal installments of 1/3 each on each of the first three anniversaries of the grant date provided the NEO has been continually employed with us through those dates.

(13)
The amounts reflect non-qualified stock options, as discussed in Compensation Discussion and Analysis – Elements of Our Compensation and Benefit Programs – Long-Term Incentive, that have a term of ten years and become exercisable in three equal installments of 1/3 each on each of the first three anniversaries of the grant date provided the NEO has been continually employed with us through those dates. The option exercise price is equal to the closing price of our common stock on the grant date, as quoted on the NYSE.

(14)
The amounts reflect a time-based restricted stock award, as discussed in Compensation Discussion and Analysis – Elements of Our Compensation and Benefit Programs – Continuity Awards, which will vest in four equal installments of 25% each, with the first 25% installment vesting on the grant date and the remaining three installments vesting on each of the next three anniversaries of the grant date, provided the NEO has been continually employed with us through those dates.

(15)
The amounts reflect performance-based stock awards ("PSAs") , as discussed in Compensation Discussion and Analysis – Elements of Our Compensation and Benefit Programs – Long-Term Incentive, that , if earned, will vest at the threshold, target or maximum level depending on the performance of our stock's total shareholder return, relative to a peer group comprised of the S&P 500 Index, over the 36-month period commencing on October 1, 2012 and ending on September 30, 2015. The NEOs are also entitled to an accrual of dividend equivalents, equal to the cash amount that would have been payable on the number of PSAs held by them as of the close of business on the record date for each declared dividend, which shall be credited to them as the equivalent amount of shares that could have been purchased as of the close of business on the dividend payment date. The accrued dividend equivalents will be payable when the PSAs on which such dividend equivalents were credited have become earned, vested and payable.

(16)
The amounts reflect Mr. Gillett's sign-on time-based restricted stock award which vests in four equal installments of 25% each, with the first 25% installment vesting on the grant date and the remaining three installments vesting on each of the next three anniversaries of the grant date, provided Mr. Gillett had been continually employed with us through those dates. Since Mr. Gillett resigned in December, the final three installments of this award were forfeited.

Outstanding Equity Awards at Fiscal Year-End

The following table provides a summary of the NEOs equity-based awards outstanding as of the end of fiscal 2013:

		Option Awards				Stock Awards
Name	Grant Date(1)	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Shares, Units or Other Rights That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
Mr. Joly	9/4/2012	175,233(4)	525,702(4)	$18.02	9/3/2022	295,968(5)	$4,768,044	99,953	$1,610,243
Mr. Dunn	2/1/2012					5,469(6)	88,106
	9/21/2011					5,469(6)	88,106
	6/20/2011					5,469(6)	88,106
	4/6/2011					110,000(7)	1,772,100
Mr. Mikan	4/7/2010	10,000(8)		44.20	4/6/2020
	4/7/2009	7,500(8)		38.13	4/6/2019
	4/18/2008	7,500(8)		43.83	4/17/2018
Ms. McCollam	12/10/2012		383,142(9)	12.39	12/9/2022	107,614(10)	1,733,662	72,940	1,175,063
Mr. Muehlbauer(11)	2/1/2012	5,625(12)		24.18	1/31/2022
	9/21/2011	5,625(12)		24.12	9/20/2021
	6/20/2011	5,625(12)		31.54	6/19/2021
	4/6/2011	7,500(12)		29.75	4/5/2021
	1/12/2011	15,000(12)		35.67	1/11/2021
	9/20/2010	15,000(12)		38.32	9/19/2020
	6/23/2010	10,000(12)		36.63	6/22/2020
	4/7/2010	10,000(12)		44.20	4/6/2020
	1/13/2010	15,000(12)		39.73	1/12/2020
	9/17/2009	15,000(12)		37.59	9/16/2019
	6/23/2009	30,000(12)		32.98	6/22/2019
	10/31/2008	80,000(12)		26.88	10/30/2018
	10/18/2007	40,970(12)		47.84	10/17/2017
	10/23/2006	10,380(12)		55.46	10/22/2016
	11/8/2005	30,053(12)		46.80	11/7/2015
	10/11/2004	28,500(12)		36.73	10/10/2014
	11/3/2003	25,500(12)		39.59	11/2/2013
Ms. Ballard	1/16/2013		11,084(9)	14.67	1/15/2023	2,778(10)	44,754
	9/19/2012		11,084(9)	17.94	9/18/2022	2,778(10)	44,754	5,556	89,507
	6/21/2012					77,002(13)	1,240,502
	6/20/2012		11,084(9)	20.31	6/19/2022	2,778(10)	44,754
	4/18/2012		8,334(9)	22.06	4/17/2022	2,778(10)	44,754
	2/1/2012	3,750(12)	11,250(12)	24.18	1/31/2022	1,251(14)	20,154
	9/21/2011	3,750(12)	11,250(12)	24.12	9/20/2021	1,251(14)	20,154
	6/20/2011	3,750(12)	11,250(12)	31.54	6/19/2021	1,251(14)	20,154
	4/6/2011	5,000(12)	15,000(12)	29.75	4/5/2021	70,000(15)	1,127,700
	1/12/2011	10,000(12)	10,000(12)	35.67	1/11/2021
	9/20/2010	10,000(12)	10,000(12)	38.32	9/19/2020
	6/23/2010	8,281(12)	8,282(12)	36.63	6/22/2020
	4/7/2010	8,281(12)	8,282(12)	44.20	4/6/2020
	1/13/2010	12,422(12)	4,141(12)	39.73	1/12/2020
	9/17/2009	12,422(12)	4,141(12)	37.59	9/16/2019
	6/23/2009	24,843(12)	8,282(12)	32.98	6/22/2019
	10/31/2008	66,250(12)		26.88	10/30/2018
	10/18/2007	66,200(12)		47.84	10/17/2017
	10/23/2006	66,200(12)		55.46	10/22/2016
	11/8/2005	30,005(12)		46.80	11/7/2015
	10/11/2004	19,350(12)		36.73	10/10/2014
	11/3/2003	32,325(12)		39.59	11/2/2013

		Option Awards				Stock Awards
Name	Grant Date(1)	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Shares, Units or Other Rights That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
Mr. Nelsen	1/16/2013		9,975(9)	$14.67	1/15/2023	2,500(10)	$40,275
	9/19/2012		9,975(9)	17.94	9/18/2022	2,500(10)	40,275	5,000	$80,550
	6/21/2012					57,752(13)	930,385
	6/20/2012		9,975(9)	20.31	6/19/2022	2,500(10)	40,275
	4/18/2012		7,500(9)	22.06	4/17/2022	2,500(10)	40,275
	2/1/2012	2,343(12)	7,032(12)	24.18	1/31/2022	782(14)	12,598
	9/21/2011	2,343(12)	7,032(12)	24.12	9/20/2021	782(14)	12,598
	6/20/2011	2,343(12)	7,032(12)	31.54	6/19/2021	782(14)	12,598
	4/6/2011	1,250(12)	3,750(12)	29.75	4/5/2021	17,000(15)	273,870
	1/12/2011	2,500(12)	2,500(12)	35.67	1/11/2021
	9/20/2010	2,500(12)	2,500(12)	38.32	9/19/2020
	6/23/2010	2,500(12)	2,500(12)	36.63	6/22/2020
	4/7/2010	2,625(12)	2,625(12)	44.20	4/6/2020
	1/13/2010	3,973(12)	1,313(12)	39.73	1/12/2020
	9/17/2009	3,973(12)	1,313(12)	37.59	9/16/2019
	6/23/2009	7,875(12)	2,625(12)	32.98	6/22/2019
	10/31/2008	10,000(12)		26.88	10/30/2018
	8/5/2008	20,000(12)		41.19	8/4/2018
	10/18/2007	4,403(12)		47.84	10/17/2017
	2/21/2007	13,000(12)		50.39	2/20/2017
Ms. Surface	1/16/2013		9,975(9)	14.67	1/15/2023	2,500(10)	40,275
	9/19/2012		9,975(9)	17.94	9/18/2022	2,500(10)	40,275	5,000	80,550
	6/21/2012					77,002(13)	1,240,502
	6/20/2012		9,975(9)	20.31	6/19/2022	2,500(10)	40,275
	4/18/2012		7,500(9)	22.06	4/17/2022	2,500(10)	40,275
	2/1/2012	3,105(12)	9,318(12)	24.18	1/31/2022	1,036(14)	16,690
	9/21/2011	3,105(12)	9,318(12)	24.12	9/20/2021	1,036(14)	16,690
	6/20/2011	3,105(12)	9,318(12)	31.54	6/19/2021	1,036(14)	16,690
	4/6/2011	4,140(12)	12,423(12)	29.75	4/5/2021	33,000(15)	531,630
	1/12/2011	8,281(12)	8,282(12)	35.67	1/11/2021
	9/20/2010	8,281(12)	8,282(12)	38.32	9/19/2020
	6/23/2010	8,281(12)	8,282(12)	36.63	6/22/2020
	4/7/2010	8,281(12)	8,282(12)	44.20	4/6/2020
	3/1/2010					8,125(13)	130,894
Mr. Gillett(16)		—	—	—		—	—	—	—
Mr. Vitelli(17)	2/1/2012	3,750(12)		24.18	1/31/2022
	9/21/2011	3,750(12)		24.12	9/20/2021
	6/20/2011	3,750(12)		31.54	6/19/2021
	4/6/2011	5,000(12)		29.75	4/5/2021
	1/12/2011	10,000(12)		35.67	1/11/2021
	9/20/2010	10,000(12)		38.32	9/19/2020
	6/23/2010	8,281(12)		36.63	6/22/2020
	4/7/2010	8,281(12)		44.20	4/6/2020
	1/13/2010	12,422(12)		39.73	1/12/2020
	9/17/2009	12,422(12)		37.59	9/16/2019
	6/23/2009	24,843(12)		32.98	6/22/2019
	10/31/2008	40,000(12)		26.88	10/30/2018
	10/18/2007	10,485(12)		47.84	10/17/2017
	10/23/2006	23,465(12)		55.46	10/22/2016
	11/8/2005	15,027(12)		46.80	11/7/2015
	10/11/2004	3,000(12)		36.73	10/10/2014
	2/9/2004	19,125(12)		35.73	2/8/2014

(1)	For a better understanding of the equity-based awards included in this table, we have provided the grant date of each award.

(2)
These amounts were determined based on the closing price of Best Buy common stock on February 1, 2013, the last trading day in fiscal 2013. The closing price quoted on the NYSE on February 1, 2013, was $16.11.

(3)
The amounts reflected are the number of shares outstanding under a performance-based restricted stock award based on payout at the threshold level of performance, since performance as of the end of fiscal 2013 was not measuring above the threshold level. All awards reflected in this column, if earned, will vest at the threshold, target or maximum level depending on the performance of our stock total shareholder return, relative to a peer group comprised of the S&P 500 Index, over the 36-month period commencing on October 1, 2012 and ending on September 30, 2015.

(4)
The amount reflects non-qualified stock options that become exercisable in four equal installments of 25% each, with the first 25% installment vesting on the grant date and the remaining three installments vesting on each of the next three anniversaries of the grant date, provided Mr. Joly has been continually employed with us through those dates.

(5)
The amount reflects time-based restricted stock units which vest in 36 equal installments of 9,249 shares each starting one month from the grant date (October 4, 2012) and each successive month after until becoming fully vested, provided Mr. Joly has been continually employed with us through those dates.

(6)
The amount reflects a time-based restricted stock award which will vest in equal installments over a four-year period at the rate of 25% per year, beginning one year from the grant date per the terms of Mr. Dunn's separation agreement dated May 12, 2012, which allows for this award to continue to vest for 36 months following Mr. Dunn's termination date (April 9, 2012). At the end of the 36-month period, any unvested shares will immediately vest in full. Vesting during the 36-month period is subject to Mr. Dunn's continued compliance with the non-competition and non-solicitation provisions of the separation agreement.

(7)
The amount reflects a time-based restricted stock award which will vest in full three-years from the grant date (April 6, 2014) per the terms of Mr. Dunn's separation agreement dated May 12, 2012, which allows for this award to continue to vest for 36 months following Mr. Dunn's termination date (April 9, 2012) subject to Mr. Dunn's continued compliance with the non-competition and non-solicitation provisions of the separation agreement during this period.

(8)	The amount reflects non-qualified stock options that were fully vested on the grant date. This award was granted to Mr. Mikan during his service as a member of our Board.

(9)
The amount reflects non-qualified stock options that become exercisable over a three-year period at the rate of 1/3 per year, beginning one year from the grant date provided the NEO has been continually employed with us through those dates.

(10)
The amount reflects time-based restricted stock that vests over a three-year period at the rate of 1/3 per year, beginning one year from the grant date provided the NEO has been continually employed with us through those dates.

(11)
Mr. Muehlbauer's last day with the Company was February 2, 2013, the last day of fiscal 2013. Any stock options and shares of restricted stock that had not vested as of that date were immediately and irrevocably forfeited. Any vested, unexercised stock options that Mr. Muehlbauer had outstanding, as reflected in this table, were exercisable for 60 days following his termination date.

(12)
The amounts reflect non-qualified stock options that become exercisable over a four-year period at the rate of 25% per year, beginning one year from the grant date provided the NEO has been continually employed with us through those dates.

(13)
The amount reflects a time-based restricted stock award which vests in four equal installments of 25% each, with the first 25% installment vesting on the grant date and the remaining three installments vesting on each of the next three anniversaries of the grant date, provided the NEO has been continually employed with us through those dates.

(14)
The amount reflects a time-based restricted stock award which will vest in equal installments over a four-year period at the rate of 25% per year, beginning one year from the grant date provided the NEO has been continually employed with us through those dates.

(15)
The amount reflects a time-based restricted stock award which will vest in full three-years from the grant date (April 6, 2014) provided the NEO has been continually employed with us through that date.

(16)
Since Mr. Gillett terminated his employment with us on December 20, 2012, all of his unvested stock options and shares of restricted stock were immediately and irrevocably forfeited. At the time of his termination, none of Mr. Gillett's stock options had vested.

(17)
Mr. Vitelli's last day with the Company was February 2, 2013, the last day of fiscal 2013. Any stock options and shares of restricted stock that had not vested as of that date were immediately and irrevocably forfeited. Any vested, unexercised stock options that Mr. Vitelli had outstanding, as reflected in this table, were exercisable for 60 days following his termination date.

Options Exercised and Stock Vested

The table below provides a summary of the value realized in connection with stock option awards exercised and stock awards vested for our NEOs during fiscal 2013:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise(1) ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(2) ($)
Mr. Joly	—	$—	204,385(3)	$3,543,077
Mr. Dunn	30,000(4)	27,300	5,469(5)	98,861
Mr. Mikan			109,584(6)	1,974,704
Ms. McCollam	—	—	—	—
Mr. Muehlbauer	—	—	149,878(7)	2,504,720
Ms. Ballard	—	—	26,915(8)	522,553
Mr. Nelsen	—	—	20,030(9)	389,090
Ms. Surface	—	—	26,702(10)	518,703
Mr. Gillett	—	—	85,667(11)	1,810,993
Mr. Vitelli	—	—	150,584(12)	2,514,860

(1)	Value based on market value of Best Buy common stock at the time of exercise, minus the exercise cost.

(2)	Value based on the closing market price of Best Buy common stock on the vesting date.

(3)
The amount represents: (a) the grant of fully-vested shares that Mr. Joly received on his start date, September 4, 2012 (166,482 shares); (b) the partial vesting of Mr. Joly's September 4, 2012 time-based restricted stock unit ("RSU") grant (332,964 shares) which vested in equal installments of 9,249 RSUs on each of October 4, 2012, November 4, 2012, December 4, 2012 and January 4, 2013 and (c) 907 RSUs earned as dividend equivalents relative to the vested portion of the September 4, 2012 RSU grant. Delivery to Mr. Joly of the 36,966 RSUs and the related 907 RSUs earned as dividend equivalents is deferred until after Mr. Joly's separation from the Company, per the terms of his buy-out award agreement.

(4)	On June 8, 2012, Mr. Dunn exercised options to purchase 30,000 shares at an exercise price of $19.11 and a market price of $20.02.

(5)
The amount represents the partial vesting of three time-based restricted stock awards granted under our fiscal 2012 LTI Program: (i) 7,292 shares originally granted on June 20, 2011, which were modified on May 12, 2012, of which 25% vested on June 20, 2012; (ii) 7,292 shares originally granted on September 21, 2011, which were modified on May 12, 2012, of which 25% vested on September 21, 2012 and (iii) 7,292 shares originally granted on February 1, 2012, which were modified on May 12, 2012, of which 25% vested on February 1, 2013. The aforementioned shares vested after Mr. Dunn's separation date (April 9, 2012) pursuant to the terms of Mr. Dunn's separation agreement dated May 12, 2012 which modified the terms of these awards to allow for continued vesting for 36 months following Mr. Dunn's termination, subject to his continued compliance with the non-competition and non-solicitation provisions of the separation agreement during that 36-month period.

(6)	The amount represents the grant of fully-vested shares that Mr. Mikan received on September 4, 2012 for his service as our interim CEO.

(7)
The amount represents: (a) the partial vesting of three time-based restricted stock awards granted under our fiscal 2012 LTI Program: (i) 2,500 shares granted on June 20, 2011 of which 25% vested on June 20, 2012, (ii) 2,500 shares granted on September 21, 2011 of which 25% vested on September 21, 2012 and (iii) 2,500 shares granted on February 1, 2012 of which 25% vested on February 1, 2013; (b) the vesting of the time-based restricted stock Continuity Award (102,669 shares) granted on June 21, 2012 of which 25% vested on the grant date and the remainder of which vested on February 2, 2013 upon Mr. Muehlbauer's termination pursuant to the terms of the award agreement; and (c) the partial vesting of the time-based restricted stock Retention Award (68,000 shares) granted on April 6, 2011 of which 2/3 vested upon Mr. Muehlbauer's termination pursuant to the terms of the award agreement. The provisions of the Continuity Award and Retention Award agreements that allow for accelerated vesting upon termination are explained in greater detail in Potential Payments Upon Termination or Change-in-Control.

(8)
The amount represents: (a) the partial vesting of three time-based restricted stock awards granted under our fiscal 2012 LTI Program: (1) 1,667 shares granted on June 20, 2011 of which 25% vested on June 20, 2012, (2) 1,667 shares granted on September 21, 2011 of which 25% vested on September 21, 2012 and (3) 1,667 shares granted on February 1, 2012 of which 25% vested on February 1, 2013; and (b) the vesting of the time-based restricted stock Continuity Award (102,669 shares) granted on June 21, 2012 of which 25% vested on the grant date.

(9)
The amount represents: (a) the partial vesting of three time-based restricted stock awards granted under our fiscal 2012 LTI Program: (1) 1,042 shares granted on June 20, 2011 of which 25% vested on June 20, 2012, (2) 1,042 shares granted on September 21, 2011 of which 25% vested on September 21, 2012 and (3) 1,042 shares granted on February 1, 2012 of which 25% vested on February 1, 2013; and (b) the partial vesting of the time-based restricted stock Continuity Award (77,002 shares) granted on June 21, 2012 of which 25% vested on the grant date.

(10)
The amount represents: (a) the partial vesting of three time-based restricted stock awards granted under our fiscal 2012 LTI Program: (1) 1,381 shares granted on June 20, 2011 of which 25% vested on June 20, 2012, (2) 1,381 shares granted on September 21, 2011 of which 25% vested on September 21, 2012 and (3) 1,381 shares granted on February 1, 2012 of which 25% vested on February 1, 2013; and (b) the partial vesting of the time-based restricted stock Continuity Award (102,669 shares) granted on June 21, 2012 of which 25% vested on the grant date.

(11)
The amount represents: (a) the partial vesting of the sign-on time-based restricted stock award (240,000 shares) granted on April 16, 2012 of which 25% vested on the grant date and (b) the partial vesting of the time-based restricted stock Continuity Award (102,669 shares) granted on June 21,

2012 of which 25% vested on the grant date. Since Mr. Gillett resigned in December, the remaining unvested portion of these awards were forfeited upon termination.

(12)
The amount represents: (a) the partial vesting of three time-based restricted stock awards granted under our fiscal 2012 LTI Program: (1) 1,667 shares granted on June 20, 2011 of which 25% vested on June 20, 2012, (2) 1,667 shares granted on September 21, 2011 of which 25% vested on September 21, 2012 and (3) 1,667 shares granted on February 1, 2012 of which 25% vested on February 1, 2013; (b) the vesting of the time-based restricted stock Continuity Award (102,669 shares) granted on June 21, 2012 of which 25% vested on the grant date and the remainder of which vested on February 2, 2013 upon Mr. Vitelli's termination pursuant to the terms of the award agreement; and (c) the partial vesting of the time-based restricted stock Retention Award (70,000 shares) granted on April 6, 2011 of which 2/3 vested upon Mr. Vitelli's termination pursuant to the terms of the award agreement. The provisions of the Continuity Award and Retention Award agreements that allow for accelerated vesting upon termination are explained in greater detail in Potential Payments Upon Termination or Change-in-Control.

Non-Qualified Deferred Compensation

The following table shows the account balances at February 2, 2013, and the contributions and earnings during fiscal 2013, for our NEOs under the Deferred Compensation Plan. The Deferred Compensation Plan allows highly compensated employees, including the NEOs, to defer:

•	Up to 75% of base salary; and

•	Up to 100% of a cash bonus (earned and paid in the same year) and short-term incentive compensation (earned and paid in different years), as applicable.

The table also includes restricted shares or stock units that have vested but remain undelivered as of the end of fiscal 2013 pursuant to the terms of the respective award agreements.

For fiscal 2013, only Mr. Muehlbauer and Ms. Ballard participated in the Deferred Compensation Plan. Mr Joly had vested shares with deferred delivery restrictions.

Name	Executive Contributions in Fiscal 2013		Registrant Contributions in Fiscal 2013	Aggregate Earnings (Losses) in Fiscal 2013		Aggregate Withdrawals/ Distributions	Aggregate Balance at February 2, 2013
Mr. Joly	$530,430	(1)	$—	$12,642	(2)	$—	$610,134	(3)
Mr. Dunn	—		—	—		—	—
Mr. Mikan	—		—	—		—	—
Ms. McCollam	—		—	—		—	—
Mr. Muehlbauer	—		—	98,971		—	886,449	(4)
Ms. Ballard	156,539	(5)	—	136,669		—	1,546,008	(6)
Mr. Nelsen	—		—	—		—	—
Ms. Surface	—		—	—		—	—
Mr. Gillett	—		—	—		—	—
Mr. Vitelli	—		—	—		—	—

(1)
This amount reflects restricted stock units (36,966 units) which are fully vested but are not deliverable to Mr. Joly until within six months following his separation from the Company, per the terms of the award agreement. This entire amount was reflected in the "Stock Awards" column of the Summary Compensation Table. The terms of this award can be found in the Grants of Plan-Based Awards Table.

(2)
This amount reflects the value of the dividend equivalents earned by Mr. Joly on his vested restricted stock units during fiscal 2013. The dividend equivalents are in the form of additional restricted stock units (907 units) which are not deliverable to Mr. Joly until within six months following his separation from the Company, per the terms of the award agreement.

(3)
This amount reflects the value of the restricted stock units (36,966 units) and their related dividend equivalents (907 units) calculated based on the closing price of our common stock ($16.11) as quoted on the NYSE on February 1, 2013, the last business day in fiscal 2013. With respect to the value of the restricted stock units, $560,774 of the amount reflected has been previously reported in the “Stock Awards” column of the Summary Compensation Table.

(4)	This amount includes $62,588 which has previously been reported as either "Salary" or "Non-Equity Incentive Plan Compensation" in the Summary Compensation Table.

(5)	This amount was also reported as "Salary" in the Summary Compensation Table.

(6)	This amount includes $859,369 which has previously been reported as either "Salary" or "Non-Equity Incentive Plan Compensation" in the Summary Compensation Table.

Investments.    Amounts deferred under and contributed to the Deferred Compensation Plan are credited or charged with the performance of investment options selected by the participants. The investment options are notional and do not represent actual investments, but rather serve as a measurement of performance. The options available under the Deferred Compensation Plan and their rates of return for the calendar year ended December 31, 2012, were as follows:

Investment	Rate of Return(1)
NVIT Money Market	—%
PIMCO VIT Total Return	9.60%
PIMCO VIT High-Yield Bond	14.32%
Fidelity VIP II Asset Manager	12.43%
Vanguard VIF Diversified Value	16.50%
Vanguard VIF Equity Index	15.86%
MFS VIT Growth Series	17.07%
Franklin VIPT Small Cap Value Securities	18.39%
Wells Fargo Advantage VT Small Cap Growth	7.87%
Vanguard VIF International	20.14%

(1)	Rate of return is net of investment management fees, fund expenses or administrative charges, as applicable.

Distributions.    Participants who elect to defer compensation under the Deferred Compensation Plan also select when the deferred amounts will be distributed to them. Distributions may be made in a specific year, or at a specified time that begins on or after the participant's retirement. Distributions are paid in a lump sum or in quarterly installments, depending on the participant's election at the time of deferral. However, if a participant's employment ends prior to retirement, a distribution is made promptly in a lump sum or in quarterly installments, depending on their initial election and account balance.

Employer-Matching Contributions and Vesting.    Prior to 2004, the Deferred Compensation Plan provided for employer-matching contributions. Since January 1, 2004, we do not provide employer-matching contributions for amounts deferred under the plan. Participants are fully vested in their contributions and employer contributions.

Potential Payments Upon Termination or Change-in-Control

Cash Payments.    Upon involuntary termination due to job elimination and discontinuation, office closing, reduction in force, business restructuring and other circumstances as we determine at our discretion, our NEOs are eligible for two years of salary and a payment of 150% of the cost of 24 months of basic employee benefits such as medical, dental and life insurance, pursuant to our severance plan. For more details on the severance plan, see Compensation Discussion and Analysis – Ongoing Compensation - Executive Compensation Elements – Other Compensation – Severance Plan.

Pursuant to their employment agreements, Mr. Joly and Ms. McCollam are eligible for an enhanced severance offering upon voluntary termination for Good Reason within 12 months following (or in anticipation of) a change-of-control equal to two times the sum of their base salary plus target bonus. They are also eligible for a pro-rata annual bonus payment, dependent on actual performance under the Company's STI Plan for the fiscal year in which the termination occurs.

Non-qualified stock options.    The following table illustrates the treatment of stock options under various termination scenarios:

Termination Event	Vested Stock Options(1)	Unvested Stock Options
Involuntary termination, for Cause	Not exercisable.	All stock options are immediately and irrevocably forfeited.

Voluntary termination without Good Reason(2)
Stock options granted under our LTI Program are exercisable for a 60-day period following the termination date.

Sign-on stock options granted to Mr. Joly and Ms. McCollam are exercisable for a 90-day period following the termination date.
All stock options are immediately and irrevocably forfeited.

Voluntary termination for Good Reason
Stock options granted under our LTI Program are exercisable for a 60-day period following the termination date.

Sign-on stock options granted to Mr. Joly and Ms. McCollam are exercisable for a two-year period following the termination date.
Stock options granted under our LTI Program are immediately and irrevocably forfeited. Sign-on stock options granted to Mr. Joly and Ms. McCollam vest 100%.

Involuntary termination, not for Cause
Stock options granted under our LTI Program are exercisable for a 60-day period following the termination date.

Sign-on stock options granted to Mr. Joly and Ms. McCollam are exercisable for a two-year period following the termination date.
Stock options granted under our LTI Program are immediately and irrevocably forfeited. Sign-on stock options granted to Mr. Joly and Ms. McCollam vest 100%.

Involuntary termination, not for Cause or voluntary termination for Good Reason within 12 months following a change-of-control
Stock options granted under our LTI Program are exercisable for a 60-day period following the termination date.

Sign-on stock options granted to Mr. Joly and Ms. McCollam are exercisable for a two-year period following the termination date.

Stock options granted under our LTI Program vest 100%.

Sign-on stock options granted to Mr. Joly and Ms. McCollam vest 100% following any involuntary termination not for Cause or voluntary termination with Good Reason.

Death or disability	Generally exercisable for a one-year period.	All stock options vest 100%.

Qualified Retirement(3)	Generally exercisable for a one- to three-year period depending on the terms and conditions of the respective award agreement.	Stock options granted under our LTI Program vest 100%.

(1)	Under no circumstances may stock options be exercised after their expiration dates.

(2)
As generally defined in our employment and award agreements, Good Reason is usually deemed to exist if the Company makes a material adverse change to the NEO's title, responsibilities or salary or requires the NEO to work more than 50 miles from the corporate office location in Richfield, MN (except for temporary business-related travel).

(3)
Qualified Retirement is defined in our employment and award agreements as: retirement by an employee, including our NEOs, on or after their 60th birthday, so long as they have been employed continuously for at least the five-year period immediately preceding their retirement date.

Restricted stock awards.    The following table illustrates, for all restricted stock awards outstanding as of the end of fiscal 2013, all termination scenarios in which accelerated vesting occurs.

Description of Restricted Stock Award	Termination Scenarios where Accelerated Vesting Applies
The time-based restricted stock awards granted under the fiscal 2012 LTI Program to the NEOs employed during fiscal 2012	Vest 100% upon qualified retirement, death or disability, or involuntary termination not for Cause or voluntary termination with Good Reason within 12 months following a change-of-control.

The time-based restricted stock awards granted under the fiscal 2013 LTI Program to all of our NEOs, except Mr. Joly and Ms. McCollam, as described in Compensation Discussion and Analysis – Ongoing Compensation - Executive Compensation Elements – Long-Term Incentive
No accelerated vesting.

The performance-based restricted stock awards granted under the fiscal 2013 LTI Program to all of our NEOs except Mr. Joly and Ms. McCollam, as described in Compensation Discussion and Analysis – Ongoing Compensation - Executive Compensation Elements – Long-Term Incentive

Deemed earned on a pro-rata basis (number of days employed through termination / total number of days in performance period) based on the level of performance achieved as of the termination date in the following scenarios: death or disability, involuntary termination not for Cause and voluntary termination for Good Reason.

Mr. Joly's buy-out awards, as described in Compensation Discussion and Analysis – Ongoing Compensation - Executive Compensation Elements – Sign-on Awards:
1) Time-based restricted stock units granted on September 4, 2012	Vest 100% upon death or disability, involuntary termination not for Cause or voluntary termination for Good Reason.
2) Performance-based restricted stock units granted on September 4, 2012
Same vesting terms as the performance-based restricted stock awards granted under the fiscal 2013 LTI Program, with the exception that if Mr. Joly is terminated involuntarily not for Cause or voluntarily for Good Reason within two years of a change-of-control, a pro-rata portion would be deemed earned at target or such greater number if performance exceeded the target payout at the time of the change-of-control.

Ms. McCollam's sign-on awards, as described in Compensation Discussion and Analysis – Ongoing Compensation - Executive Compensation Elements – Sign-on Awards:
1) Time-based restricted stock award granted on December 10, 2012	Vest 100% upon death or disability, involuntary termination not for Cause or voluntary termination for Good Reason.
2) Performance-based restricted stock award granted on December 10, 2012	Same vesting terms as the performance-based restricted stock awards granted under the fiscal 2013 LTI Program.

Continuity Awards granted to the NEOs employed as of June 21, 2012, as described in Compensation Discussion and Analysis – Non-recurring Compensation – Continuity Awards
Vest 100% upon retirement, death or disability, involuntary termination not for Cause, or involuntary termination not for Cause or voluntary termination for Good Reason within 12 months following a change-of-control.

Time-based restricted stock awards granted to the NEOs employed as of April 6, 2011 (the "Retention Awards")
Vest 100% upon death or disability or involuntary termination not for Cause or voluntary termination for Good Reason within 12 months following a change-of-control; vest on pro-rata basis (1/3 of shares vest for each completed fiscal year into the restricted period) upon involuntary termination not for Cause.

The time-based restricted stock award granted to Ms. Surface on March 1, 2010
Vests 100% upon death or disability or involuntary termination not for Cause or voluntary termination for Good Reason within 12 months following a change-of-control; upon involuntary termination not for Cause the next scheduled installment of shares would vest.

Restrictive Covenants.    As further described in Compensation Discussion and Analysis – Ongoing Compensation - Executive Compensation Elements – Other Compensation – Clawback and Restrictive Covenant Provisions, our executive officer agreements generally include confidentiality, non-compete, non-solicitation and in select situations, non-disparagement provisions, such as:

Confidentiality. Award recipients agree to maintain the confidentiality of Best Buy’s “confidential information” and to use such information for the exclusive benefit of Best Buy. This obligation has the appropriate application to the post-termination period.

Non-Compete. Award recipients agree not to engage in “competitive activity” for a period of one year following the earlier of termination of employment for any reason, or the last scheduled award vesting date.

Non-Solicitation. Award recipients agree not to engage in certain enumerated activities, which involve various forms of solicitation for a period of one year following the earlier of termination of employment for any reason, or the last scheduled award vesting date.

Financial Restatement Due to Fraud or Misconduct. See Compensation Discussion and Analysis – Ongoing Compensation - Executive Compensation Elements – Other Compensation – Clawback and Restrictive Covenant Provisions.

Non-Disparagement. A non-disparagement provision is included in specific circumstances.

Upon violation of a restrictive covenant, unexercised options and unvested shares related to the respective award agreement under which they were issued are canceled and forfeited, and likewise, the related issued shares (or their fair market value, as measured on the option exercise date or share vesting date) must be returned to the Company. Additionally, the Company may seek injunctive or other appropriate equitable relief.

The tables below provide for each current NEO, as of the end of fiscal 2013, the potential severance amount and the value of in-the-money stock options and stock awards (as detailed in Outstanding Equity Awards at Fiscal Year-End) under the various scenarios described above (except for retirement, as none of our NEOs met the requirements for qualified retirement as of the end of fiscal 2013), calculated based on the closing price of our common stock as quoted on the NYSE on February 1, 2013, the last business day in fiscal 2013.

For information regarding severance payments and accelerated stock awards for our departed NEOs, Messrs. Dunn, Muehlbauer and Vitelli, see Compensation Discussion and Analysis – Non-recurring Compensation – Severance, the Summary Compensation Table, Grants of Plan-Based Awards and Options Exercised and Stock Vested. Mr. Mikan's compensation for his service as our interim CEO is described in Compensation Discussion and Analysis – Non-recurring Compensation – Stipend, the Summary Compensation Table, Grants of Plan-Based Awards and Options Exercised and Stock Vested. Mr. Gillett did not receive any payments nor did he have any accelerated vestings in connection with his termination; the entirety his fiscal 2013 compensation is provided in the Summary Compensation Table.

Voluntary Termination without Good Reason or Involuntary Termination, for Cause

Name	Cash Payments		Stock Options	Stock Awards	Performance-Based Stock Awards	Total
Mr. Joly(1)	$(2,100,000)	(2)	$—	$(1,622,051)	$—	$(3,722,051)
Ms. McCollam(3)	(500,000)		—	—	—	(500,000)
Ms. Ballard(4)	(500,000)		—	—	—	(500,000)
Mr. Nelsen(4)	(350,000)		—	—	—	(350,000)
Ms. Surface(4)	(500,000)		—	—	—	(500,000)

(1)
Pursuant to Mr. Joly's employment agreement, if Mr. Joly voluntarily terminates his employment without Good Reason or is involuntarily terminated for Cause prior to the first anniversary of his commencement date (September 4, 2012), he must repay the aggregate after-tax value of his buy-out cash award and the net after-tax number of shares granted as his buy-out stock award (166,482 fully vested shares granted on September 4, 2012 less 65,796 shares withheld for taxes).

(2)	This amount calculated assuming application of a 40% tax rate to Mr. Joly's buy-out cash award ($3,500,000).

(3)
Pursuant to Ms. McCollam's employment agreement, if Ms. McCollam terminates her employment without Good Reason or is involuntarily terminated for Cause prior to the first anniversary of her employment commencement date (December 10, 2012), she must repay the full amount of her sign-on cash award ($500,000).

(4)
Pursuant to the terms of the Continuity Awards granted to these NEOs on June 21, 2012, if they voluntarily terminate their employment prior to the one-year anniversary of the appointment of our CEO, Mr. Joly, the cash portion of the Continuity Award is subject to recovery by the Company.

Voluntary Termination for Good Reason

Name	Cash Payments	Stock Options(1)		Stock Awards(2)	Performance-Based Stock Awards(3)	Total
Mr. Joly	$—	$—	(4)	$4,768,044	$—	$4,768,044
Ms. McCollam	—	1,425,288		1,733,662	—	3,158,950
Ms. Ballard(5)	(500,000)	—		—	—	(500,000)
Mr. Nelsen(5)	(350,000)	—		—	—	(350,000)
Ms. Surface(5)	(500,000)	—		—	—	(500,000)

(1)
Pursuant to Mr. Joly and Ms. McCollam's employment agreements, their unvested sign-on stock option grants vest 100% if they voluntarily terminate their employment for Good Reason. Unvested stock options granted to our other NEOs under our LTI program do not vest under these circumstances.

(2)
Pursuant to Mr. Joly and Ms. McCollam's employment agreements, their unvested sign-on time-based restricted shares vest 100% if they voluntarily terminate their employment for Good Reason. Unvested time-based restricted shares granted to our other NEOs under our LTI program do not vest under these circumstances.

(3)
The performance-based restricted stock awards granted to Mr. Joly and Ms. McCollam as part of their sign-on packages, and to our other NEOs as part of their fiscal 2013 LTI award, vest on a pro-rata basis to the extent that the performance goals have been attained through the termination date if the NEO terminates their employment voluntarily for Good Reason. If the Compensation Committee deems that performance goals have been achieved and has determined the number of shares earned, the actual number of shares that would vest is calculated based on the number of days the NEO was employed through termination over the total number of days in the performance period (1,095). As of the end of fiscal 2013, the performance shares were trending at no payout for any of our NEOs.

(4)	Mr. Joly's buy-out stock option grant was underwater at the end of fiscal 2013.

(5)
Pursuant to the terms of the Continuity Awards granted to these NEOs on June 21, 2012, if they voluntarily terminate their employment prior to the one-year anniversary of the appointment of our CEO, Mr. Joly, the cash portion of the Continuity Award is subject to recovery by the Company.

Involuntary Termination, not for Cause(1)

Name	Cash Payments(2)	Stock Options(3)		Stock Awards		Performance-Based Stock Awards(8)	Total
Mr. Joly	$2,416,640	$—	(4)	$4,768,044	(5)	$—	$7,184,684
Ms. McCollam	1,865,722	1,425,288		1,733,662	(5)	—	5,024,672
Ms. Ballard	1,434,793	—		1,992,302	(6)	—	3,427,095
Mr. Nelsen	1,026,266	—		1,112,965	(6)	—	2,139,231
Ms. Surface	1,007,320	—		1,725,816	(7)	—	2,733,136

(1)	Involuntary termination due to job elimination or discontinuation, office closing, reduction in force, business restructuring or other circumstances determined at our discretion.

(2)
The amounts reflect payments under our Severance Plan and include 24 months of base salary and 150% of the cost of 24 months of COBRA health coverage and group life insurance based on the cost of coverage in place at the time of termination.

(3)
Pursuant to Mr. Joly and Ms. McCollam's employment agreements, their unvested sign-on stock option grants vest 100% if they are involuntarily terminated not for Cause. Unvested stock options granted to our other NEOs under our LTI program do not vest under these circumstances.

(4)	Mr. Joly's sign-on stock option grant was underwater at the end of fiscal 2013.

(5)	Pursuant to Mr. Joly and Ms. McCollam's employment agreements, their unvested sign-on time-based restricted shares vest 100% if they if they are involuntarily terminated not for Cause.

(6)
The amounts represent: (1) the Retention Awards granted to these NEOs on April 6, 2011 which, upon involuntary termination not for cause, vest on a pro-rata basis determinable by the number of fiscal year-ends that have passed at the time of termination and (2) the Continuity Awards granted to these NEOs on June 21, 2012 which fully vest upon involuntary termination not for Cause.

(7)
The amount represents: (1) the Retention Award granted to Ms. Surface on April 6, 2011 which, upon involuntary termination not for cause, vests on a pro-rata basis determinable by the number of fiscal year-ends that have passed at the time of termination; (2) the Continuity Award granted to Ms. Surface on June 21, 2012 which fully vests upon involuntary termination not for Cause and (3) the time-based restricted stock award granted to Ms. Surface on March 1, 2010, which, upon involuntary termination not for Cause, would vest in the amount scheduled to vest at the next succeeding vesting date following termination.

(8)
The performance shares granted to Mr. Joly and Ms. McCollam as part of their sign-on packages, and to our other NEOs as part of their LTI award, vest on a pro-rata basis to the extent that the performance goals have been attained through the termination date if their employment is terminated involuntarily, not for Cause. If the Compensation Committee deems that performance goals have been achieved and have determined the number of shares earned, the actual number of shares that would vest is calculated based on the number of days the NEO was employed through termination over the total number of days in the performance period (1,095). As of the end of fiscal 2013, the performance shares were trending at no payout for any of our NEOs.

Change-of-Control(1)

Name	Cash Payments		Stock Options(2)	Stock Awards		Performance-Based Stock Awards(3)	Total
Mr. Joly	$7,116,640	(4)	$—	$4,768,044	(6)	$444,104	$12,328,788
Ms. McCollam	4,640,722	(4)	1,425,288	1,733,662	(6)	—	7,799,672
Ms. Ballard	1,434,793	(5)	15,961	2,428,663	(7)	—	3,879,417
Mr. Nelsen	1,026,266	(5)	14,364	1,242,049	(7)	—	2,282,679
Ms. Surface	1,007,320	(5)	14,364	2,028,651	(8)	—	3,050,335

(1)
Generally, involuntary termination not for Cause or voluntary termination for Good Reason within 12 months following a change-of-control. Exceptions to this statement are noted in footnotes (3), (4) and (5).

(2)	All unvested stock options granted to our NEOs fully vest upon termination following a change-of-control.

(3)
Pursuant to Mr. Joly's employment agreement, upon termination within two years following a change-of-control, a pro-rata portion of his sign-on performance-based stock award would be deemed earned at target or such greater number if performance exceeded the target payout. Since performance goals had not been achieved as of the end of fiscal 2013, the pro-rata portion of the target shares granted (166,482) that would vest is calculated based on the number of days Mr. Joly was employed through termination (151 in fiscal 2013) over the total number of days in the performance period (1,095). The performance shares granted to our other NEOs do not have special provisions for a termination following a change-of-control, however the vesting terms for a termination following an ordinary involuntary termination not for Cause or voluntary termination for Good Reason would apply.

(4)
Pursuant to Mr. Joly and Ms. McCollam's employment agreements, in the event they voluntarily terminate their employment for Good Reason within 12 months following (or in anticipation of) a change-of-control, they are entitled to an enhanced severance offering of: (1) two times the sum of base salary plus target bonus; (2) a pro-rata annual bonus for the fiscal year in which such termination occurs based on actual performance ($0 for fiscal 2013, see Compensation Discussion and Analysis – Ongoing Compensation - Executive Compensation Elements – Short-Term Incentive) and (3) 150% of the cost of 24 months of COBRA health coverage and group life insurance based on the cost of coverage in place at the time of termination.

(5)
The amounts include payments under our Severance Plan and include 24 months of base salary and 150% of the cost of 24 months of COBRA health coverage and group life insurance based on the cost of coverage in place at the time of termination. However, these payments are only applicable for an involuntary termination not for Cause that meets the Severance Plan definition (see previous table) and would not apply for a voluntary termination following a change-of-control.

(6)
Pursuant to Mr. Joly and Ms. McCollam's employment agreements, their unvested sign-on time-based restricted shares fully vest upon termination following any involuntary termination not for Cause or voluntary termination for Good Reason.

(7)
The amounts represent: (1) the unvested portion of the time-based restricted shares granted under our fiscal 2012 LTI Program, which fully vest upon termination following a change-of-control; (2) the Retention Awards granted to the NEOs on April 6, 2011 which fully vest upon termination following a change-of-control and (3) the Continuity Awards granted to the NEOs on June 21, 2012 which fully vest upon termination following a change-of-control.

(8)
The amount represents: (1) the unvested portion of the time-based restricted shares granted under our fiscal 2012 LTI Program, which fully vest upon termination following a change-of-control; (2) the Retention Award granted to Ms. Surface on April 6, 2011 which fully vests upon termination following a change-of-control; (3) the Continuity Award granted to Ms. Surface on June 21, 2012 which fully vests upon termination following a change-of-control and (4) the time-based restricted stock award granted to Ms. Surface on March 1, 2010, which fully vests upon termination following a change-of-control.

Death or Disability

Name	Cash Payments	Stock Options(1)	Stock Awards		Performance-Based Stock Awards(2)	Total
Mr. Joly	$—	$—	$4,768,044	(3)	$—	$4,768,044
Ms. McCollam	—	1,425,288	1,733,662	(3)	—	3,158,950
Ms. Ballard	—	15,961	2,428,663	(4)	—	2,444,624
Mr. Nelsen	—	14,364	1,242,049	(4)	—	1,256,413
Ms. Surface	—	14,364	2,028,651	(5)	—	2,043,015

(1)	All unvested stock options granted to our NEOs fully vest upon death or disability.

(2)
The performance shares granted to Mr. Joly and Ms. McCollam as part of their sign-on packages, and to our other NEOs as part of their fiscal 2013 LTI award, vest on a pro-rata basis to the extent that the performance goals have been attained as of the date of a termination due to death or disability. If the Compensation Committee deems that performance goals have been achieved as of the termination date and have determined the number of shares earned, the actual number of shares that would vest is calculated based on the number of days the NEO was employed through termination over the total number of days in the performance period (1,095). As of the end of fiscal 2013, the performance shares were trending at no payout for any of our NEOs.

(3)	Pursuant to Mr. Joly and Ms. McCollam's employment agreements, their unvested sign-on time-based restricted shares fully vest upon termination due to death or disability.

(4)
The amounts represent: (1) the unvested portion of the time-based restricted shares granted under our fiscal 2012 LTI Program, which fully vest upon termination due to death or disability; (2) the Retention Awards granted to the NEOs on April 6, 2011 which fully vest upon termination due to death or disability and (3) the Continuity Awards granted to the NEOs on June 21, 2012 which fully vest upon termination due to death or disability.

(5)
The amount represents: (1) the unvested portion of the time-based restricted shares granted under our fiscal 2012 LTI Program, which fully vest upon termination due to death or disability; (2) the Retention Award granted to Ms. Surface on April 6, 2011 which fully vests upon termination due to death or disability; (3) the Continuity Award granted to Ms. Surface on June 21, 2012 which fully vests upon termination due to death or disability and (4) the the time-based restricted stock award granted to Ms. Surface on March 1, 2010, which fully vests upon termination due to death or disability.

Director Compensation

Overview of Director Compensation

In April of each year, the Compensation Committee reviews the total compensation paid to non-management directors. The purpose of the review is to ensure that the level of compensation is appropriate to attract and retain a diverse group of directors with the breadth of experience necessary to perform the Board's duties, and to fairly compensate directors for their service. The review is comprehensive and includes consideration of qualitative and comparative factors. To ensure directors are compensated relative to the scope of their responsibilities, the Compensation Committee considers: (i) the time and effort involved in preparing for Board, committee and management meetings and the additional duties assumed by committee chairs; (ii) the level of continuing education required to remain informed of broad corporate governance trends, and material developments and strategic initiatives within the Company; and (iii) the risks associated with fulfilling fiduciary duties. To supplement the qualitative analysis, the Compensation Committee also considers the total value of the compensation as compared with director compensation at other Fortune 100 companies and our peer group of companies, which is described in Compensation Discussion and Analysis – Factors in Decision-Making.

As a result of the review process in April 2012, the Compensation Committee decided to leave non-management director compensation levels the same as they were in fiscal 2012. In September 2012, the Compensation Committee considered and approved additional compensation for the role of the non-management Chairman, as a result of Mr. Tyabji's appointment to this role in June 2012. Additional detail can be found in the following table.

Director Compensation

The following table summarizes the compensation earned during fiscal 2013 by our non-management directors, as well as by Mr. Schulze, who was a management director but was not a full-time employee during fiscal 2013:

Name	Fees Earned or Paid In Cash(1)		Stock Awards(2)		All Other Compensation		Total
Lisa M. Caputo	$75,000		$87,400		$—		$162,400
Kathy J. Higgins Victor	85,000		87,400		—		172,400
Ronald James*	90,000		87,400		—		177,400
Sanjay Khosla	85,000		87,400		—		172,400
George L. Mikan III(3)	33,770		—	(4)	—		33,770
Matthew H. Paull(5)	95,000		87,400		—		182,400
Rogelio M. Rebolledo(6)	22,654		87,400		—		110,054
Richard M. Schulze(7)	—		—	(8)	69,133	(9)	69,133
Hatim A. Tyabji	133,805	(10)	147,461	(11)	—		281,266
Gérard R. Vittecoq	75,000		87,400		—		162,400
*Indicates a director who will not be standing for re-election on June 20, 2013.

(1)	The cash compensation in fiscal 2013 for our non-management directors consisted of:

Annual retainer	$75,000
Annual committee chair retainer (Audit Committee or Compensation Committee)	15,000
Annual committee chair retainer (all other committees)	10,000
Annual Chairman (non-management) retainer	75,000
Annual Lead Independent Director retainer	10,000
All annual retainers for non-management directors who serve during only a portion of a fiscal year are prorated. All annual retainers are paid in quarterly installments.
Management directors during fiscal 2013, Brian J. Dunn, Hubert Joly, George L. Mikan III and Richard M. Schulze, did not receive any cash compensation for their service as directors while they held their management roles. Mr. Mikan did receive cash compensation for his service as director for the period of time prior to and after his service as our interim CEO.

(2)
These amounts reflect the aggregate grant date fair value for shares of our stock granted to our directors during fiscal 2013. Since the shares were unrestricted, as described below in Director Equity Awards, aggregate grant date fair value is calculated using closing market price as of the date of grant.

(3)
Mr. Mikan served as our interim CEO from April 10, 2012 through September 3, 2012. During that time, he continued his service as a director but was considered a management director and did not receive compensation as a director. Mr. Mikan subsequently resigned as director on December 26, 2012.

(4)	Mr. Mikan did not receive a stock award since he was serving as our interim CEO at the time the awards were granted.

(5)	Mr. Paull retired on April 17, 2013. He will not stand for re-election on June 20, 2013.

(6)	Mr. Rebolledo did not stand for re-election on June 21, 2012. His service as a director ended effective as of that date.

(7)	Mr. Schulze retired from the Board on June 7, 2012.

(8)	Mr. Schulze requested that he not be granted a stock award.

(9)
The amount includes: (a) payment of $37,500 in salary as Chairman of the Board through June 7, 2012, as described below in Employment Arrangements & Founder and Chairman Emeritus Benefits for Richard M. Schulze; (b) payment of $2,423 in matching contributions under the Retirement Savings Plan; (c) payment of $262 in premiums for life insurance coverage exceeding $50,000 through June 7, 2012; (d) payment of $62 in premiums for executive long-term disability insurance through June 7, 2012; (e) payout of vacation time in the amount of $23,077; (f) payment of $5 in tax gross-ups on his COBRA life insurance benefit and $447 in tax gross-ups on imputed income from use of the employee discount and (g) $5,261 in company-paid COBRA health benefits and $96 in company-paid COBRA life insurance benefits.

(10)	This amount includes pro-rated retainer payments for Mr. Tyabji's service in multiple capacities during fiscal 2013, as explained in detail in the following table:

Retainer Category	Applicable Date Range for Fiscal 2013	Portion of Retainer Earned in Fiscal 2013
Annual Retainer ($75,000)	All of fiscal 2013 (March 4, 2012 - February 2, 2013)	$75,000
Annual Committee Chair Retainer (Audit) ($15,000)	March 4, 2012 - September 3, 2012 December 27, 2012 - February 2, 2013	10,591
Annual Chairman (non-management) retainer ($75,000)	June 7, 2012 - February 2, 2013	48,214
	Total for fiscal 2013:	$133,805

(11)
As described below in Director Equity Awards, this amount includes Mr. Tyabji's annual director grant of 4,000 shares ($87,400) and the pro-rated grant of 3,333 shares ($60,061) for his service as our Chairman.

Employment Arrangements & Founder and Chairman Emeritus Benefits for Richard M. Schulze

In April 2007, we entered into an amended employment arrangement with Mr. Schulze, a founder of Best Buy, Chairman of the Board and our former CEO which was in place through Mr. Schulze's retirement on June 7, 2012. Through his retirement date, Mr. Schulze was responsible for Board oversight, corporate strategic planning and mentoring Company officers. Mr. Schulze also periodically represented the Company at public functions and actively engaged with our employees at designated Company functions. Pursuant to this employment arrangement with Mr. Schulze, he received an annual salary of $150,000 subject to his election as a director by our shareholders. The arrangement allowed for annual increases based on the consumer price index. Mr. Schulze was not eligible to participate in our equity-based compensation programs for employees. However, he was eligible to receive the same number of shares granted to non-management directors, as described in Director Equity Awards below. In addition, we provided the following benefits to Mr. Schulze through his resignation date: (i) reimbursement of all business-related expenses, including travel and room and board; (ii) eligibility for Mr. Schulze and his spouse to participate in health benefit programs generally available to our employees; and (iii) eligibility to participate in the Retirement Savings Plan and Deferred Compensation Plan.

On June 20, 2012, the Compensation Committee approved a package of continuing, post-retirement benefits for Mr. Schulze, as our founder and Chairman Emeritus, which included company-paid medical, dental and vision benefits and group life insurance premiums for Mr. Schulze and his wife. These benefits continued through March 25, 2013, when we entered into a new letter agreement with Mr. Schulze as described in greater detail in Certain Relationships and Related Party Transactions.

Director Equity Awards

Each April, in connection with the Compensation Committee's annual review of director compensation, the Compensation Committee considers a stock-based award for directors. On April 16, 2012, the Compensation Committee granted to each then-serving director, other than management directors who are eligible to participate in our equity-based compensation programs for employees, 4,000 shares of unrestricted stock. The closing price of our common stock as quoted on the NYSE on April 16, 2012 was $21.85. These grants were consistent with our fiscal 2012 stock awards.

In September 2012, the Compensation Committee also approved an additional grant of 4,000 shares to be awarded on an annual basis to the non-management Chairman of the Board. For fiscal 2013, Mr. Tyabji received a prorated grant of 3,333 shares on September 4, 2012 for his service as Chairman from June 7, 2012 through the end of the fiscal year. The closing price of our common stock as quoted on the NYSE on September 4, 2012 was $18.02.

The Compensation Committee also considers stock grants for new directors at the time they are appointed to the Board. Because annual director stock grants are made in April, special appointment-based grants are prorated based on the number of months remaining prior to the time when the Compensation Committee expects to consider the next annual director grant.

Director Stock Ownership Guidelines

The Compensation Committee has established stock ownership guidelines requiring our non-management directors to own, indirectly or directly, 10,000 shares. We expect that until the ownership target is met directors will retain: (i) 50% of the net proceeds received from the exercise of a stock option in the form of Best Buy common stock; and (ii) 50% of shares net of taxes issued in connection with the lapse of restrictions on restricted stock awards. The ownership target does not need to be met within a certain timeframe and our directors are considered in compliance with the guidelines as long as progress towards the ownership target is being made, consistent with the expectations noted above. In fiscal 2013, all of our non-management directors were in compliance with the ownership guidelines.

Deferred Compensation Plan

Each calendar year, we offer our directors the opportunity to defer up to 100% of their annual and committee chair retainers under the Deferred Compensation Plan which is described in Compensation of Executive Officers – Non-Qualified Deferred Compensation Plan. No Company contributions or matching contributions are made for the benefit of directors under the Deferred Compensation Plan.

Other Benefits

We reimburse all directors for travel and other necessary business expenses incurred in performance of their services for us. In addition, all directors are covered under a directors' and officers' indemnity insurance policy.

ITEM OF BUSINESS NO. 3 — ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act and Section 14A of the Securities Exchange Act of 1934, as amended, we are providing our shareholders with an opportunity to cast an advisory vote, a "Say on Pay," regarding the fiscal 2013 compensation of our NEOs, as described in the Executive and Director Compensation section of this proxy statement.

In June 2011, in consideration of the results of the fiscal 2011 advisory vote on the frequency of "Say on Pay" votes, the Board determined to hold such votes on an annual basis until the next vote on the frequency of "Say on Pay" votes. Accordingly, the next "Say on Pay" vote will be held at the Company's 2014 Regular Meeting of Shareholders.

Information about the Advisory Vote to Approve Named Executive Officer Compensation

The Compensation Committee establishes, recommends and governs all of the compensation and benefits policies and actions for the Company's NEOs, as defined in the Introduction of the Executive and Director Compensation — Compensation Discussion and Analysis section of this proxy statement. While the advisory vote to approve named executive officer compensation is not binding on us, it will provide useful information to our Board and the Compensation Committee regarding our shareholders' views of our executive compensation philosophy, policies and practices. The Compensation Committee values our shareholders' opinions and will take the results of the vote into consideration when determining the future compensation arrangements for our NEOs. To the extent there are significant negative "Say on Pay" advisory votes, we plan to consult directly with shareholders to better understand the concerns that influenced the vote and consider constructive feedback in making future decisions about our executive compensation program.

Consideration of Last Year's “Say on Pay” Vote

At our Regular Meeting of Shareholders in June 2012, the majority of our shareholders voted against our “Say on Pay” proposal. This was in sharp contrast to the prior year:

"Say on Pay" Vote Results
June 2012 Vote		June 2011 Vote
For	Against	For	Against
38%	62%	97%	3%

According to shareholder feedback, the failed vote was principally due to the separation package paid to the former CEO, Mr. Dunn, after the end of fiscal 2012 but before the annual shareholder meeting. We took this feedback very seriously in shaping our compensation deliberations in fiscal 2013. In response, we have significantly increased our transparency and discipline with regards to executive departures and also increased our pay-for-performance linkages, as discussed further in the Executive and Director Compensation — Compensation Discussion and Analysis section of this proxy statement. We are committed to making market competitive and performance-based compensation decisions consistent with our business transformation.

As detailed in our CD&A, we believe our fiscal 2013 executive compensation program reflects market appropriate practices and balances risk and reward in relation to our overall business strategy and ongoing business transformation.

Our executive compensation program is focused on pay-for-performance and seeks to mitigate risks related to compensation in order to further align management's interests with shareholders' interests in long-term value creation.

Accordingly, we ask that our shareholders cast an advisory vote to approve the following resolution:

RESOLVED, that the shareholders of the Company approve, on an advisory basis, the compensation of the named executive officers for the fiscal year ended February 2, 2013, as described in the Executive and Director Compensation — Compensation Discussion and Analysis section and the compensation tables and related material disclosed in the Company's proxy statement for its 2013 Regular Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission.

Board Voting Recommendation

Our Board recommends an advisory vote FOR approval of the fiscal 2013 compensation of our NEOs as disclosed in this proxy statement pursuant to the SEC's compensation disclosure rules.

The affirmative vote of at least a majority of the voting power of the shares present, in person or by proxy, and entitled to vote (excluding broker non-votes) is required for advisory approval of our NEO compensation.

IT IS INTENDED THAT, UNLESS OTHERWISE INSTRUCTED, THE SHARES REPRESENTED BY PROXY (OTHER THAN BROKER NON-VOTES) WILL BE VOTED "FOR" THE ADVISORY VOTE ON EXECUTIVE COMPENSATION.

ITEM OF BUSINESS NO. 4 — APPROVAL OF AN AMENDMENT TO AND RESTATMENT OF OUR AMENDED AND RESTATED BY-LAWS TO IMPLEMENT DECLASSIFICATION OF OUR BOARD OF DIRECTORS

We are proposing an amendment to and restatement of our Amended and Restated By-laws (the “By-laws”) in order to begin the implementation of declassification of our Board. The proposed amendment to Section I of Article III of our By-laws would remove the references to Class 1 and Class 2 directors and would provide that each director shall serve for a term of one year as opposed to two years. If the proposed amendment is approved by the shareholders, each director would stand for re-election by the shareholders every year, beginning with those directors whose terms expire in 2014. Directors elected at the 2013 Regular Meeting of Shareholders would serve out their term of two years under the existing By-laws and stand for re-election for a one-year term in 2015. Directors elected at the 2014 Regular Meeting of Shareholders will serve a one year term under the amended and restated By-laws described within this Item, if approved by the shareholders. Any vacancies occurring prior to the 2014 and 2015 Regular Meetings of Shareholders may be filled by the Board for the remainder of the applicable term.
The complete text of the Amended and Restated By-laws as they are proposed to be amended and restated is included in Appendix A to this proxy statement. This summary does not contain all of the information that may be important to you, and is qualified in its entirety by reference to the text of Appendix A. You are encouraged to read the proposed Amended and Restated By-laws in their entirety.
Information about the Amendment to our By-laws
In its support of strong corporate governance practices, the Board has concluded that it is in the best interests of Best Buy and its shareholders to declassify the Board of Directors and require each director to stand for re-election by the shareholders on an annual basis. The Board believes this structure would enable our shareholders to share their views on our directors' performance more frequently than the current structure provides, and would enhance shareholder accountability. This proposal is in response to and fundamentally consistent with the shareholder proposal that was recommended for approval by our Board and approved by a majority of our shareholders at our 2012 Regular Meeting of Shareholders.
Board Voting Recommendation
The Board approved the amendment to and restatement of our Amended and Restated By-laws as described above, and recommends that shareholders vote FOR the amendment and restatement.
Pursuant to Section 10 of Article IX of our Amended and Restated Articles of Incorporation, the affirmative vote of at least sixty-six and two-thirds percent (66-2/3%) of our outstanding shares entitled to vote is required to approve this amendment to and restatement of our Amended and Restated By-laws.

IT IS INTENDED THAT, UNLESS OTHERWISE INSTRUCTED, THE SHARES REPRESENTED BY PROXY WILL BE VOTED “FOR” THE PROPOSAL TO AMEND AND RESTATE ARTICLE III OF THE AMENDED AND RESTATED BY-LAWS.

OTHER BUSINESS

Management and the Board are not aware of any other item of business that will be addressed at the Meeting. If an item properly comes up for vote at the Meeting, or at any postponement or adjournment of the Meeting, that is not described in the Meeting Notice, including adjournment of the Meeting and any other matters incident to the conduct of the Meeting, the Proxy Agents will vote the shares subject to your proxy in their discretion. Discretionary authority for them to do so is contained in the proxy.

PROPOSALS FOR THE NEXT REGULAR MEETING OF SHAREHOLDERS

Any shareholder proposal intended to be presented for consideration at our 2014 Regular Meeting of Shareholders and to be included in our proxy statement for that meeting must be received by our Secretary no later than January 8, 2014, at our principal executive office, addressed as follows:

Mr. Keith J. Nelsen
Executive Vice President, General Counsel, Chief Risk Officer and Secretary
Best Buy Co., Inc.
7601 Penn Avenue South
Richfield, Minnesota 55423

In accordance with our By-laws, any shareholder proposal, including any director nominations, received and intended to be presented for consideration at our 2014 Regular Meeting of Shareholders, though not included in our proxy statement for that meeting, must be received by our Secretary at the address set forth above no more than 150 days and no less than 120 days before the anniversary of the prior year's regular meeting of shareholders. Accordingly, such proposals will be considered untimely if received before January 21, 2014, or after February 20, 2014. Any such shareholder proposal must also comply with the procedural requirements of our By-laws. The advance notice requirement in our Amended and Restated By-laws supersedes the notice period in Rule 14a-4(c)(1) of the federal proxy rules regarding discretionary proxy voting authority with respect to shareholder business.

By Order of the Board of Directors

Keith J. Nelsen
May 8, 2013	Secretary

Forward-Looking and Cautionary Statements:

This proxy material contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 as contained in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that reflect management's current views and estimates regarding future market conditions, company performance and financial results, business prospects, new strategies, the competitive environment and other events. You can identify these statements by the fact that they use words such as “anticipate,” “believe,” ”assume,” “estimate,” “expect,” “intend,” “project,” “guidance,” “plan,” “outlook,” and other words and terms of similar meaning. These statements involve a number of risks and uncertainties that could cause actual results to differ materially from the potential results discussed in the forward-looking statements. Among the factors that could cause actual results and outcomes to differ materially from those contained in such forward-looking statements are the following: general economic conditions, changes in consumer preferences, credit market constraints, acquisitions and development of new businesses, divestitures, product availability, sales volumes, pricing actions and promotional activities of competitors, profit margins, weather, natural or man-made disasters, changes in law or regulations, foreign currency fluctuation, availability of suitable real estate locations, the company's ability to react to a disaster recovery situation, the impact of labor markets and new product introductions on overall profitability, failure to achieve anticipated benefits of announced transactions, integration challenges relating to new ventures and unanticipated costs associated with previously announced or future restructuring activities. A further list and description of these risks, uncertainties and other matters can be found in the company's annual report and other reports filed from time to time with the Securities and Exchange Commission, including, but not limited to, Best Buy's Transition Report on Form 10-K filed with the SEC on March 27, 2013. Best Buy cautions that the foregoing list of important factors is not complete, and any forward-looking statements speak only as of the date they are made, Best Buy assumes no obligation to update any forward-looking statement that it may make.

APPENDIX A
AMENDED AND RESTATED BY - LAWS
 OF
BEST BUY CO., INC.

ARTICLE I
OFFICES

The corporation may have offices and places of business at such locations as the Board of Directors may from time to time designate, or as the business of the corporation may require.

ARTICLE II
SHAREHOLDERS' MEETINGS
Section 1
PLACE.
All meetings of the shareholders shall be held at such place as may be fixed by the Chief Executive Officer or the Board of Directors, except as may otherwise be required in this Article.

Section 2
REGULAR MEETINGS.
      A.            Frequency. The regular meetings, if any, of the shareholders shall be held at such times as shall be determined by the Board of Directors of this corporation; provided that, if the Board shall not have taken action with respect to the holding of a regular meeting, the Chief Executive Officer may convene a regular meeting.
B.            Shareholder Demand. If a regular meeting of shareholders has not been held during the immediately preceding fifteen (15) months, a shareholder or shareholders holding three percent (3%) or more of all voting shares may demand a regular meeting of shareholders in accordance with Chapter 302A, Minnesota Statutes, as amended from time to time (hereinafter “Chapter 302A”).
 C.            Notice. Written notice of a regular meeting stating the date, time and place of the meeting shall be mailed at least three (3) calendar days prior to the meeting and not more than sixty (60) calendar days before the date of the meeting to each shareholder entitled to vote thereat, to the last known address of such shareholder as the same appears upon the books of the corporation. Notice need not be given where the meeting is an adjourned meeting and the date, time and place of the meeting were announced at the time of adjournment.

Section 3
SPECIAL MEETINGS.
      A.            Call. Special meetings of the shareholders may be called for any purpose or purposes at any time, by:
(a) The Chairman of the Board;
(b) The Chief Executive Officer;
(c) The Chief Financial Officer;
(d) Two or more directors; or
(e) A shareholder or shareholders holding ten percent (10%) or more of the voting shares of the corporation, except that a special meeting for the purpose of considering any action to directly or indirectly facilitate or effect a business combination (as defined by Section 302A.011 of Chapter 302A), including any action to change or otherwise affect the composition of the Board of Directors for that purpose, must be called by twenty-five percent (25%) or more of the voting shares of the corporation in accordance with Chapter 302A.
B.            Shareholder Demand. Special meetings of the shareholders for any purpose or purposes shall be called by the Chairman of the Board, Chief Executive Officer or Chief Financial Officer within thirty (30) calendar days of receipt of a demand by a shareholder or shareholders holding the requisite percentage of voting shares of the corporation as may be required in accordance with Chapter 302A and Section 3.A above.
C.            Notice. Written notice of a special meeting of the shareholders stating the date, time, place, and purpose thereof shall be given at least three (3) calendar days prior to the meeting and not more than sixty (60) calendar days before the date of the meeting to each shareholder entitled to vote thereat to the last known address of such shareholder as the same appears upon the books of the corporation. Notice need not be given where the meeting is an adjourned meeting and the date, time and place of the meeting were announced at the time of adjournment.

Section 4
WAIVER OF NOTICE.
     Notice of the time, place and purpose of any meeting of shareholders, whether required by Chapter 302A, the corporation's

Articles of Incorporation or these By-laws may be waived by any shareholder. Such waiver may be given at, before or after the meeting, and may be given in writing, orally or by attendance. Attendance by a shareholder at a meeting shall constitute a waiver of notice of that meeting, except where the shareholder objects at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened, or objects before a vote on an item of business because the item may not lawfully be considered at the meeting and does not participate in consideration of the item at the meeting.

Section 5
ACTION WITHOUT A MEETING.
     Any action which may be taken at a meeting of the shareholders may be taken without a meeting, if authorized in a writing or writings signed by all shareholders who would be entitled to vote on that action. The written action is effective when it has been signed by all of those shareholders, unless a different effective time is provided in the written action.

Section 6
QUORUM.
The presence at any meeting, in person or by proxy, of the holders of a majority of the voting power of the shares entitled to vote at a meeting, shall constitute a quorum for the transaction of business. If, however, a quorum shall not be present in person or by proxy at any meeting of the shareholders, the Chairman of the Board or other chairperson of the meeting shall have the power to adjourn the meeting from time to time, without notice other than by announcement at the meeting of the date, time and location of the reconvening of the adjourned meeting, until the requisite amount of voting shares shall be represented. At any such adjourned meeting at which the required number of voting shares shall be represented, any business may be transacted which might have been transacted at the meeting as originally noticed. If a quorum is present when a duly called or held meeting is convened the shareholders present may continue to transact business until adjournment, even though the withdrawal of a number of shareholders originally present leaves less than the proportion or number otherwise required for a quorum.

Section 7
RECORD DATE.
The Board of Directors may fix a time not exceeding sixty (60) days preceding the date of any meeting of the shareholders as a record date for the determination of the shareholders entitled to notice of and to vote at such meeting, notwithstanding any transfer of any shares on the books of the corporation after any record date so fixed.

Section 8
VOTING.
     At all meetings of the shareholders, the holder of each share having the power to vote shall be entitled to vote in person or by proxy, duly appointed by an instrument in writing which conforms to the requirements of Chapter 302A. Each shareholder shall have one (1) vote for each share having voting power standing in his/her name on the books of the corporation. Shares owned by two or more shareholders may be voted by any one of them unless the corporation receives written notice, addressed to the Board of Directors at the address of the principal executive office, from any one of them denying the authority of that person to vote those shares. Upon the demand of any shareholder, the vote for directors or the vote upon any question before the meeting shall be by ballot. All elections shall be had and all questions decided by a majority vote of those present except as otherwise required by Chapter 302A or the corporation's Articles of Incorporation.

Section 9
ADVANCE NOTICE OF SHAREHOLDER PROPOSALS.
A. The business conducted at a meeting of shareholders is limited to only such business as is appropriate for consideration at the meeting and as shall have been brought before the meeting (i) by or at the direction of the Board of Directors or (ii) by a shareholder who complies with the procedures set forth in this Section 9.

B. For business, including director nominations, to be properly brought before a meeting of shareholders by a shareholder, the shareholder must have given timely notice in writing to the Secretary of the corporation. To be timely, the shareholder's notice must be submitted to the Secretary of the corporation no more than 150 days and no less than 120 days before the anniversary of the prior year's regular meeting of shareholders (or no more than the 10th day following announcement of any special meeting of shareholders); provided, for the 2013 regular meeting of shareholders, to be timely the shareholder's notice must be submitted to the Secretary of the corporation no earlier than February 15, 2013 and no later than March 15, 2013. Notice shall only be deemed to have been submitted on the date on which all of the following written information has been received by the Secretary of the corporation:
(a) a complete description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting;
(b) the name and address of the shareholder proposing such business;

(c) appropriate evidence that the person submitting the proposal is a shareholder of the corporation;
(d) a description of all securities of the corporation, or other securities or contracts with a value derived in whole or in part from the value of any securities of the corporation, held or beneficially owned by the shareholder or to which the shareholder is a party;
(e) any material interest of the shareholder in such business;
(f) a representation that the shareholder is a holder of record or beneficial owner of shares of the corporation entitled to vote at the meeting, intends to continue to hold or beneficially own such shares through the date of the meeting, and intends to appear in person or by proxy at the meeting to propose such business;
(g) such other information as would be required to be included in a proxy statement or other filings required to be filed with the Securities and Exchange Commission if, with respect to any such item of business, such shareholder were in a solicitation subject to the Regulation 14A under the Securities Exchange Act of 1934, as amended; and
(h) a representation that the shareholder will update and supplement the notice to the Secretary of the corporation in writing so that the notice is true and correct, in all material respects, as of the record date for the meeting.

ARTICLE III
BOARD OF DIRECTORS
Section 1
ELECTION OF DIRECTORS.
     The business and affairs of this corporation shall be managed by or under the direction of its Board of Directors which shall be comprised of one or more members, and the number of directors may be increased or decreased from time to time, but no less often than annually, by the affirmative vote of a majority of directors serving at the time the action is taken; provided, however, that no decrease in the number of directors shall result in the removal of a director except a director named by the Board of Directors to fill a vacancy. Each director shall be elected to serve for a term of one (1) year ~~two (2) years~~ and until his/her successor shall have been duly elected and qualified. ~~The directors shall be divided into two classes, designated Class 1 and Class 2. Each class shall consist, as nearly as possible, of one-half of the total number of directors constituting the entire Board of Directors. Class 1 directors shall be elected in even numbered years and Class 2 directors shall be elected in odd numbered years. Except as to the year in which elected,~~ The powers, privileges, duties and responsibilities of each ~~Class 1 and Class 2~~ director shall be alike in every respect.

Section 2
CHAIRMAN OF THE BOARD.
The Board may elect or appoint from its members a Chairman of the Board, who will not be deemed an officer of the corporation as a result of such title. The Chairman of the Board shall preside at all meetings of shareholders and directors. In the event the Chairman is unable to attend or preside over a meeting, the Board may appoint a Chair pro tempore from among the other directors to preside in his or her absence.

Section 3
 SHAREHOLDER MANAGEMENT.
     Any action that the Articles of Incorporation or By-laws of this corporation or Chapter 302A require or permit the Board of Directors to take or the shareholders to take after action or approval of the Board, may be taken by the holders of the voting shares of the corporation by unanimous affirmative vote.

Section 4
MEETINGS.
      A.            Time and Place. Meetings of the Board of Directors shall be held at such time and place as determined by the Board.
B.            Notice. Meetings of the Board of Directors may be called at any time by a director by giving five (5) days notice to all directors of the date, time and place of the meeting. The notice need not state the purpose of the meeting. Notice of an adjourned meeting need not be given other than by announcement at the meeting at which adjournment is taken.
C.            Waiver of Notice. A director may waive notice of a meeting of the Board of Directors. A waiver of notice by a director entitled to notice is effective whether given before, at, or after the meeting, and whether given in writing, orally, or by attendance. Attendance by a director at a meeting is a waiver of notice of that meeting, except where the director objects at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened and does not participate thereafter in the meeting.
D.            Electronic Communications. The Board of Directors may meet by means of electronic communication in accordance with Chapter 302A.

E.             Quorum. At all meetings of the Board of Directors, a majority of the directors shall be necessary and sufficient to constitute a quorum for the transaction of business.
F.             Advance Written Consent.  A director may give advance written consent or opposition to a proposal to be acted on at a meeting of the Board of Directors.   If the director is not present at the meeting, consent or opposition to a proposal does not constitute presence for purposes of determining the existence of a quorum, but consent or opposition shall be counted as the vote of a director present at the meeting in favor of or against the proposal and shall be entered in the minutes or other record of action at the meeting, if the proposal acted on at the meeting is substantially the same or has substantially the same effect as the proposal to which the director has consented or objected.

Section 5
VACANCIES.
          A.            Death, Resignation, Removal or Disqualification. Vacancies on the Board of Directors resulting from the death, resignation, removal, or disqualification of a director may be filled by the affirmative vote of a majority of the remaining directors, even though less than a quorum.
B.            Newly Created Directorships. Vacancies on the Board of Directors resulting from newly created directorships may be filled by the affirmative vote of a majority of the directors serving at the time of the increase.
C.            Duration of Term. A director elected under this section to fill a vacancy holds office until a qualified successor is elected by the shareholders at the next meeting of the shareholders.

Section 6
COMMITTEES.
     The Board of Directors, by resolution approved by the affirmative vote of a majority of the Board, may establish committees having the authority of the Board in the management of the business of the corporation to the extent provided in the resolution. A committee member need not be a director.

Section 7
AUTHORIZATION WITHOUT MEETING.
     Any action required or permitted to be taken at a meeting of the Board of Directors may be taken without a meeting if authorized by a writing or writings signed by a majority of the directors. The written action is effective when signed by the required number of directors, unless a different effective time is provided in the written action.

ARTICLE IV
OFFICERS
Section 1
ELECTION, TERM; NUMBER.
     The officers of the corporation shall be elected or appointed by the Board of Directors; provided, however, that the Board may delegate to one or more of its committees its authority to elect or appoint officers other than the Chief Executive Officer. Officers of the corporation shall consist of officers having responsibilities with respect to the corporation and all of its subsidiaries, as well as officers having responsibility only with respect to one or more designated operating units or functions within the corporation. The officers of the corporation shall consist of a Chief Executive Officer; a Chief Financial Officer; a Treasurer; a Secretary and such other officer or officers as are elected or appointed by the Board. A person may hold more than one office. The officers shall perform such duties and have such responsibilities as provided for in these By-laws or as otherwise determined by the Board. The terms of office with respect to each officer shall be prescribed by the Board at the time of election of the officers, and absent the specifications of a term, the term shall be determined to be at the pleasure of the Board.

Section 2
CHIEF EXECUTIVE OFFICER.
     The Chief Executive Officer shall be responsible for the strategic management and planning of the business of the corporation, in addition to the duties and powers prescribed by the Board of Directors or by Chapter 302A.

Section 3
PRESIDENT AND CHIEF OPERATING OFFICER.
The President and Chief Operating Officer, if any, shall perform the duties and exercise the powers of the Chief Executive Officer in his/her absence or upon his/her incapacity and shall have responsibility for managing the day-to-day operations of the business of the corporation, in addition to such duties and powers prescribed by the Board of Directors.

Section 4
OPERATING UNIT OR FUNCTION PRESIDENTS.
Presidents of the corporation's operating units or functions, if any, as designated by the Board of Directors, shall have responsibility for managing the day-to-day operations of the business of their respective operating units or functional areas of responsibility and shall perform such other duties as the Board may from time to time prescribe or as may be delegated by the Chief Executive Officer or the President and Chief Operating Officer.

Section 5
CHIEF FINANCIAL OFFICER.
     The Chief Financial Officer of the corporation shall be responsible for the strategic management and planning of the corporation's finances, in addition to the duties and powers prescribed by the Board of Directors or by Chapter 302A.

Section 6
TREASURER.
     The Treasurer of the corporation shall have responsibility for managing the day-to-day finances of the corporation, in addition to such other duties and powers prescribed by the Board of Directors.

Section 7
SECRETARY.
     The Secretary and, in his/her absence, the Assistant Secretary, if any, shall attend all meetings of the Board of Directors, committees thereof, if any, and all meetings of the shareholders and record all votes and minutes of all proceedings in a book kept for that purpose. The Secretary and, in his/her absence, the Assistant Secretary, shall give or cause to be given notice of all meetings of the shareholders and of the Board and of committees, if any, and shall perform such other duties as may be prescribed by the Board or delegated to such officer by the Chief Executive Officer, the President and Chief Operating Officer or the Chief Financial Officer. The Secretary and, in his/her absence, the Assistant Secretary, shall affix the seal of the corporation, to the extent the corporation shall have one, to any instrument requiring the same.

Section 8
VICE PRESIDENTS.
The Vice Presidents, if any, in the order designated by the Board of Directors, shall perform the duties as the Board may from time to time prescribe or as may be delegated by the Chief Executive Officer or the President and Chief Operating Officer.

Section 9
VACANCIES.
     If any office becomes vacant by reason of death, resignation, retirement, disqualification, removal or other cause, the directors then in office, although less than a quorum, or any committee of the Board of Directors to which authority to appoint such former officer had been delegated, may by a majority vote, choose a successor or successors who shall hold office for the unexpired term in respect of which such vacancy occurred.

Section 10
DELEGATION.
     Unless prohibited by a resolution approved by the affirmative vote of the Board of Directors, an officer of the corporation may delegate some or all of the duties and powers of an office to other persons, provided that such delegation is in writing.

ARTICLE V
SHARES
Section 1
TYPE OF CERTIFICATE.
     Certificates of shares, if any, of the corporation shall be in such form as approved by the Board of Directors. Each certificate shall be signed by the Chief Executive Officer or the Chief Financial Officer. Such signature and the corporate seal, if any, may be facsimiles, engraved or printed, if authorized by the Board.

Section 2
TRANSFER OF SHARES.
     Transfer of certificated shares shall be made on the records of the corporation only by the shareholder named in the certificate or certificates or by the duly authorized attorney in fact, and upon surrender of the certificate or certificates therefore properly endorsed. The transfer of uncertificated shares, if any, shall be made by the means determined by the Board of Directors.

Section 3
LOST CERTIFICATES.
     Any shareholder claiming a certificate of certificated shares to be lost, stolen or destroyed shall make an affidavit or affirmation of that fact in such form as the Board of Directors may require, and shall, if the Board so requires, give the corporation a bond of indemnity in form and with one (1) or more sureties satisfactory to the Board in an amount at least double the value of the stock represented by said certificate, whereupon a new certificate may be issued for the same number of shares as the one alleged to have been lost, stolen or destroyed.

Section 4
UNCERTIFICATED SHARES.
     Some or all of any or all classes and series of the shares of stock of this corporation, upon a resolution approved by the Board of Directors may be uncertificated shares. Within twenty (20) calendar days after the issuance or transfer of uncertificated shares, the Chief Executive Officer shall send to the shareholder such notice as required by Chapter 302A.

ARTICLE VI
MISCELLANEOUS
Section 1
CORPORATE SEAL.
     The corporation may use a corporate seal, but the failure to use such seal shall not affect the validity of any documents executed on behalf of the corporation. The seal need only include the word “seal”, but it may also include, at the discretion of the Board of Directors, such additional wording as is permitted by Chapter 302A.

Section 2
FISCAL YEAR.
     The fiscal year of this corporation shall be as determined by resolution of the Board of Directors.

Section 3
COMPUTATION OF TIME.
     Whenever notice is required to be given pursuant to these By-laws, the day upon which notice is personally served, deposited in the mail, given by telegram, telex, telecopied or otherwise delivered, shall not be counted for the purpose of computing the time period of the notice. All notice periods shall be computed in calendar days.

Section 4
AMENDMENTS TO BY-LAWS.
     These By-laws may be amended or altered by the Board of Directors at any meeting. Such authority of the Board of Directors is subject to the power of the shareholders to change or repeal such By-laws.

Before You Vote

How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:

NOTICE AND PROXY STATEMENT TRANSITION REPORT ON FORM 10-K

How to View Online:

Have the information that is printed in the box marked by the arrow → XXXX XXXX XXXX (located on the following page) and visit: *www.proxyvote.com.*

How to Request and Receive a PAPER or E-MAIL Copy:

If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:

1) *BY INTERNET*: www.proxyvote.com
2) *BY TELEPHONE*: 1-800-579-1639
3) *BY E-MAIL**: sendmaterial@proxyvote.com

* If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow → XXXX XXXX XXXX (located on the following page) in the subject line.

Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before June 13, 2013 to facilitate timely delivery.

How To Vote

Please Choose One of the Following Voting Methods

Vote In Person: Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares.

Vote By Internet:

Before The Meeting: Go to *www.proxyvote.com.* Have the information that is printed in the box marked by the arrow → XXXX XXXX XXXX (located on the following page) available and follow the instructions.

During The Meeting: Go to *www.virtualshareholdermeeting.com/bby.* Have the information that is printed in the box marked by the arrow → XXXX XXXX XXXX (located on the following page) available and follow the instructions.

Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.

M59748-P32371

Voting Items

This Proxy, when properly executed and returned to Best Buy, will be voted in the manner directed herein by the undersigned shareholder(s). If no direction is made, this proxy will be voted FOR Proposals 1, 2, 3, and 4, if properly presented at the Meeting. In their discretion, the proxy agents may vote upon such other business as may properly come before the Meeting, including adjournment of the Meeting and any other matters incident to the conduct of the Meeting.

1. Election of four Class 2 Directors

   Nominees:

   1a) Bradbury H. Anderson

   1b) Sanjay Khosla

   1c) Allen U. Lenzmeier

   1d) Hatim A. Tyabji

   Ratification of two Class 1 Directors

   1e) Russell P. Fradin

   1f) Hubert Joly

5. In their discretion, the proxy agents may vote upon such other business as may properly come before the Meeting.

M59749-P32371

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/bby**

You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M59740-P32371 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

BEST BUY CO., INC.

This Proxy, when properly executed and returned to Best Buy, will be voted in the manner directed herein by the undersigned shareholder(s). If no direction is made, this proxy will be voted FOR Proposals 1, 2, 3, and 4, if properly presented at the Meeting. In their discretion, the proxy agents may vote upon such other business as may properly come before the Meeting, including adjournment of the Meeting and any other matters incident to the conduct of the Meeting.

1. Election of four Class 2 Directors

Nominees:	**For**	**Against**	**Abstain**
1a) Bradbury H. Anderson	☐	☐	☐
1b) Sanjay Khosla	☐	☐	☐
1c) Allen U. Lenzmeier	☐	☐	☐
1d) Hatim A. Tyabji	☐	☐	☐
Ratification of two Class 1 Directors			
1e) Russell P. Fradin	☐	☐	☐
1f) Hubert Joly	☐	☐	☐

For comments, check the box to the right, and note on the reverse side. ☐

5. In their discretion, the proxy agents may vote upon such other business as may properly come before the Meeting.

	Yes	**No**
HOUSEHOLDING ELECTION - Please indicate if you consent to receive certain future investor communications in a single package per household.	☐	☐

If you vote by mail, please date and sign exactly as your name appears and return this card promptly in the accompanying postage-paid envelope. If shares are held by joint tenants or as community property, both shareholders must sign.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

BEST BUY CO., INC.

REGULAR MEETING OF SHAREHOLDERS

Dear Best Buy Shareholder:

Your vote is important! We encourage you to vote promptly and to take advantage of Internet or telephone voting, both of which are available 24 hours a day, seven days a week. Please note voting deadlines on the reverse side of this proxy card.

Vote by Internet:	Go to www.proxyvote.com and follow the prompts.
Vote by Telephone:	Call 1-800-690-6903 if you are in the U.S. or Canada, and follow the prompts.

(If you vote by Internet or by telephone, please do not mail your proxy card.)

Receive Investor Communications Electronically:

Help us make a difference by eliminating paper mailings to your home or business. We will provide all future proxy materials and annual reports to you electronically, unless you indicate otherwise. You can, of course, change your preference and choose to receive paper copies of these materials at any time.

YOUR VOTE IS IMPORTANT. THANK YOU FOR VOTING.

Important Notice Regarding the Availability of Proxy Materials for the Regular Meeting of Shareholders to be held on June 20, 2013: Our Notice and Proxy Statement and the Proxy Supplement and our Transition Report on Form 10-K for the transition period from March 4, 2012 to February 2, 2013 are available at *www.proxyvote.com*.

FOLD AND DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

M59741-P32371

PROXY — BEST BUY CO., INC. — PROXY

7601 Penn Avenue South, Richfield, Minnesota 55423

This Proxy is Solicited on Behalf of the Board of Directors for use at the Regular Meeting of Shareholders to be held on June 20, 2013

The undersigned appoint(s) Hatim A. Tyabji and/or Keith J. Nelsen, each with the power of substitution, as his or her proxies ("Proxy Agents") to vote as directed on the reverse side of this proxy card, all the shares of common stock of Best Buy Co., Inc. held of record by the undersigned as of April 22, 2013, at the Regular Meeting of Shareholders (the "Meeting") to be held on Thursday, June 20, 2013, at 9:30 a.m., Central Time, at the Best Buy Corporate Campus - Theater, 7601 Penn Avenue South, Richfield, Minnesota 55423, or any postponement or adjournment of the Meeting. The undersigned acknowledges receipt of the Notice of 2013 Regular Meeting of Shareholders and the related Proxy Statement.

IF NO OTHER INDICATION IS MADE ON THE REVERSE SIDE OF THIS PROXY CARD, THE PROXY AGENTS WILL VOTE FOR PROPOSALS 1, 2, 3, AND 4, AND IN THEIR DISCRETION, UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING, INCLUDING ADJOURNMENT OF THE MEETING AND ANY OTHER MATTERS INCIDENT TO THE CONDUCT OF THE MEETING.

Comments: ______________________________

____

(If you noted comments above, please mark corresponding box on the reverse side.)